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               FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                            FIRST UNION NATIONAL BANK

                                 Master Servicer

                                       and

                            FIRST UNION NATIONAL BANK

                                Special Servicer

                                       and

                       WELLS FARGO BANK MINNESOTA, N.A.
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2001

                        ------------------------------

                                 $1,308,278,729

                Commercial Mortgage Pass-Through Certificates

                                 Series 2001-C1

==============================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01   Defined Terms...............................................


                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
              AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans................................
SECTION 2.02   Acceptance of the Trust Fund by Trustee.....................
SECTION 2.03   Mortgage Loan Seller's Repurchase or Substitution of
                 Mortgage Loans for Document Defects and Breaches of
                 Representations and Warranties............................
SECTION 2.04   Representations and Warranties of Depositor.................
SECTION 2.05   Conveyance of Mortgage Loans; Acceptance of REMIC I by
                 Trustee...................................................
SECTION 2.06   Execution, Authentication and Delivery of Class R-I
                 Certificates..............................................
SECTION 2.07   Conveyance of REMIC I Regular Interests; Acceptance of
                 REMIC II by Trustee.......................................
SECTION 2.08   Execution, Authentication and Delivery of REMIC II
                 Certificates and  Issuance of Class A-2F Regular
                 Interest..................................................
SECTION 2.09   Conveyance of Class A-2F Regular Interest; Execution,
                 Authentication and Delivery of Class A-2F Certificates....


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans........................
SECTION 3.02   Collection of Mortgage Loan Payments........................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
                 Servicing Accounts; Reserve Accounts......................
SECTION 3.04   Certificate Account, Interest Reserve Account,
                 Additional Interest Account, Distribution Account and
                 Floating Rate Account.....................................
SECTION 3.05   Permitted Withdrawals From the Certificate Account,
                 Interest Reserve Account, the Additional Interest
                 Account and the Distribution Account......................
SECTION 3.06   Investment of Funds in the Servicing Accounts, the
                 Reserve Accounts, the Certificate Account, the Distribution Account, the Additional Interest Account
                 and the REO Account.......................................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions
                 and Fidelity Coverage.....................................
SECTION 3.08   Enforcement of Alienation Clauses...........................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans; Required
                 Appraisals................................................
SECTION 3.10   Trustee and Custodian to Cooperate; Release of Mortgage
                 Files.....................................................
SECTION 3.11   Servicing Compensation......................................
SECTION 3.12   Property Inspections; Collection of Financial
                 Statements; Delivery of Certain Reports...................
SECTION 3.13   Annual Statement as to Compliance...........................
SECTION 3.14   Reports by Independent Public Accountants...................
SECTION 3.15   Access to Certain Information...............................
SECTION 3.16   Title to REO Property; REO Account..........................
SECTION 3.17   Management of REO Property..................................
SECTION 3.18   Sale of Mortgage Loans and REO Properties...................
SECTION 3.19   Additional Obligations of Master Servicer and Special
                 Servicer..................................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents.............
SECTION 3.21   Transfer of Servicing Between Master Servicer and
                 Special Servicer; Record Keeping..........................
SECTION 3.22   Sub-Servicing Agreements....................................
SECTION 3.23   Representations and Warranties of Master Servicer and
                 Special Servicer..........................................
SECTION 3.24   Sub-Servicing Agreement Representation and Warranty.........
SECTION 3.25   Designation of Controlling Class Representative.............
SECTION 3.26   Swap Documents..............................................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01   Distributions...............................................
SECTION 4.02   Statements to Certificateholders; CMSA Loan Periodic
                 Update File...............................................
SECTION 4.03   P&I Advances................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
                 Expenses; Allocation of Certificate Deferred Interest;
                 Allocation of Appraisal Reduction Amounts.................
SECTION 4.05   Calculations................................................
SECTION 4.06   Use of Agents...............................................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates............................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates.......
SECTION 5.03   Book-Entry Certificates.....................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates...........
SECTION 5.05   Persons Deemed Owners.......................................


                                   ARTICLE VI

               THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
              SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01   Liability of Depositor, Master Servicer and Special
                 Servicer..................................................
SECTION 6.02   Merger, Consolidation or Conversion of Depositor or
                 Master Servicer or Special Servicer.......................
SECTION 6.03   Limitation on Liability of Depositor, Master Servicer
                 and Special Servicer......................................
SECTION 6.04   Resignation of Master Servicer and the Special Servicer.....
SECTION 6.05   Rights of Depositor and Trustee in Respect of Master
                 Servicer and the Special Servicer.........................
SECTION 6.06   Depositor, Master Servicer and Special Servicer to
                 Cooperate with Trustee....................................
SECTION 6.07   Depositor, Special Servicer and Trustee to Cooperate
                 with Master Servicer......................................
SECTION 6.08   Depositor, Master Servicer and Trustee to Cooperate with
                 Special Servicer..........................................
SECTION 6.09   Designation of Special Servicer by the Controlling Class....
SECTION 6.10   Master Servicer or Special Servicer as Owner of a
                 Certificate...............................................
SECTION 6.11   The Controlling Class Representative........................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default...........................................
SECTION 7.02   Trustee to Act; Appointment of Successor....................
SECTION 7.03   Notification to Certificateholders..........................
SECTION 7.04   Waiver of Events of Default.................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default........


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee...........................................
SECTION 8.02   Certain Matters Affecting Trustee...........................
SECTION 8.03   Trustee Not Liable for Validity or Sufficiency of
                 Certificates or Mortgage Loans............................
SECTION 8.04   Trustee May Own Certificates................................
SECTION 8.05   Fees and Expenses of Trustee; Indemnification of Trustee....
SECTION 8.06   Eligibility Requirements for Trustee........................
SECTION 8.07   Resignation and Removal of Trustee..........................
SECTION 8.08   Successor Trustee...........................................
SECTION 8.09   Merger or Consolidation of Trustee..........................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee...............
SECTION 8.11   Appointment of Custodians...................................
SECTION 8.12   Appointment of Authenticating Agents........................
SECTION 8.13   Appointment of Paying Agent.................................
SECTION 8.14   Appointment of REMIC Administrators.........................
SECTION 8.15   Access to Certain Information...............................
SECTION 8.16   Representations, Warranties and Covenants of Trustee........
SECTION 8.17   Reports to the Securities and Exchange Commission;
                 Available Information.....................................
SECTION 8.18   Maintenance of Mortgage File................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
                 Mortgage Loans............................................
SECTION 9.02   Additional Termination Requirements.........................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01  REMIC Administration........................................
SECTION 10.02  Grantor Trust Administration................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendment...................................................
SECTION 11.02  Recordation of Agreement; Counterparts......................
SECTION 11.03  Limitation on Rights of Certificateholders..................
SECTION 11.04  Governing Law...............................................
SECTION 11.05  Notices.....................................................
SECTION 11.06  Severability of Provisions..................................
SECTION 11.07  Grant of a Security Interest................................
SECTION 11.08  Streit Act..................................................
SECTION 11.09  Successors and Assigns; Beneficiaries.......................
SECTION 11.10  Article and Section Headings................................
SECTION 11.11  Notices to Rating Agencies..................................
SECTION 11.12  Complete Agreement..........................................

                                    EXHIBITS
                                    --------


Exhibit Description                               Exhibit No.              Section Reference
-------------------                               -----------              -----------------
Form of Class A-1 Certificate                          A-1                 Section 1.01 Definition of "Class
                                                                           A-1 Certificate"

Form of Class A-2 Certificate                         A-2.1                Section 1.01 Definition of "Class
                                                                           A-2 Certificate"

Form of Class A-2F Certificate                        A-2.2                Section 1.01 Definition of "Class
                                                                           A-2F Certificate"

Form of Class IO-I Certificate                        A-3.1                Section 1.01 Definition of "Class
                                                                           IO-I Certificate"

Form of Class IO-II Certificate                       A-3.2                Section 1.01 Definition of "Class
                                                                           IO-II Certificate"

Form of Class IO-III Certificate                      A-3.3                Section 1.01 Definition of "Class
                                                                           IO-III Certificate"

Form of Class B Certificate                            A-4                 Section 1.01 Definition of "Class B
                                                                           Certificate"

Form of Class C Certificate                            A-5                 Section 1.01 Definition of "Class C
                                                                           Certificate"

Form of Class D Certificate                            A-6                 Section 1.01 Definition of "Class D
                                                                           Certificate"

Form of Class E Certificate                            A-7                 Section 1.01 Definition of "Class E
                                                                           Certificate"

Form of Class F Certificate                            A-8                 Section 1.01 Definition of "Class F
                                                                           Certificate"

Form of Class G Certificate                            A-9                 Section 1.01 Definition of "Class G
                                                                           Certificate"

Form of Class H Certificate                           A-10                 Section 1.01 Definition of "Class H
                                                                           Certificate"

Form of Class J Certificate                           A-11                 Section 1.01 Definition of "Class J
                                                                           Certificate"

Form of Class K Certificate                           A-12                 Section 1.01 Definition of "Class K
                                                                           Certificate"

Form of Class L Certificate                           A-13                 Section 1.01 Definition of "Class L
                                                                           Certificate"

Form of Class M Certificate                           A-14                 Section 1.01 Definition of "Class M
                                                                           Certificate"

Form of Class N Certificate                           A-15                 Section 1.01 Definition of "Class N
                                                                           Certificate"

Form of Class O Certificate                           A-16                 Section 1.01 Definition of "Class O
                                                                           Certificate"

Form of Class P Certificate                           A-17                 Section 1.01 Definition of "Class P
                                                                           Certificate"

Form  of Class Q Certificate                          A-18                 Section 1.01 Definition of
                                                                           "Class Q Certificate"

Form of Class R-I Certificate                         A-19                 Section 1.01 Definition of "Class
                                                                           R-I Certificate"

Form of Class R-II Certificate                        A-20                 Section 1.01 Definition of "Class
                                                                           R-II Certificate"

Mortgage Loan Schedule                                  B                  Section 1.01 Definition of "Mortgage
                                                                           Loan Schedule"

Schedule of Exceptions to Mortgage File                C-1                 Section 2.02(a)
Delivery

Form of Custodial Certification                        C-2                 Section 2.02(a)

Form of Master Servicer Request for Release            D-1                 Section 1.01 Definition of "Request
                                                                           for Release"; Section 2.03(b);
                                                                           Section3.10(a); and
                                                                           Section 3.10(b)

Form of Special Servicer Request for Release           D-2                 Section 1.01 Definition of "Request
                                                                           for Release" Section 3.10(b)

Calculation of NOI/Debt Service Coverage                E                  Section 1.01 Definition of "Net
Ratios                                                                     Operating Income"

[RESERVED]                                              F

Form of Certificate from Holder (Transferor)           G-1                 Section 5.02(b)
of a Certificate to the Certificate Registrar

Form of Certificate from Proposed Transferee           G-2                 Section 5.02(b)
of a Certificate to Certificate Registrar

Form of Certificate from Proposed Transferee           G-3                 Section 5.02(b)
of a Certificate to Certificate Registrar for
non-QIBs

Form of Certificate by Prospective Transferee           H                  Section 5.02(c)

Form of Transfer Affidavit and Agreement               I-1                 Section 5.02(d)(i)(2)
regarding Class R-I  Certificates

Form of Transferor Certificate regarding               I-2                 Section 5.02(d)(i)(4)
Class R-II Certificates

Form of Notice and Acknowledgment                      J-1                 Section 6.09

Form of Acknowledgment of Proposed Special             J-2                 Section 6.09
Servicer

[RESERVED]                                              K

[RESERVED]                                              L

Form of CMSA Property File                              M                  Section 3.12(c)

Form of Comparative Financial Status Report             N                  Section 3.12(b) and 3.12(c)

Form of REO Status Report                               O                  Section 3.12(b) and 3.12(c)

Form of Watch List                                      P                  Section 3.12(b) and 3.12(c)

Form of Delinquent Loan Status Report                   Q                  Section 3.12(b) and 3.12(c)

Form of Historical Loan Modification Report             R                  Section 3.12(b) and 3.12(c)

Form of Historical Liquidation Report                   S                  Section 3.12(b) and 3.12(c)

Form of NOI Adjustment Worksheet                        T                  Section 3.12(b) and 3.12(c)

Form of Operating Statement Analysis                    U                  Section 3.12(b) and 3.12(c)

Form of Interim Delinquent Loan Status Report           V                  Section 3.12(c)

Form of CMSA Periodic Update File                       W                  Section 4.02(b)

Form of Certificateholder Confirmation                 X-1                 Section 3.15
Certificate

Form of Prospective Purchaser Certificate              X-2                 Section 3.15

Form of CMSA Bond File                                  Y                  Section 3.15

Form of CMSA Collateral Summary File                    Z                  Section 3.15

Form of Updated Collection Report                      AA                  Section 3.15

Form of CMSA Financial File                            BB                  Section 3.12(b)

Form of CMSA Loan Setup File                           CC                  Section 3.12(c)

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of March 1, 2001, among FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, FIRST UNION NATIONAL BANK, as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                            PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitute Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the REMIC II Regular Interests will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), the Corresponding Components of the Class IO Certificates and the Original Class Principal Balance for each Class of the REMIC II Certificates (the "Corresponding Certificates").


Corresponding     Original Class     Corresponding   Corresponding Components of
Certificates (1)  Principal Balance  REMIC I Regular  Class IO Certificates (1)
                                     Interests (1)

Class A-1       $167,224,000.00        LA-1-1                    1A-1
                                       LA-1-2                    2A-1

Class A-2       $793,233,000.00        LA-2-1A                  1A-2A
                                      LA-2-1BI                  1A-2BI
                                      LA-2-1BII                1A-2BII
                                       LA-2-2                    2A-2

Class A-2F       $60,000,000.00       LA-2F-1A                  1A-2FA
                                      LA-2F-1BI                1A-2FBI
                                     LA-2F-1BII                1A-2FBII
                                       LA-2F-2                  2A-2F

Class B          $52,331,000.00         LB-1I                    1BI
                                       LB-1II                    1BII
                                        LB-2                      2B

Class C          $26,166,000.00         LC-1I                    1CI
                                       LC-1II                    1CII
                                        LC-2                      2C

Class D          $26,165,000.00         LD-1I                    1DI
                                       LD-1II                    1DII
                                        LD-2                      2D

Class E          $16,354,000.00         LE-1                      1E
                                        LE-2                      2E

Class F          $13,082,000.00         LF-1                      1F
                                        LF-2                      2F

Class G          $26,166,000.00         LG-1                      1G
                                        LG-2                      2G

Class H          $16,354,000.00         LH-1                      1H
                                        LH-2                      2H

Class J          $19,624,000.00         LJ-1                      1J
                                        LJ-2                      2J

Class K          $16,353,000.00         LK-1                      1K
                                        LK-2                      2K

Class L          $13,083,000.00         LL-1                      1L
                                        LL-2                      2L

Class M           $6,541,000.00         LM-1                      1M
                                        LM-2                      2M

Class N           $9,812,000.00         LN-1                      1N
                                        LN-2                      2N

Class O          $13,083,000.00         LO-1                      1O
                                        LO-2                      2O

Class P           $6,542,000.00         LP-1                      1P
                                        LP-2                      2P

Class Q          $26,165,728.00         LQ-1                      1Q
                                        LQ-2                      2Q
------------------------

1      With respect to the Class A-2F, the Class A-2F Regular Interest.


            (1) The REMIC I Regular Interest and the Group 1 Components or Group 2 Components, as applicable, that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interest" and (ii) "Corresponding Group 1 Components" or "Corresponding Group 2 Components", as applicable, respectively, with respect to each other.

            The portion of the Trust Fund consisting of: (i) the Additional Interest and the Additional Interest Account, (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest,
(iii) the Class A-2F Regular Interest and the Swap Documents and all payments under the Class A-2F Regular Interest and the Swap Documents, (iv) the Floating Rate Account and all amounts held from time to time in the Floating Rate Account and (v) proceeds of all the foregoing shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I or REMIC II.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


            SECTION 1.01      Defined Terms.
                              -------------

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Interests (other than the Class IO Certificates), one month's interest at the Pass-Through Rate applicable to such Class of REMIC II Regular Interests for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class IO-I, Class IO-II and Class IO-III Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of REMIC II Regular Interests for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to each Component of the Class IO-I, Class IO-II and Class IO-III Certificates for any Distribution Date, one month's interest at the Class IO-I Strip Rate, Class IO-II Strip Rate or Class IO-III Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

            "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Additional Interest Account". The Additional Interest Account shall not be an asset of REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Trustee on Advances (to the extent not offset by Penalty Interest and late payment charges) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii), (xiii) and (xviii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

            "Additional Yield Amount": With respect to any Distribution Date and the REMIC II Regular Interests (other than the Class IO Certificates and any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(b) on such Distribution Date, provided that a Yield Maintenance Charge was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Yield Maintenance Charge multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the REMIC II Regular Interests then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(b), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event":  As defined in Section 10.01(i).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement":   This  Pooling  and  Servicing   Agreement  and  all
amendments hereof and supplements hereto.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

            "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.18(e), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

            "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan document) held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

            "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report":  As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating   Agent":  Any   authenticating   agent  appointed
pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and
(v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xiv) and (xviii) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Banc of America Securities": Banc of America Securities LLC or its successor in interest.

            "Bank of America": Bank of America, N.A. or its successor in interest.

            "Bank of America Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Bank of America Mortgage Loan Purchase Agreement.

            "Bank of America Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 1, 2001, between the Depositor and Bank of America relating to the transfer of the Bank of America Mortgage Loans to the Depositor.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Except with respect to the computation of LIBOR, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina) are located, are authorized or obligated by law or executive order to remain closed. With respect to the computation of LIBOR, any day other than a day on which banking institutions in London, England are authorized or obligated by law to remain closed.

            "Business Hour": Any 60-minute interval between 9:00 a.m. and 5:00 p.m., in the related time zone, on any Business Day.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1".

            "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

            "Certificate Factor": With respect to any Class of Sequential Pay Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class of Sequential Pay Certificates, and the denominator of which is the Original Class Principal Balance of such Class of Sequential Pay Certificates.

            "Certificate Notional Amount": With respect to any Class IO-I, Class IO-II or Class IO-III Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of such Class IO-I, Class IO-II or Class IO-III Certificates, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates": The Class A-1, Class A-2 and Class A-2F Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2.1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2F Available Funds": In respect of each Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the Swap Counterparty under the Swap Documents) on or in respect of the Class A-2F Regular Interest received by the Trustee after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Documents, but excluding the following: (a) all amounts of Yield Maintenance Charges (to the extent the Swap Counterparty is entitled to such amounts pursuant to Section 4.01(d)(ii)), and (b) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Documents.

            "Class A-2F Certificate": Any one of the Certificates with a "Class A-2F" designation on the face thereof, substantially in the form of Exhibit A-2.2 attached hereto, and evidencing an interest in the Grantor Trust as described in Section 4.01(c).

            "Class A-2F Interest Distribution Amount": In respect of any Distribution Date, the sum of (i) the aggregate amount of interest received by the Trustee from the Swap Counterparty pursuant to the terms of the Swap Documents and (ii) amounts in respect of interest received on the Class A-2F Regular Interest not required to be paid to the Swap Counterparty. With respect to any Distribution Date, if the Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs, the Class A-2F Interest Distribution Amount for such Distribution Date will equal the applicable Fixed Interest Distribution.

            "Class A-2F Principal Distribution Amount": In respect of any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2F Regular Interest on such Payment Date.

            "Class A-2F Regular Interest": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Principal Balance equal to the Certificate Principal Balance of the Class A-2F Certificates, and which has a Pass-Through Rate equal to the per annum rate of 6.13600% in respect of each Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO Certificates": The Class IO-I, Class IO-II and Class IO-III Certificates.

            "Class IO-I Certificate": Any one of the Certificates with a "Class IO-I" designation on the face thereof, substantially in the form of Exhibit A-3.1 attached hereto, and evidencing the Group 1-I Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO-I Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Group 1-I Components.

            "Class IO-I Strip Rate": With respect to any Class of Group 1-I Components (other than Components 1A-2BI, 1A-2FBI, 1BI, 1CI and 1DI for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (or in the case of Component 1A-2FBI, the Class A-2F Regular Interest) and in the case of Components 1A-2BI, 1A-2FBI, 1BI, 1CI and 1DI (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, 0% per annum, and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates, or in the case of Component 1A-2FBI, the Class A-2F Regular Interest (provided that in no event shall any Class IO-I Strip Rate be less than zero).

            "Class IO-II Certificate": Any one of the Certificates with a "Class IO-II" designation on the face thereof, substantially in the form of Exhibit A-3.2 attached hereto, and evidencing the Group 1-II Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO-II Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Group 1-II Components.

            "Class IO-II Strip Rate": With respect to the Group 1-II Components for any Distribution Date, the product of a rate per annum equal to (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates, or in the case of Component 1A-2FBII, the Class A-2F Regular Interest (provided that in no event shall any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, 0% per annum.

            "Class IO-II Termination Date": The Distribution Date in March 2009.

            "Class IO-III Certificate": Any one of the Certificates with a "Class IO-III" designation on the face thereof, substantially in the form of Exhibit A-3.3 attached hereto, and evidencing the Group 2 Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class IO-III Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Group 2 Components.

            "Class IO-III Strip Rates": With respect to any Class of Group 2 Components for such Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, or in the case of Component 2A-2F, the Class A-2F Regular Interest (provided that in no event shall any Class IO-III Strip Rate be less than zero).

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Notional Amount": The Class IO-I Notional Amount, the Class IO-II Notional Amount or the Class IO-III Notional Amount.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Sequential Pay Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Closing Date": March 30, 2001.

            "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association, the "CSSA") or any successor organization.

            "CMSA Bond File": The monthly report in the "CMSA Bond File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit Y, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit Z, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit BB, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit W, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, Master Servicer and the Special Servicer.

            "CMSA Loan Setup File": The monthly report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit CC, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, Master Servicer and the Special Servicer.

            "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit M, or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

            "Component": Each of Component 1A-1, Component 2A-1, Component 1A-2A, Component 1A-2BI, Component 1A-2BII, Component 2A-2, Component 1A-2FA, Component 1A-2FBI, Component 1A-2FBII, Component 2A-2F, Component 1BI, Component 1BII, Component 2B, Component 1CI, Component 1CII, Component 2C, Component 1DI, Component 1DII, Component 2D, Component 1E, Component 2E, Component 1F, Component 2F, Component 1G, Component 2G, Component 1H, Component 2H, Component 1J, Component 2J, Component 1K, Component 2K, Component 1L, Component 2L, Component 1M, Component 2M, Component 1N, Component 2N, Component 1O, Component 2O, Component 1P, Component 2P, Component 1Q and Component 2Q.

            "Component 1A-1": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

            "Component 1A-2A": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1A as of any date of determination.

            "Component 1A-2BI": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1BI as of any date of determination.

            "Component 1A-2BII": One of five components of the Class IO-II Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1BII as of any date of determination.

            "Component 1A-2FA": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2F-1A.

            "Component 1A-2FBI": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2F-1BI.

            "Component 1A-2FBII": One of five components of the Class IO-II Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2F-1BII.

            "Component 1BI": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LB-1I as of any date of determination.

            "Component 1BII": One of five components of the Class IO-II Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LB-1II as of any date of determination.

            "Component 1CI": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LC-1I as of any date of determination.

            "Component 1CII": One of five components of the Class IO-II Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LC-1II as of any date of determination.

            "Component 1DI": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LD-1I as of any date of determination.

            "Component 1DII": One of five components of the Class IO-II Certificates having a Component Notional Amount equal to two times the then current REMIC I Principal Balance of REMIC I Regular Interest LD-1II as of any date of determination.

            "Component 1E": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-1 as of any date of determination.

            "Component 1F": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-1 as of any date of determination.

            "Component 1G": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-1 as of any date of determination.

            "Component 1H": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-1 as of any date of determination.

            "Component 1J": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-1 as of any date of determination.

            "Component 1K": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK-1 as of any date of determination.

            "Component 1L": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-1 as of any date of determination.

            "Component 1M": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM-1 as of any date of determination.

            "Component 1N": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN-1 as of any date of determination.

            "Component 1O": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO-1 as of any date of determination.

            "Component 1P": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP-1 as of any date of determination.

            "Component 1Q": One of twenty components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ-1 as of any date of determination.

            "Component 2A-1": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

            "Component 2A-2": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

            "Component 2A-2F": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2F-2 as of any date of determination.

            "Component 2B": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB-2 as of any date of determination.

            "Component 2C": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest :LC-2 as of any date of determination.

            "Component 2D": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-2 as of any date of determination.

            "Component 2E": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-2 as of any date of determination.

            "Component 2F": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-2 as of any date of determination.

            "Component 2G": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

            "Component 2H": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-2 as of any date of determination.

            "Component 2J": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-2 as of any date of determination.

            "Component 2K": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK-2 as of any date of determination.

            "Component 2L": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-2 as of any date of determination.

            "Component 2M": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM-2 as of any date of determination.

            "Component 2N": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN-2 as of any date of determination.

            "Component 2O": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO-2 as of any date of determination.

            "Component 2P": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP-2 as of any date of determination.

            "Component 2Q": One of eighteen components of the Class IO-III Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ-2 as of any date of determination.

            "Component Notional Amount": With respect to each Component (other than Component 1A-2BI, Component 1A-2BII, Component 1A-2FBI, Component 1A-2FBII, Component 1BI, Component 1BII, Component 1CI, Component 1CII, Component 1DI and Component 1DII), as of any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest. With respect to each of Component 1A-2BI, Component 1A-2BII, Component 1A-2FBI, Component 1A-2FBII, Component 1BI, Component 1BII, Component 1CI, Component 1CII, Component 1DI and Component 1DII, as of any date of determination, an amount equal to two times the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is (i) greater than 25% of the Original Class Principal Balance thereof and (ii) equal to or greater than 1.0% of the sum of the Original Class Principal Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

            "Controlling Class Representative":  As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Series 2001-C1, and (ii) for all other purposes, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Series 2001-C1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

            "Corresponding Certificates": As defined in the Preliminary Statement with respect to any Corresponding Group 1 Component or Corresponding Group 2 Component or any Corresponding REMIC I Regular Interests.

            "Corresponding Components": Each of the Corresponding Group 1 Components and Corresponding Group 2 Components.

            "Corresponding Group 1 Components": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding REMIC I Regular Interest.

            "Corresponding Group 2 Components": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Group 1 Component or Corresponding Group 2 Component.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": With respect to any Mortgage Loan, the Due Date for such Mortgage Loan in March, 2001.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than three months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination multiplied by the number of months represented in such financial statement.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property and the status of resolution.

            "Depositor": First Union Commercial Mortgage Securities, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately succeeding.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than the Class A-2F Certificates and any Excluded Class thereof) or the Class A-2F Regular Interest, an amount equal to the discount rate stated in the Mortgage Loan documents related to such Mortgage Loan or REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided, that if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of REMIC II Regular Interests for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class IO Certificates)(to not less than zero) by (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of REMIC II Regular Interests for such Distribution Date, and (ii) with respect to each such Class (other than the Class IO Certificates), such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c).

            "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1".

            "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately succeeding, commencing on April 17, 2001; provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date in the month in which such Distribution Date occurs.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's, provided that the short-term obligations of which are rated at least "P-1" and
(B) "AA-" by Fitch (if then rated by Fitch) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "P-1" by Moody's and "F-1+" by Fitch (if then rated by Fitch) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and
(b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either
(i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": Securities Exchange Act of 1934, as amended.

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "First Union": First Union National Bank or its successor in interest.

            "First Union Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 1, 2001, between the Depositor and First Union and relating to the transfer of the First Union Mortgage Loans to the Depositor.

            "First Union Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the First Union Mortgage Loan Purchase Agreement.

            "First Union Securities": First Union Securities, Inc. or its successor in interest.

            "Fitch": Fitch, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Fixed Interest Distribution": With respect to the Class A-2F Regular Interest and any Distribution Date, the payments of interest required to be made on such Distribution Date by the Trustee to the Swap Counterparty pursuant to the Swap Documents at a fixed interest rate equal to the Pass-Through Rate of the Class A-2F Regular Interest on the Floating Rate Certificate Notional Amount.

            "Floating Rate Account": The Eligible Account established and maintained by the Trustee (or the Paying Agent on behalf of the Trustee) pursuant to Section 3.04(f) with respect to the Class A-2F Certificates, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Floating Rate Account, Class A-2F"; provided, that the Floating Rate Account may be a subaccount of the Distribution Account. The Floating Rate Account shall be an asset of the Grantor Trust.

            "Floating Rate Certificate Notional Amount": A notional amount equal to the Certificate Principal Balance of the Class A-2F Regular Interest.

            "FNMA": Federal National Mortgage Association or any successor.

            "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

            "Grantor Trust Assets": The segregated pool of assets consisting of the following: (i) any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates, (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest,
(iii) the Class A-2F Regular Interest and the Swap Documents and all payments under the Class A-2F Regular Interest and the Swap Documents, (iv) all funds and assets from time to time on deposit in the Floating Rate Account and (v) proceeds of all of the foregoing.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Component": Each of Component 1A-1, Component 1A-2A, Component 1A-2BI, Component 1A-2BII, Component 1A-2FA, Component 1A-2FBI, Component 1A-2FBII, Component 1BI, Component 1BII, Component 1CI, Component 1CII, Component 1DI, Component 1DII, Component 1E, Component 1F, Component 1G, Component 1H, Component 1J, Component 1K, Component 1L, Component 1M, Component 1N, Component 1O, Component 1P and Component 1Q.

            "Group 1-I Component": Each Group 1 Component other than Component 1A-2BII, Component 1A-2FBII, Component 1BII, Component 1CII and Component 1DII. Such Components are collectively evidenced by the Class IO-I Certificates.

            "Group 1-II Component": Each of Component 1A-2BII, Component 1A-2FBII, Component 1BII, Component 1CII and Component 1DII. Such Components are collectively evidenced by the Class IO-II Certificates.

            "Group 2 Component": Each of Component 2A-1, Component 2A-2, Component 2A-2F, Component 2B, Component 2C, Component 2D, Component 2E, Component 2F, Component 2G, Component 2H, Component 2J, Component 2K, Component 2L, Component 2M, Component 2N, Component 2O, Component 2P and Component 2Q. Such Components are collectively evidenced by the Class IO-III Certificates.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Historical Liquidation Report": A report substantially containing the information described in Exhibit S attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "Historical Loan Modification Report": A report substantially containing the information described in Exhibit R attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Holder": A Certificateholder.

            "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

            "Impound Reserve":  As defined in Section 3.16(c) hereof.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee and the Master Servicer), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.08(c).

            "Interest Accrual Period": With respect to each Class of REMIC II Regular Interests, each Interest Accrual Period is deemed to consist of 30 days, and with respect to the Class A-2F Certificates, each Interest Accrual Period is deemed to consist of the actual number of days in the related calendar month.

            "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1".

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

            "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Interest Reset Date": The first day of each Interest Accrual Period for the Class A-2F Certificates and, with respect to the first Interest Accrual Period, the Closing Date.

            "Interested Person": The Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Interim Delinquent Loan Status Report": A report substantially containing the content described in Exhibit V attached hereto, setting forth those Mortgage Loans which, as of the last day of the calendar month immediately preceding the preparation of such report, were delinquent.

            "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.ctslink.com/cmbs" and "www.firstunion.com", respectively, or such other address as provided to the parties hereto from time to time.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period , and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "LIBOR": With respect to the Class A-2F Certificates and each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Business Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Business Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder pursuant to Section 9.01.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

            "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates and the Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Master Servicer": First Union National Bank, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": With respect to each Mortgage Loan, and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule.

            "Monthly Advance Interest Report": A report with respect to each Distribution Date setting forth the amount of interest paid on Advances from the Certificate Account with respect to each Mortgage Loan (on a loan-by-loan basis) for the related Collection Period.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

            "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

            (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 or in blank;

            (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified as to the recording by the applicable recording office;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, or in blank; provided, however, that Bank of America, in its capacity as Mortgage Loan Seller under the Bank of America Mortgage Loan Purchase Agreement, shall record such assignments;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, or in blank;

            (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

            (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company) to issue such title insurance policy; and

            (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
     Date) and, if there is an effective UCC Financing Statement and continuation statements in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, as appropriate, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, or in blank; provided, however, that Bank of America, in its capacity as Mortgage Loan Seller under the Bank of America Mortgage Loan Purchase Agreement, shall file such UCC-2 and UCC-3;

            (ix) an original or copy of any Ground Lease, guaranty or Ground Lessor estoppel;

            (x) any intercreditor agreement relating to permitted debt of the Mortgagor;

            (xi) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) and (ix) (solely with respect to any guaranty) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

            (i) the Mortgage Loan number;

            (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

            (iii) the Cut-off Date Balance;

            (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

            (v) the original Mortgage Rate;

            (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

            (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

            (viii) the original and remaining amortization term;

            (ix) whether the Mortgage Loan is secured by a Ground Lease;

            (x) the Master Servicing Fee Rate;

            (xi) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

            (xii) the related Mortgage Loan Seller;

            (xiii) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

            (xiv) whether such Mortgage Loan is a Defeasance Loan;

            (xv) whether the Mortgage Loan is secured by a letter of credit;

            (xvi) whether such Mortgage Loan is an Interest Reserve Loan;

            (xvii) whether payments on such Mortgage Loan are made to a lock-box; and

            (xviii) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan.

            "Mortgage Loan Seller": Bank of America, in its capacity as a Mortgage Loan Seller, or First Union, in its capacity as a Mortgage Loan Seller.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months, and (B) preceding the Due Date in March will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January; provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of voluntary Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

            "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

            "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

            "Net Swap Payment":  As defined in Section 3.26(e).

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Special Servicer, with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan substantially containing the content described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement and in accordance with the most recent CMSA standards, as such standards may change from time to time.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee; as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard and based on an Appraisal dated within 12 months of the date of determination, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class IO, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R-I or Class R-II Certificate.

            "Non-United States Person": Any Person other than a United States Person.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

            "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgaged Property, a report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan substantially containing the content described in Exhibit U attached hereto and conforming to the most recent CMSA standard, as such standards may change from time to time.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with REMIC provisions or (d) the resignation of the Master Servicer, Special Servicer or Depositor pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor; as applicable.

            "Original Class Principal Balance": With respect to any Class of REMIC II Regular Interests (other than the Class IO Certificates) and the Class A-2F Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Class IO-I Notional Amount":  $392,483,618.

            "Original Class IO-II Notional Amount":  $216,976,777.

            "Original Class IO-III Notional Amount":  $915,795,110.

            "Original Notional Amount": The original Class IO-I Notional Amount, the original Class IO-II Notional Amount and the original Class IO-III Notional Amount.

            "OTS":  The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate":  With respect to:

            (i) the Class A-1 Certificates for any Distribution Date, 5.71100% per annum;

            (ii) the Class A-2 Certificates for any Distribution Date, 6.13600% per annum;

            (iii) the Class A-2F Regular Interest for any Distribution Date, 6.13600% per annum;

            (iv) the Class A-2F Certificates for any Distribution Date, LIBOR plus 0.43% per annum;

            (v) the Class B Certificates for any Distribution Date, 6.31500% per annum;

            (vi) the Class C Certificates for any Distribution Date, 6.40300% per annum;

            (vii) the Class D Certificates for any Distribution Date, 6.48400% per annum;

            (viii) the Class E Certificates for any Distribution Date, 6.62400% per annum;

            (ix) the Class F Certificates for any Distribution Date, 6.83800% per annum;

            (x) the Class G Certificates for any Distribution Date, 6.93600% per annum;

            (xi) the Class H Certificates for any Distribution Date, 7.03900% per annum;

            (xii) the Class J Certificates for any Distribution Date, 6.00000% per annum;

            (xiii) the Class K Certificates for any Distribution Date, 6.00000% per annum;

            (xiv) the Class L Certificates for any Distribution Date, 6.00000% per annum;

            (xv) the Class M Certificates for any Distribution Date, 6.00000% per annum;

            (xvi) the Class N Certificates for any Distribution Date, 6.00000% per annum;

            (xvii) the Class O Certificates for any Distribution Date, 6.00000% per annum;

            (xviii) the Class P Certificates for any Distribution Date, 6.00000%
                    per annum

            (xix) the Class Q Certificates for any Distribution Date, 6.00000% per annum

            (xx) the Class IO-I Certificates for the initial Distribution Date, 0.93638% per annum, and for any subsequent Distribution Date, the weighted average of the Class IO-I Strip Rates for the respective Group 1-I Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date);

            (xxi) the Class IO-II Certificates for the initial Distribution Date, 2.00184% per annum, and for any subsequent Distribution Date, the weighted average of the Class IO-II Strip Rates for the respective Group 1-II Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

            (xxii) the Class IO-III Certificates for the initial Distribution Date, 2.04306% per annum, and for any subsequent Distribution Date, the weighted average of the Class IO-III Strip Rates for the respective Group 2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Penalty Interest": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificates or Class A-2F Certificates, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Permitted  Investments":   Any  one  or  more  of  the  following
obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of Moody's and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of Moody's and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of Moody's and Fitch (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies). In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

            (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan or a Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan":  As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following: (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the related Collection Period; (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;
(c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period; (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

            "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, either Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit X-1 or Exhibit X-2, as applicable.

            "Proposed Successor": As defined in Section 6.04.

            "Prospectus": The prospectus dated March 12, 2001, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated March 22, 2001 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

            "PTE 95-60": As defined in Section 5.02(c).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan; provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Bidder":   As defined in Section 7.01(c).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by Fitch (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, (or, with respect to the required Fitch rating, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include Moody's)) but in no event lower than "A2" by Moody's and "A" by Fitch (or if not rated by Fitch then at least "A" by two other nationally recognized statistical rating organizations (which may include Moody's)) or, in the case of clauses (i) and
(ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the original Loan-to-Value Ratio of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in March 2033, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of Moody's and Fitch.

            "Rating Agency Trigger Event": The reduction of the Swap Counterparty's long-term or short-term ratings below "Aa3" or "P-1", respectively, by Moody's or "AA-" or "F-1", respectively, by Fitch.

            "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) to the extent not included in (a) above, any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificate": Any Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E or Class F Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time in the Collection Account, the Interest Reserve Account, any REO Account and, to the extent related to REMIC I, the Distribution Account; (iii) any REO Property acquired in respect of such a Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement with respect to such Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount set forth below. As of any Determination Date after the Closing Date, the percentage set forth below for each REMIC I Regular Interest of the Class Principal Balance of each Class of Corresponding Certificates. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).


Corresponding    Corresponding REMIC          Initial REMIC I      REMIC I Principal
Certificates     I Regular Interest         Principal Balance          Percentage
Class A-1                LA-1-1              $50,167,200.00               30%
                         LA-1-2             $117,056,800.00               70%
Class A-2                LA-2-1A             $65,441,722.50              8.25%
                        LA-2-1BI             $86,264,088.75             10.875%
                        LA-2-IBII            $86,264,088.75             10.875%
                         LA-2-2             $555,263,100.00               70%
Class A-2F              LA-2F-1A              $4,950,000.00              8.25%
                        LA-2F-1BI             $6,525,000.00             10.875%
                       LA-2F-1BII             $6,525,000.00             10.875%
                         LA-2F-2             $42,000,000.00               70%
Class B                   LB-1I               $7,849,650.00               15%
                         LB-1II               $7,849,650.00               15%
                          LB-2               $36,631,700.00               70%
Class C                   LC-1I               $3,924,900.00               15%
                         LC-1II               $3,924,900.00               15%
                          LC-2               $18,316,200.00               70%
Class D                   LD-1I               $3,924,750.00               15%
                         LD-1II               $3,924,750.00               15%
                          LD-2               $18,315,500.00               70%
Class E                   LE-1                $4,906,200.00              0.30%
                          LE-2               $11,447,800.00              0.70%
Class F                   LF-1                $3,924,600.00              0.30%
                          LF-2                $9,157,400.00              0.70%
Class G                   LG-1                $7,849,800.00              0.30%
                          LG-2               $18,316,200.00              0.70%
Class H                   LH-1                $4,906,200.00              0.30%
                          LH-2               $11,447,800.00              0.70%
Class J                   LJ-1                $5,887,200.00              0.30%
                          LJ-2               $13,736,800.00              0.70%
Class K                   LK-1                $4,905,900.00              0.30%
                          LK-2               $11,447,100.00              0.70%
Class L                   LL-1                $3,924,900.00              0.30%
                          LL-2                $9,158,100.00              0.70%
Class M                   LM-1                $1,962,300.00              0.30%
                          LM-2                $4,578,700.00              0.70%
Class N                   LN-1                $2,943,600.00              0.30%
                          LN-2                $6,868,400.00              0.70%
Class O                   LO-1                $3,924,900.00              0.30%
                          LO-2                $9,158,100.00              0.70%
Class P                   LP-1                $1,962,600.00              0.30%
                          LP-2                $4,579,400.00              0.70%
Class Q                   LQ-1                $7,849,718.40              0.30%
                          LQ-2               $18,316,009.60              0.70%

            "REMIC I Principal Percentage": With respect to any REMIC I Regular Interest, the percentage of the Certificate Principal Balance of the Class of Corresponding Certificates set forth in the definition of "REMIC I Principal Balance."

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to REMIC I Regular Interests LA-1-1, LA-1-2, LA-2-1A, LA-2-2, LA-2F-1A, LA-2F-2, LB-2, LC-2, LD-2, LE-1,
LE-2, LF-1, LF-2, LG-1, LG-2, LH-1, LH-2, LJ-1, LJ-2, LK-1, LK-2, LL-1, LL-2,
LM-1, LM-2, LN-1, LN-2, LO-1, LO-2, LP-1, LP-2, LQ-1 and LQ-2, the Weighted Average Net Mortgage Rate. With respect to REMIC I Regular Interests LA-2-1BI, LA-2F-1BI, LB-1I, LC-1I, LD-1I, (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, 0% per annum, and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, two times the Weighted Average Net Mortgage Rate. With respect to REMIC I Regular Interests LA-2-1BII, LA-2F-1BII, LB-1II, LC-1II and LD-1II, (i) for any Distribution Date occurring on or before the Class IO-II Termination Date, the Weighted Average Net Mortgage Rate and (ii) for any Distribution Date occurring after the Class IO-II Termination Date, 0% per annum.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.05, with respect to which a separate REMIC election is to be made.

            "REMIC II Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class R-II Certificate.

            "REMIC II Regular Interest": The Class A-2F Regular Interest and any Class of REMIC II Certificates other than a Class R-II Certificate.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, as Special Servicer, in trust for registered holders of First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1".

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, or the Trustee for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report substantially in the form of and containing the information described in Exhibit O attached hereto, or in such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer and setting forth with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property,
(ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

            "REO Tax": As defined in Section 3.17(a).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Date": With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses
(i) through (vi) of the definition of Required Appraisal Mortgage Loan occurs.

            "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment),
(iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date; provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

            (a) with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

            (b) with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

            "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves, inter alia, for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial Trustee any officer or assistant officer in the Corporate Trust Services Group of the initial Trustee and (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Interest": Any Class A-1, Class A-2 or Class IO Certificate and the Class A-2F Regular Interest.

            "Sequential Pay Certificates": Any Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the Special Servicer or the Trustee in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02(d) and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to
Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(h) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms hereof.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan, as of the end of the immediately preceding Collection Period and
(b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid":  As defined in Section 7.01(c).

            "Servicing Standard": With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis and the best interests of the Certificateholders and the Trust, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of REMIC II Regular Interests evidencing a $1,000 denomination.

            "Special Servicer": First Union National Bank, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have failed to make any Periodic Payment, and such failure has continued unremedied for 60 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and the related Mortgagor continues to make Periodic Payments of principal and interest in an amount at least equal to the Periodic Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

            (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make Periodic Payments of principal and interest in an amount at least equal to the Periodic Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

            (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgement, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Special Serviced Mortgage Loan (and no Special Servicer Fees shall be payable); or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, further, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (ii) with respect to the circumstances described in clauses (b),
     (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

            (i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

            (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (iv) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R-I or Class R-II Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Successful Bidder":  As defined in Section 7.01(c).

            "Swap Contract": The ISDA Master Agreement and Schedule to the Master Agreement, dated as of March 22, 2001, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee of the Trust Fund.

            "Swap Documents": The Swap Contract and the related Confirmation for U.S. Dollar Interest Rate Swap Transaction dated as of March 30, 2001.

            "Swap Counterparty": Bank of America, N.A., a national banking association, acting in such capacity or its successor in interest.

            "Swap Default": Any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Documents or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (q) of the Schedule to the related ISDA Master Agreement.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II, and (ii) the Grantor Trust Assets.

            "Trustee": Wells Fargo Bank Minnesota, N.A., its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan, and each REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan, or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Trustee Fee Rate": 0.0022% per annum.

            "Trustee Liability": As defined in Section 8.05(b).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the related REMIC I Remittance Rate for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Accrued Interest in respect of such REMIC I Regular Interest from the prior Distribution Dates that was not previously deemed paid. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest shall accrue on a 30/360 Basis and, with respect to any REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Underwriter": Each of Banc of America Securities, First Union Securities or Salomon Smith Barney Inc. or, in each case, its successor in interest.

            "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

            "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Liquidation Report, Interim Delinquent Loan Status Report, REO Status Report and Updated Collection Report.

            "Updated Collection Report": A report substantially containing the content described in Exhibit AA attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

            "USAP":  The  Uniform  Single  Attestation  Program  for  Mortgage
Bankers.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Sequential Pay Certificates. 96% of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. Four percent in the aggregate of the Voting Rights shall be allocated to the Class IO Certificates (allocated, pro rata, among the Class IO-I, Class IO-II and Class IO-III Certificates based upon their Notional Amounts). The Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

            "Watch List": As of each Determination Date a report, substantially in the form of Exhibit P attached hereto (or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for below, is reasonably acceptable to the Master Servicer), identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, other than Mortgage Loans whose operations results for the first year of operations represent less than seven months of operating history, (ii) that has a Stated Maturity Date occurring in the next ninety days,
(iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advance exists and has been outstanding for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (vii) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default, has gone dark or will expire within the next three months (without being replaced by one or more tenants or leases),
(viii) that is late in making its Periodic Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
 .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.


                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
                AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01      Conveyance of Mortgage Loans.
                              ----------------------------

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) with respect to the Class A-2F Certificates, the Swap Documents and the Class A-2F Regular Interest, (iii) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of each of the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b)   In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan) at the expense of the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the First Union Mortgage Loan Purchase Agreement, the Bank of America Mortgage Loan Purchase Agreement and this Section 2.01(b).

            Under the applicable Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller will be required to take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Mortgage Loan Seller which secure any Mortgage Loan.

            (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File", the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related First Union Mortgage Loan Purchase Agreement or Bank of America Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

            (d) With respect to the First Union Mortgage Loans, the Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each First Union Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to the First Union Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall within 30 days of its knowledge thereof direct First Union as a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. On a monthly basis, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

            With respect to the Bank of America Mortgage Loans, Bank of America as a Mortgage Loan Seller is obligated pursuant to the terms of the Bank of America Mortgage Loan Purchase Agreement to promptly (and in any event within 90 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to Bank of America) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to Bank of America in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and Rents and any other recordable documents (to the extent that Bank of America has actual knowledge that such documents are to be recorded) relating to the Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to Bank of America and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to Bank of America or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to Bank of America or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, Bank of America shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Bank of America shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter Bank of America shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. On a monthly basis, Bank of America shall forward to the Master Servicer a copy, and to the Trustee the original, of the aforementioned recorded assignments and UCC-2s and UCC-3s following Bank of America's receipt thereof, to the extent not previously provided.

            (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer. Within 30 days following the Closing Date, the Master Servicer shall provide to the Trustee, with a copy to the Controlling Class Representative, a certification executed by a duly authorized officer of the Master Servicer, certifying to the Trustee and the Certificateholders as to the original letters of credit held by or on behalf of the Master Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate.

            (f)   In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02      Acceptance of the Trust Fund by Trustee.
                              ---------------------------------------

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession and such Mortgage Note has been reviewed by it and (A) appears regular on its face, (B) appears to have been executed and (C) purports to relate to the related Mortgage Loan. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller, or the Majority Subordinate Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller and the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (ix) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause
(viii) of the definition of Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor), or in the case of jurisdictions that require only a local UCC Financing Statement filing, that the related Mortgage File should include one local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor).

            (b) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.
                           ----------------------------------------------------

            (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.2(a)) to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the Majority Subordinate Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Subordinate Certificateholder), that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee (with a copy to the Controlling Class Representative) setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided; further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the Mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligations. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties (with a copy to the Controlling Class Representative) a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. Upon repurchase or substitution of a Mortgage Loan, the Depositor shall amend the Mortgage Loan Schedule. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d) This Agreement, the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach under this Agreement with respect to the Mortgage Loans purchased by the Depositor thereunder.

            (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the First Union Mortgage Loan Purchase Agreement and the Bank of America Mortgage Loan Purchase Agreement.

            SECTION 2.04     Representations and Warranties of Depositor.
                             -------------------------------------------

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

            (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

            (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05 Conveyance of Mortgage Loans; Acceptance of REMIC I by Trustee.
                            ---------------------------------------------------

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests.

            SECTION 2.06 Execution, Authentication and Delivery of Class R-I Certificates.
                            ---------------------------------------------------

            The Trustee pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

            SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.
                            ---------------------------------------------------

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates and the Trustee as holder of the Class A-2F Regular Interest for the benefit of Holders of the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates and the Trustee as holder of the Class A-2F Regular Interest for the benefit of Holders of the Class A-2F Certificates.

            SECTION 2.08 Execution, Authentication and Delivery of REMIC II Certificates and Issuance of Class A-2F Regular Interest.
                            --------------------------------------------------

            Concurrently with the assignment to it of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the Trustee, as Certificate Registrar, has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations and has authorized issuance to the Depositor of the Class A-2F Regular Interest evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates and the Class A-2F Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates or Class A-2F Regular Interest, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates and Class A-2F Regular Interest in such distributions, shall be as set forth in this Agreement.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2F Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the Class A-2F Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2F Certificates.


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01      Administration of the Mortgage Loans.
                              ------------------------------------

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders in accordance with any and all applicable laws, the term of this Agreement, the terms of the respective Mortgage Loans, and, to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided, that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

            SECTION 3.02    Collection of Mortgage Loan Payments.
                            ------------------------------------

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Consistent with the foregoing and subject to
Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

            (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

            (c) Within 60 days after the Closing Date, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.

            (d) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.
                             --------------------------------------------

            (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer or the Trustee for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II or the Grantor Trust.

            (b) The Master Servicer (or the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan, or if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) The Master Servicer shall, as to all Mortgage Loans make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including environmental policies) in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, that the Master Servicer shall not make any Servicing Advance if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

            If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made from its own funds) from the date made to but not including the date of reimbursement such interest to be payable: (i) out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loans and, if the Servicing Advance relates to REO Properties during the same Collection Period in which such Servicing Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period); and (ii) to the extent that such late payment charges and Penalty Interest are insufficient, but only after the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans, and REO Properties on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

            (e) The determination by the Master Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee, the Controlling Class Representative and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal conducted within 12 months of such determination (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to
Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            (f) The Master Servicer shall, as to all Mortgage Loans establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage Loan documents. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            (g) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established request from the Mortgagor written confirmation of the establishment of such plan. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation that such actions and remediations have been accomplished within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(g), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 Certificate Account, Interest Reserve Account, Additional Interest Account, Distribution Account and Floating Rate Account.
                            -------------------------------------------------

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, including Additional Interest and Penalty Interest;

            (iii) all Prepayment Premiums and Yield Maintenance Charges;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to
     Section 9.01) received in respect of any Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

            (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

            (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls; and

            (x) any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and for which the Master Servicer, Special Servicer or the Trustee, as applicable, has been previously reimbursed out of the Certificate Account.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer. The Master Servicer shall promptly provide notice to the Controlling Class Representative of any change in the location of the Certificate Account.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before 12:00 noon (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);and

            (ii) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

            (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Q Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

            Following the distribution of Additional Interest to Class Q Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

            (e) Funds in the Certificate Account and the Interest Reserve Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            (f) On or before the Closing Date, the Trustee shall establish and maintain the Floating Rate Account for the benefit of the Class A-2F Certificateholders. The Floating Rate Account shall (i) at all times be an Eligible Account, (ii) be entitled: "Wells Fargo Bank Minnesota, as Trustee, in trust for Holders of the First Union - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Floating Rate Account, Class A-2F" and (iii) relate solely to the Class A-2F Certificates, and the Trustee shall have the exclusive right to withdraw funds therefrom. The Trustee shall be deemed to transfer from the Distribution Account on each P&I Advance Date an amount equal to those amounts payable under the related Class A-2F Regular Interest pursuant to Section 4.01(b) for the related Distribution Date and Section 4.01(c) hereof and shall deposit into the Floating Rate Account all amounts received under the Swap Documents in respect of such Distribution Date. Amounts in the Floating Rate Account shall be held uninvested. The Trustee shall make withdrawals from the Floating Rate Account in the following order of priority and only for the following purposes:

            (i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to make distributions to the Holders of the Class A-2F Certificates pursuant to Section 4.01(c);

            (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Documents on or before 5:00 p.m. (New York time) on each P&I Advance Date; and

            (iv) to clear and terminate the Floating Rate Account pursuant to
     Section 9.1.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account, Interest Reserve Account, the Additional Interest Account and the Distribution Account.
                            ---------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances made with its own funds, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

            (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause
     (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided that no Principal Recovery Fee shall be payable out of (i) Insurance Proceeds and (ii) any Liquidation Proceeds received in connection with a condemnation or the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to
     Section 3.18(b), by the Master Servicer or Special Servicer pursuant to
     Section 3.18(c), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01);

            (vi) to reimburse the Trustee or itself, in that order, for any unreimbursed Servicing Advances (in each case, made with its own funds), the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Trustee or itself, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan, or any REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (viii) at such time as it reimburses the Trustee or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan and REO Loan, during the same Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account;

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.12(a) to the extent not otherwise offset pursuant to the terms of this Agreement;

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses to the extent not offset by Prepayment Interest Shortfalls; and (C) Penalty Interest and late payment charges (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) above or inspection expenses pursuant to Section 3.12(a));

            (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

            (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xiv) to pay itself, the Special Servicer, First Union, Bank of America, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

            (xvi) to remit to the Trustee for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

            (xvii) to remit to the Paying Agent for deposit into the Distribution Account the amounts required to be deposited pursuant to
     Section 3.04(b);

            (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

            (xix) to withdraw any amounts deposited in error;

            (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

            (xxi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii)-(xviii) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors) or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractors) or the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

            (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

            (i) to make deemed distributions to itself as holder of the REMIC I Regular Interests and to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to make distributions to the Grantor Trust in respect of the Class A-2F Regular Interest, with a credit for the amount of the Net Swap Payment deemed to be distributed by the Trustee to the Swap Counterparty pursuant to Sections 3.04(f) and 4.01(c);

            (iii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

            (iv) to pay the Trustee the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (v) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 9.02(a)(i) and 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (vi) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

            (vii) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (viii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

            (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Master Servicer shall on each P&I Advance Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.

            (d) The Paying Agent shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(c).

            SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Distribution Account, the Additional Interest Account and the REO Account.
                           -----------------------------------------------------

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Additional Interest Account shall remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either
(i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trustee for purposes of
Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Interest Reserve Account and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, provided, that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.
                             ---------------------------------------------

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard with a view towards requiring business interruption or rental interruption coverage for 12 months; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; and (iv) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

            SECTION 3.08     Enforcement of Alienation Clauses.
                             ---------------------------------

            (a) With respect to all Mortgage Loans other than Specially Serviced Mortgage Loans, the Master Servicer or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master Servicer (with the written consent of the Special Servicer if the then Stated Principal Balance of the related Mortgage Loan exceeds $2,500,000 (which consent, if required hereunder, shall be deemed given if not denied within the later of (a) 15 Business Days after the Master Servicer provides to the Special Servicer its recommendation for such action and all information reasonably requested by the Special Servicer for the analysis of such request and (b) 12 Business Days after the Special Servicer notifies the Controlling Class Representative of such proposed action, pursuant to and if required under Section 6.11, which notice, if required, shall be given by the Special Servicer no later than three Business Days after the commencement of the 15 Business Day period described in the preceding clause (a))) or the Special Servicer, as applicable, has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Master Servicer (with the written consent of the Special Servicer if the then Stated Principal Balance of the related Mortgage Loan exceeds $2,500,000 (which consent, if required hereunder, shall be deemed given if not denied within the later of (a) 15 Business Days after the Master Servicer provides to the Special Servicer its recommendation for such action and all information reasonably requested by the Special Servicer for the analysis of such request and (b) 12 Business Days after the Special Servicer notifies the Controlling Class Representative of such proposed action, pursuant to and if required under Section 6.11, which notice, if required, shall be given by the Special Servicer no later than three Business Days after the commencement of the 15 Business Day period described in the preceding clause (a))) or the Special Servicer, as applicable, has made any such determination, the Master Servicer or the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other an Officers' Certificate setting forth the basis for such determination. The Master Servicer or the Special Servicer shall not exercise (and the Special Servicer shall not consent to) any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. The Master Servicer or the Special Servicer shall not exercise (and the Special Servicer shall not consent to) any such waiver in respect of a due-on-sale provision of any Mortgage Loan for which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are equal to or greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or $20,000,000 without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of any of the ratings then assigned to the Certificates. In the event that such Mortgage Loan does not meet the criteria set forth in the prior sentence, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the Master Servicer or the Special Servicer may waive such requirement without Rating Agency approval in accordance with the Servicing Standards.

            (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer (without the Special Servicer's consent) or the Special Servicer, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            (c) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals.
                             ------------------------------------------

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $1,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $1,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I or REMIC II under the REMIC Provisions or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative and the Master Servicer), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund; and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention,
(ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

            (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall, with the reasonable cooperation of the Master Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.
                             -----------------------------------------------

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11      Servicing Compensation.
                              ----------------------

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Mortgage Loan modifications made by the Master Servicer pursuant to
Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan and accrued during the time that such Mortgage Loan was not a Specially Serviced Mortgage Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any First Union Mortgage Loan, other than a Specially Serviced Mortgage Loan, (iii) fifty percent (50%) of any assumption fee on any assumption of a Specially Serviced Mortgage Loan that is a First Union Mortgage Loan if the only Servicing Transfer Event is the transfer of the related Mortgaged Property by the Mortgagor without the required consents, and (iv) 100% of any assumption fee to the extent actually paid by a Mortgagor with respect to a Bank of America Mortgage Loan, other than a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances in respect of all of the Mortgage Loans as provided in Sections 3.03(d) and 4.03(d). Penalty Interest or late payment charges in respect of any Mortgage Loan which has accrued during the period when the related Mortgage Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Mortgage Loan is a Specialty Serviced Mortgaged Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls); (ii) interest or other income earned on deposits in the Certificate Account and the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for any related unpaid or unreimbursed Master Servicing Fees and/or Advances) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, with respect to each Specially Serviced Mortgage Loan and REO Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and calculated by application of the Principal Recovery Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal and interest in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of (i) Insurance Proceeds and (ii) Liquidation Proceeds resulting from receipt of condemnation proceeds or the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; and provided further that no Principal Recovery Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage Loans actually collected that accrued during the time that the related Mortgage Loan was a Specially Serviced Mortgage Loans, (ii) one hundred percent (100%) (or fifty percent (50%) if Section 3.11(b)(iii) applies) of assumption fees collected on all Specially Serviced Mortgage Loans, (iii) fifty percent (50%) of assumption fees collected on any First Union Mortgage Loan other than a Specially Serviced Mortgage Loan, and (iv) modification fees collected on all Mortgage Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in
Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account

            SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.
                             ----------------------------------------------

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan or (ii) the related Debt Service Coverage Ratio set forth in the Comparative Financial Status Report is below 1.0x, provided that such expense shall be a reimbursable first out of Penalty Interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense. Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of Mortgage Loans (other than Specially Serviced Mortgage Loans) with a then current principal balance of less than $2,000,000, every other calendar year) beginning in 2002. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee and the Controlling Class Representative within 45 days of the related inspection and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided further that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

            With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

            The Special Servicer shall, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative and the Trustee which shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee to each Rating Agency and upon request to each Certificateholder and the Depositor.

            (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a Comparative Financial Status Report and
(iii) CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a Historical Liquidation Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report, and (iv) a Delinquent Loan Status Report. Not later than 4:00 p.m. (New York City time) on the second Business Day of each calendar month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer (in electronic format acceptable to the Master Servicer and the Special Servicer) an Interim Delinquent Loan Status Report.

            (c) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, Comparative Financial Status Report and CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a Watch List Report with the required information as of such Determination Date; and (E) a Monthly Advance Interest Report. Not later than 4:00 p.m. (New York City time) on the third Business Day of each calendar month, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) an Interim Delinquent Loan Status Report. Not later than 4:00 p.m. (New York City time) on each P&I Advance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) an Updated Collection Report.

            (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

            The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

            The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer or the Controlling Class Representative in each case (other than the Rating Agencies and the Controlling Class Representative which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

            Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit). Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall be required to report on or analyze financial statements covering the first calendar quarter of 2001.

            The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

            SECTION 3.13      Annual Statement as to Compliance.
                              ---------------------------------

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, the Controlling Class Representative, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 2002, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

            SECTION 3.14      Reports by Independent Public Accountants.
                              -----------------------------------------

            On or before April 30 of each year, beginning April 30, 2002, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, the Controlling Class Representative, Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2001) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15      Access to Certain Information.
                              -----------------------------

            (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e),
(f), (g), (h) and (i) below) and the Trustee (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of Wells Fargo Bank Minnesota, N.A., at its Corporate Trust Office, except with respect to documents which constitute part of the Mortgage Files, which will be maintained at its offices in Minnesota), during normal business hours, or send to the requesting party, such party having been certified to the Trustee or the Master Servicer as applicable in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section 3.20(d) including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee or the Master Servicer, as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative, a confirmation executed by the requesting Person substantially in the form of Exhibit X-1 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit X-2 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this
Section 3.15 that has previously been made available without a password via the Trustee's Internet Website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party (i) the Distribution Date Statement via their respective Internet Websites, and (ii) as a convenience for interested parties this Agreement on their respective Internet Websites. In addition, the Trustee shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA loan setup file, the CMSA Bond File, the Monthly Advance Interest Report and the CMSA Collateral Summary File to any interested party on its Internet Website. The Trustee shall make available each month, on each Distribution Date, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File and the CMSA Financial File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee. The Trustee shall make available each month, on the fourth Business Day of each calendar month, the Interim Delinquent Loan Status Report to any interested party on its Internet Website.

            The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File, and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File. Any (x) Restricted Servicer Report or Unrestricted Servicer Report (other than the Interim Delinquent Loan Status Report and the Updated Collection Report) that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date, (y) Interim Delinquent Loan Status Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the third Business Day of each calendar month, and (z) Updated Collection Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related P&I Advance Date, shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer (i) to the Controlling Class Representative and (ii) upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

            In connection with providing access to the Trustee's Internet Website or the Master Servicer's Internet Website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

            If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) From and after the later to occur of (i) the expiration of ninety days after the Closing Date and (ii) the date on which the Trustee receives notice from the Depositor that the last unsold allotment of Certificates (if any) has been sold by the Underwriters, the Trustee shall also make available to any Privileged Person, with the use of a password (or other comparable restricted access mechanism) provided by the Trustee to such Privileged Person, the Investor Q&A Forum. The "Investor Q&A Forum" shall be a service available on a portion of the Trustee's Internet Website. The structure, form, legends and links of such portion of the Trustee's Internet Website shall be subject to the approval of the Depositor prior to implementation of the Investor Q&A Forum and may not be altered, changed or modified without the approval of the Depositor. The Investor Q&A Forum shall permit Privileged Persons with the use of a password (or other comparable restricted access mechanism) to (i) submit questions to the Trustee via e-mail, which questions
(A) relate to the Mortgage Loans or the Mortgaged Properties and (B) are requesting information that is of the type included in the reports provided by the Master Servicer or the Special Servicer pursuant to Section 3.12 ("Investor Inquiries"), and (ii) view Investor Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of a submission from a user, the Trustee shall forward the Investor Inquiry to either the Master Servicer (if such Investor Inquiry relates to a Mortgage Loan that is not a Specially Serviced Mortgage Loan) or the Special Servicer (if such Investor Inquiry relates to a Specially Serviced Mortgage Loan) within four Business Hours of receipt thereof. Within five Business Days following receipt of an Investor Inquiry from the Trustee by the Master Servicer (with respect to Investor Inquiries that relate to Mortgage Loans that are not Specially Serviced Mortgage Loans) or within five Business Days following receipt of an Investor Inquiry from the Trustee by the Special Servicer (with respect to Investor Inquiries that relate to Specially Serviced Mortgage Loans), the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Investor Inquiry as provided below, shall reply to the Investor Inquiry with (A) the answer to such Investor Inquiry, or (B) if such Investor Inquiry cannot reasonably be answered within such five Business Days, such longer period of time as is necessary to answer such Investor Inquiry, provided such longer period of time shall be commercially reasonable (which it shall then be required to adhere to). Upon receipt of any such answer from the Master Servicer or the Special Servicer, the Trustee shall post (within four Business Hours of receipt of such answer) such Investor Inquiry and the related answer (or a statement concerning the additional time necessary until such answer shall be made available) to the Trustee's Website to be made available to Privileged Persons with the use of a password (or other comparable restricted access mechanism). If the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Investor Inquiry is not of a type described above, (ii) answering any Investor Inquiry would not be in the best interests of the Trust Fund and/or the Certificateholders, (iii) answering any Investor Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, or
(iv) answering any Investor Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Investor Inquiry, and shall promptly notify the Trustee, who shall notify the Person who submitted such Investor Inquiry. Any notice by the Trustee to the Person who submitted an Investor Inquiry that the Master Servicer or the Special Servicer, as applicable, has declined to answer such Investor Inquiry shall include the following statement: "Because the Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer shall not answer an Investor Inquiry if it determines, in its respective sole discretion, that (i) any Investor Inquiry is not of a type described in the Pooling and Servicing Agreement, (ii) answering any Investor Inquiry would not be in the best interests of the Trust Fund and/or the Certificateholders, (iii) answering any Investor Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, or (iv) answering any Investor Inquiry is otherwise, for any reason, not advisable to answer, no inference should be drawn from the fact that the Master Servicer or the Special Servicer has declined to answer the Investor Inquiry."

            The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. The Trustee shall not be liable for the dissemination of information in accordance with this Section 3.15(c). The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document, question, answer, or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

            SECTION 3.16   Title to REO Property; REO Account.
                           ----------------------------------

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC I or REMIC II or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses).

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17      Management of REO Property.
                              --------------------------

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(f).

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. A copy of any Officers' Certificate prepared in accordance with this Section shall be delivered by the Master Servicer to the Controlling Class Representative upon request (or, absent request, any such Officers' Certificates shall be delivered to the Controlling Class Representative on no less than a quarterly basis).

            (c) Unless Section 3.17 (a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
     (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

            SECTION 3.18    Sale of Mortgage Loans and REO Properties.
                            -----------------------------------------

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

            (b) Subject to Section 2.03(a), if the Special Servicer has determined in good faith, and after making reasonable efforts to specially service such Defaulted Mortgage Loan, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.

            (c) If the Majority Subordinate Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) Subject to Section 6.11, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above or pursuant to Section 3.18(i), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            Subject to Section 6.11, the Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by
Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal by an Independent Appraiser, prepared at the expense of the Trust Fund, retained by the Special Servicer. The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person. Such appraiser shall be selected by: (i) the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property; (ii) the Master Servicer if the Special Servicer or any Affiliate thereof is bidding and the Special Servicer is not an Affiliate of the Master Servicer; or (iii) the Trustee if the Master Servicer and the Special Servicer are Affiliates and the Master Servicer or Special Servicer or any Affiliate thereof is bidding. The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer or any Affiliate thereof has informed it that the Special Servicer intends to submit a bid. Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer, constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to
Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall no longer be deemed not to constitute a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above and Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (from other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19 Additional Obligations of Master Servicer and Special Servicer.
                              ---------------------------------------------

            (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor (x) with respect to any Mortgage Loans (other than a Specially Serviced Mortgage Loan) that do not allow prepayment on a day other than the Due Date, an amount equal to the lesser of (i) the aggregate of Prepayment Interest Shortfalls experienced during the related Collection Period with respect to such Mortgage Loans as a result of voluntary Principal Prepayments, and (ii) the sum of (A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period, other than on any Mortgage Loan covered under (y) below, (B) investment income earned by the Master Servicer on the related Principal Prepayments during the most recently ended Collection Period, and (C) Prepayment Interest Excesses received during the most recently ended Collection Period, and (y) with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that allows principal prepayment to be made on a date other than a Due Date, that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (up to a Master Servicing Fee Rate of .025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall.

            (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            SECTION 3.20      Modifications, Waivers, Amendments and Consents.
                              -----------------------------------------------

            (a) Subject to Sections 3.20(b) through 3.20(l) below and further subject to Sections 3.08(b) and 6.11, the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(i) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

            (b) All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released other than in connection with a taking of all or part of the related Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property; or

            (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer or transfers of equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower of an equity owner of the borrower without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates; or

            (v) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code and (2) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its Stated Maturity Date and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Periodic Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease; (iv) reduce the Mortgage Rate to a rate below the prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer; or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (f) The Special Servicer or, with respect to clause (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2)and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

            (h) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan and (y) to the extent inconsistent with the terms of such Mortgage Loan, and if the terms of the Mortgage Loan grant the Master Servicer the right to require defeasance, the Master Servicer shall act in accordance with the Servicing Standard to require defeasance. Unless and to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise (provided that the Master Servicer shall not cause either REMIC created hereunder to fail to qualify as a REMIC, and provided further, the Master Servicer may rely on an Opinion of Counsel as provided for in (ii) below), the Master Servicer will not permit defeasance of any Mortgage Loan, unless, (i) the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the Master Servicer has notified the Rating Agencies,
(iv) each Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by either Rating Agency, (v) the Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date and in accordance with the Periodic Payment (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the defeasance collateral; provided that, if under the terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(h) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents, and otherwise such expenses shall be recoverable as a Servicing Advance. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming a Mortgage Loan and owning and pledging the Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

            (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

            (i) Approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

            (ii) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iii) Approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iv) Subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment; and

            (v) Approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Mortgage Loan to such easements or right-of-ways.

            (j)   [Reserved].

            (k) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

            (l) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

            (i) With respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

            (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) two percent (2%) of the then aggregate principal balance of all the Mortgage Loans or (B) $10,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.
                             ---------------------------------------------

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the Trustee and the Controlling Class Representative, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer and the Controlling Class Representative, and shall return the related Mortgage File and Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis,
(1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            (d) No later than 30 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer and the Controlling Class Representative, a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgage Property together with the assumptions used in the calculation thereof;

            (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten (10) Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

            Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            No direction of the Controlling Class Representative or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer's, Trustee's or Special Servicer's responsibilities under this Agreement.

            SECTION 3.22      Sub-Servicing Agreements.
                              ------------------------


            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x), (xi) and (xii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section 3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of First Union National Bank or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or either of the events set forth in clauses (i) or (ii) of the following paragraph has occurred and is continuing, in each case without paying any sub-servicer termination fee.

            Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Fitch (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

            (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Fitch has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represents less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

            SECTION 3.23 Representations and Warranties of Master Servicer and Special Servicer.
                             ----------------------------------------

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

            (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

            (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

            (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (x) The Master Servicer possesses all insurance required pursuant to
     Section 3.07(c) of this Agreement.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a national banking association duly organized under the laws of the United States of America, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

            SECTION 3.24    Sub-Servicing Agreement Representation and
                            Warranty.
                            ------------------------------------------

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

            SECTION 3.25      Designation of Controlling Class Representative.
                              -----------------------------------------------

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

            (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            SECTION 3.26      Swap Documents.
                              --------------

            (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, shall enter into the Swap Contract, including, without limiting the generality of the foregoing, the Schedule to the related ISDA Master Agreement, Credit Support Annex and other Swap Documents with the Swap Counterparty.

            (b) On the second Business Day prior to each Distribution Date, based on the reports provided by the Master Servicer pursuant to Section 4.02(b) or on information that the Trustee obtains from the Swap Counterparty pursuant to Section 4.01(c) or the Swap Documents, and subject to the priorities set forth in Sections 4.01(a) and 4.01(b) hereof, the Trustee shall calculate the net payment, if any, due to the Swap Counterparty or payable to the Trustee by the Swap Counterparty under the Swap Documents, based upon the projected payment that will be payable on the Class A-2F Regular Interest pursuant to the priorities set forth in Section 4.01(b) and the Pass-Through Rate of the Class A-2F Regular Interest and the Class A-2F Certificates and the amount of any Yield Maintenance Charges payable on the Class A-2F Regular Interest. By 5:00 p.m. (New York time) on each P&I Advance Date, the Trustee shall remit the Net Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account to the Swap Counterparty. Such payment shall be deemed a distribution in respect of the Class A-2F Regular Interest pursuant to Section 4.01(b) for such Distribution Date.

            (c) Promptly upon receipt of any payment or other receipt in respect of the Class A-2F Regular Interest or the Swap Documents, the Trustee shall deposit the same into the Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust Fund's rights under the Swap Documents, including without limitation, if a Rating Agency Trigger Event occurs, the Trustee will enforce the Trust Fund's rights to the Swap Counterparty's obligations under the Swap Documents to post collateral or, with the reasonable cooperation of the Depositor, find a replacement swap counterparty that would not cause a Rating Agency Trigger Event.

            (e) The Trustee will have no obligation on behalf of the Trust Fund to pay to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment is deemed made on the Class A-2F Regular Interest in respect of amounts actually received by the Trustee in the Distribution Account from the Master Servicer on the P&I Advance Date. The Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Documents and the Trustee shall be required to pay to the Swap Counterparty the portion of interest and other amounts payable on the Class A-2F Regular Interest which is equal to the net swap payment due to the Swap Counterparty pursuant to the Swap Documents (the "Net Swap Payment").


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERs

            SECTION 4.01      Distributions.
                              -------------

            (a) On each Distribution Date the Paying Agent shall be deemed to distribute from the Distribution Account to the Trustee, as holder of the REMIC I Regular Interests, and to the holders of the Class R-I Certificates, as applicable, for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount (with a credit for an amount equal to any Net Swap Payment that was distributed by the Trustee to the Swap Counterparty on the immediately preceding P&I Advance Date pursuant to Sections 3.26(b) and 4.01(c)):

            (i) first, pro rata (A) to REMIC I Regular Interests LA-1-1, LA-1-2, LA-2-1A, LA-2-1BI, LA-2-1BII, LA-2-2, LA-2F-1A, LA-2F-1BI, LA-2F-1BII and
     LA-2F-2, the Uncertificated Distributable Interest for such REMIC I Regular Interests for such Distribution Date and to the extent not previously paid, for all prior Distribution Dates, and (B) to REMIC I Regular Interests LB-1I, LB-1II, LB-2, LC-1I, LC-1II, LC-2, LD-1I, LD-1II, LD-2, LE-1, LE-2,
     LF-1, LF-2, LG-1, LG-2, LH-1, LH-2, LJ-1, LJ-2, LK-1, LK-2, LL-1, LL-2,
     LM-1, LM-2, LN-1, LN-2, LO-1, LO-2, LP-1, LP-2, LQ-1 and LQ-2, the portion of the Uncertificated Distributable Interest for such REMIC II Regular Interests for such Distribution Date allocable to their Corresponding Component;

            (ii) second, to REMIC I Regular Interests LA-1-1 and LA-1-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentage of the Principal Distribution Amount distributable to the Class A-1 Certificates pursuant to Section 4.01(b) until their REMIC I Principal Balances have been reduced to zero;

            (iii) third, pro rata (A) pro rata (I) to REMIC I Regular Interest LA-2-1A until its REMIC I Principal Balance has been reduced to zero, then, pro rata, to REMIC I Regular Interest LA-2-1BI and LA-2-1BII, and (II) to REMIC I Regular Interest LA-2-2, and (B) pro rata (I) to REMIC I Regular Interest LA-2F-1A until its REMIC I Principal Balance has been reduced to zero, then, pro rata, to REMIC I Regular Interest LA-2F-1BI and LA-2F-1BII, and (II) to REMIC I Regular Interest LA-2-2, in reduction of their REMIC Principal Balances in an amount up to their REMIC I Principal Percentages of the remaining Principal Distribution Amount distributable to the Class A-2 Certificates and the Class A-2F Regular Interest pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (iv) fourth, to REMIC I Regular Interests LA-1-1, LA-1-2, LA-2-1A, LA-2-1BI, LA-2-1BII, LA-2-2, LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2,
     pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed.

            (v) fifth, to REMIC I Regular Interests LB-1I, LB-1II and LB-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (vi) sixth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2 and REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2 have been reduced to zero, to REMIC I Regular Interests LB-1I, LB-1II and LB-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority third above and distributable to the Class B Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (vii) seventh, to REMIC I Regular Interests LB-1I, LB-1II and LB-2II, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (viii) eighth, REMIC I Regular Interests LC-1I, LC-1II and LC-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (ix) ninth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2 and REMIC I Regular Interests LB-1I, LB-1II and LB-2 have been reduced to zero, to REMIC I Regular Interests LC-1I, LC-1II and LC-2 in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority sixth above and distributable to the Class C Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (x) tenth, to REMIC I Regular Interests LC-1I, LC-1II, and LC-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xi) eleventh, REMIC I Regular Interests LD-1I, LD-1II and LD-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xii) twelfth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2,s REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2 have been reduced to zero, to REMIC I Regular Interests LD-1I, LD-1II and LD-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority ninth above, and distributable to the Class D Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xiii) thirteenth, to REMIC I Regular Interests LD-1I, LD-1II and LD-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xiv) fourteenth, REMIC I Regular Interests LE-1 and LE-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xv) fifteenth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, and REMIC I Regular Interests LD-1I, LD-1II and LD-2 have been reduced to zero, to REMIC I Regular Interests LE-1 and LE-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority twelfth above and distributable to the Class E Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xvi) sixteenth, to REMIC I Regular Interests LE-1 and LE-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xvii) seventeenth, REMIC I Regular Interests LF-1 and LF-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above and, to the extent not previously paid, for all prior Distribution Dates;

            (xviii) eighteenth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1 and LD-2, REMIC I Regular Interests LE-1 and LE-2 have been reduced to zero, to REMIC I Regular Interests LF-1 and LF-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority fifteenth above, until their REMIC I Principal Balances have been reduced to zero, and distributable to the Class F Certificates pursuant to Section 4.01(b);

            (xix) nineteenth, to REMIC I Regular Interests LF-1 and LF-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xx) twentieth, REMIC I Regular Interests LG-1 and LG-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xxi) twenty-first, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2 have been reduced to zero, to REMIC I Regular Interests LG-1 and LG-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority eighteenth above and distributed to the Class G Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xxii) twenty-second, to REMIC I Regular LG-1 and LG-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxiii) twenty-third, REMIC I Regular Interests LH-1 and LH-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xxiv) twenty-fourth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2 have been reduced to zero, to REMIC I Regular Interests LH-1 and LH-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority twenty-first above, until their REMIC I Principal Balances have been reduced to zero, and distributable to the Class H Certificates pursuant to Section 4.01(b),

            (xxv) twenty-fifth, to REMIC I Regular Interests LH-1 and LH-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxvi) twenty-sixth, REMIC I Regular Interests LJ-1 and LJ-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvii) twenty-seventh, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1, and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2s, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, and REMIC I Regular Interests LH-1 and LH-2 have been reduced to zero, to REMIC I Regular Interests LJ-1 and LJ-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority twenty-fourth above, and distributable to the Class J Certificates pursuant to Section 4.01(b) until their REMIC I Principal Balances have been reduced to zero;

            (xxviii) twenty-eighth, to REMIC I Regular Interests LJ-1 and LJ-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxix) twenty-ninth, REMIC I Regular Interests LK-1 and LK-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (xxx) thirtieth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, and REMIC I Regular Interests LJ-1 and LJ-2 have been reduced to zero, to REMIC I Regular Interests LK-1 and LK-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority twenty-seventh above, and distributable to the Class K Certificates pursuant to section 4.01(b) until their REMIC I Principal Balances have been reduced to zero;

            (xxxi) thirty-first, to REMIC I Regular Interests LK-1 and LK-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxxii) thirty-second, REMIC I Regular Interests LL-1 and LL-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxiii) thirty-third, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II, and LC-2, REMIC I Regular Interests LD-1I, LD-1II, and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, and REMIC I Regular Interests LK-1 and LK-2 have been reduced to zero, to REMIC I Regular Interests LL-1 and LL-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC I Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority thirtieth above and distributable to the Class L Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xxxiv) thirty-fourth, to REMIC I Regular Interests LL-1 and LL-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxxv) thirty-fifth, REMIC I Regular Interests LM-1 and LM-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xxxvi) thirty-sixth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, REMIC I Regular Interests LK-1 and LK-2, and REMIC I Regular Interests LL-1 and LL-2 have been reduced to zero, to REMIC I Regular Interests LM-1 and LM-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority thirty-third above, and distributable to the Class M Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xxxvii) thirty-seventh, to REMIC I Regular Interests LM-1 and LM-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xxxviii)thirty-eighth, REMIC I Regular Interests LN-1 and LN-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously paid, for all prior Distribution Dates;

            (xxxix) thirty-ninth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, REMIC I Regular Interests LK-1 and LK-2, REMIC I Regular Interests LL-1 and LL-2, and REMIC I Regular Interests LM-1 and LM-2 have been reduced to zero, to REMIC I Regular Interests LN-1 and LN-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority thirty-sixth above, and distributable to the Class N Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xl) fortieth, to REMIC I Regular Interests LN-1 and LN-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xli) forty-first, REMIC I Regular Interest LO-1 and LO-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously paid, for all prior Distribution Dates;

            (xlii) forty-second, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II, and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, REMIC I Regular Interests LK-1 and LK-2, REMIC I Regular Interests LL-1 and LL-2, REMIC I Regular Interests LM-1 and LM-2, and REMIC I Regular Interests LN-1 and LN-2 have been reduced to zero, to REMIC I Regular Interests LO-1 and LO-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority thirty-ninth above, and distributable to the Class O Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xliii) forty-third, to REMIC I Regular Interests LO-1 and LO-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xliv) forty-fourth, REMIC I Regular Interests LP-1 and LP-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and to the extent not previously distributed, for all prior Distribution Dates;

            (xlv) forty-fifth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, REMIC I Regular Interests LK-1 and LK-2, REMIC I Regular Interests LL-1 and LL-2, REMIC I Regular Interests LM-1 and LM-2, REMIC I Regular Interests LN-1 and LN-2, and REMIC I Regular Interests LO-1 and LO-2 have been reduced to zero, to REMIC I Regular Interests LP-1 and LP-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority forty-second above and distributable to the Class P Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero;

            (xlvi) forty-sixth, to REMIC I Regular Interests LP-1 and LP-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (xlvii) forty-seventh, REMIC I Regular Interests LQ-1 and LQ-2, pro rata, the remainder of the Uncertificated Distributable Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority first above, and, to the extent not previously distributed, for all prior Distribution Dates;

            (xlviii) forty-eighth, when the REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2, REMIC I Regular Interests LA-2-1A, LA-2-1BI, LA-2-1BII and LA-2-2, REMIC I Regular Interest LA-2F-1A, LA-2F-1BI, LA-2F-1BII and LA-2F-2, REMIC I Regular Interests LB-1I, LB-1II and LB-2, REMIC I Regular Interests LC-1I, LC-1II and LC-2, REMIC I Regular Interests LD-1I, LD-1II and LD-2, REMIC I Regular Interests LE-1 and LE-2, REMIC I Regular Interests LF-1 and LF-2, REMIC I Regular Interests LG-1 and LG-2, REMIC I Regular Interests LH-1 and LH-2, REMIC I Regular Interests LJ-1 and LJ-2, REMIC I Regular Interests LK-1 and LK-2, REMIC I Regular Interests LL-1 and LL-2, REMIC I Regular Interests LM-1 and LM-2, REMIC I Regular Interests LN-1 and LN-2, REMIC I Regular Interests LO-1 and LO-2 and REMIC I Regular Interests LP-1 and LP-2 have been reduced to zero, to REMIC I Regular Interests LQ-1 and LQ-2, in reduction of their REMIC I Principal Balances, pro rata, in an amount up to their REMIC Principal Percentages of the Principal Distribution Amount remaining after the distribution referred to under priority forty-fifth above and distributable to the Class Q Certificates pursuant to Section 4.01(b), until their REMIC I Principal Balances have been reduced to zero; and

            (xlix) forty-ninth, to REMIC I Regular Interests LQ-1 and LQ-2, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, allocated to such REMIC I Regular Interests and not previously reimbursed;

            (l) fiftieth, to the Holders of the Class R-I Certificates, any remaining portion of the Available Distribution Amount,

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii) and (iii) above with respect to the REMIC I Regular Interests LA-1-1, LA-1-2, LA-2-1A, LA-2-1BI, LA-2-1BII, LA-2-2, LA-2F-1A, LA-2F-1BII and LA-2F-2 will be made to the Trustee as holder of the respective Classes of REMIC I Regular Interests up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding REMIC I Principal Balances of such Classes and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of REMIC I Regular Interests shall not constitute distributions of principal and shall not result in reduction of the related REMIC I Principal Balance.

            (b) On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account (net of an amount equal to any Net Swap Payment that was distributed on the immediately preceding P&I Advance Date pursuant to Sections 4.01(c)), after payment of amounts payable from the Distribution Account in accordance with
Section 3.05(b)(ii) through (vii), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

            (i) to distributions of interest to the Holders of the Senior Interests in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Interests for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided that any amounts paid to the Swap Counterparty pursuant to Sections 3.04(f) and 3.26(b) hereof shall be deemed to have been paid to the Class A-2F Regular Interest pursuant to this Section 4.01 (b)(i).

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal, pro rata, to the Holders of the Class A-2 Certificates and the Class A-2F Regular Interest, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates and the Class A-2F Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

            (iv) to distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-2F Regular Interests, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (vi) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-2F Regular Interests have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b)).

            (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (viii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ix) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xviii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxiii) to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxv) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxvi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxviii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxix) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxx) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxxi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxii) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxiii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxxiv) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

            (xxxv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxvi) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxxvii) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xxxviii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxix) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xl) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

            (xli) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlii) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xliii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

            (xliv) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlv) after the Class Principal Balance of the Class O Certificates has been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xlvi) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

            (xlvii) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlviii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(b));

            (xlix) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed; and

            (l) to make distributions to the Holders of the Class R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(a), over (B) the aggregate distributions made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to clauses (i) through (xlix) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii) and (iii) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            (c) On each P&I Advance Date, the Trustee shall distribute to the Swap Counterparty the Net Swap Payment, pursuant to Section 3.26(b). On each Distribution Date, the Trustee shall distribute the Class A-2F Available Funds for such Distribution Date to the Holders of record of the Class A-2F Certificates as of the related Record Date in the following amounts: (i) the Class A-2F Interest Distribution Amount, and (ii) the Class A-2F Principal Distribution Amount. For so long as the Swap Documents are in effect, any Yield Maintenance Charge paid on the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents.

            For as long as a Swap Default has occurred and the Class A-2F Certificates are receiving the Fixed Interest Distribution, the Class A-2F Certificates shall accrue interest on the same basis and in the same manner as the related Class A-2F Regular Interest.

            If at any time the Swap Documents become subject to early termination due to the occurrence of an event of default or a termination event thereunder, the Trustee shall promptly provide written notice to the Holders of the Class A-2F Certificates and shall take such actions (following the expiration of any applicable grace period), unless directed in writing by the Certificateholders evidencing, in the aggregate, not less than 25% of the Voting Rights of the Class A-2F Certificates, to enforce the rights of the Trust under the Swap Documents as may be permitted by the terms of the Swap Documents and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee as each Rating Agency may confirm in writing that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap agreement will exceed the sum of the net proceeds of the liquidation of the Swap Documents, a replacement interest rate swap agreement shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in a segregated trust account, which shall be an Eligible Account, established by the Trustee and identified as held in trust for the benefit of the Certificateholders of the Class A-2F Certificates. Any proceeds of the liquidation of the Swap Documents which exceed the costs, including the reasonable out-of-pocket expenses of the Trustee which shall be paid from such proceeds, attributable to entering into a replacement interest rate swap agreement (or if no replacement interest rate swap agreement is entered into) shall be deposited into the Floating Rate Account and shall be distributed, pro rata, to the holders of the Class A-2F Certificates.

            The Trustee shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period, provided that the Trustee shall calculate and confirm the calculation of LIBOR with respect to each Distribution Date.

            In the event that the Swap Documents are terminated and there is no replacement, the Trustee shall provide notice of such termination to the Class A-2F Certificateholders as follows: "The Swap Documents with respect to the Class A-2F Certificates are terminated as of [date]. Certificateholders and Beneficial Owners that are Plans are advised that the Exemption will no longer apply to the Class A-2F Certificates, effective 60 days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (d) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

            (i) With respect to Prepayment Premiums collected on the Mortgage
     Loans:

                  (A) First, to the Holders of the respective Classes of REMIC
            II Regular Interests (other than the Class A-2F Regular Interest or any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(b) on the related Distribution Date, up to an amount of Prepayment Premiums equal to the product of (x) the amount of such Prepayment Premiums, multiplied by (y) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Sequential Pay Certificates on the related Distribution Date, and the denominator of which is the Principal Distribution Amount for the related Distribution Date, multiplied by (z) 25%; and

                  (B) Second, to the Holders of the Class IO Certificates, to
            the extent of any remaining portion of such Prepayment Premiums (distributions pursuant to this sub-clause (i)(B) to be deemed allocable among the respective Components of the Class IO-I and Class IO-III Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest in respect of such Components for the subject Distribution Date).

            (ii) With respect to Yield Maintenance Charges collected on the Mortgage Loans:

                  (A) First, to the Class A-2F Regular Interest and the Holders
            of the respective Classes of REMIC II Regular Interests (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(b) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

                  (B) Second, to the Holders of the Class IO-I and Class IO-III
            Certificates, to the extent of any remaining portion of such Yield Maintenance Charge (distributions pursuant to this sub-clause
            (ii)(B) to be allocable thirty percent (30%) to the Class IO-I and seventy percent (70%) to the Class IO-III Certificates.

            For so long as the Swap Documents are in effect, the Yield Maintenance Charges allocated to the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents. If the Swap Documents are no longer in effect, any Yield Maintenance Premium paid to the Class A-2F Regular Interest will be paid to the Class A-2F Certificates.

            On each Distribution Date, the Paying Agent shall withdraw from the Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans and shall distribute such amounts among the Holders of the Class Q Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (e) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

            (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

            (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (h) Except as otherwise provided in Section 9.01, whenever the Paying Agent receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (i) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

            SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.
                             -------------------------------------------

            (a) On each Distribution Date, the Trustee shall forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Swap Counterparty and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of REMIC II Regular Interests in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of REMIC II Regular Interests allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of REMIC II Regular Interests allocable to Prepayment Premiums and/or Yield Maintenance Charges;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of REMIC II Regular Interests in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date;

            (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with
     Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;

            (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

            (xi) as to each Mortgage Loan referred to in the preceding clause
     (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Interests for such Distribution Date;

            (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Interests after giving effect to the distributions made on such Distribution Date and, following the occurrence of a Swap Default, notification that the amount of interest (the Class A-2F Regular Interest Distributable Certificate Interest) distributed on the Class A-2F Certificates is the respective Fixed Interest Distribution which is being paid as a result of a Swap Default;

            (xvi) the Pass-Through Rate for each Class of REMIC II Regular Interests for such Distribution Date;

            (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

            (xx) the Class Principal Balance of each Class of REMIC II Regular Interests (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxi) the Certificate Factor for each Class of REMIC II Regular Interests immediately following such Distribution Date;

            (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

            (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

            (xxiv) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer during the related Collection Period; and

            (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            (xxvi) the original and then current credit support levels for each Class of REMIC II Regular Interests;

            (xxvii) the original and then current ratings for each Class of REMIC II Regular Interests;

            (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period; and

            (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates or Class R-II Certificates on such Distribution Date;

            (xxx) LIBOR as calculated for the related Distribution Date;

            (xxxi) the amounts received and paid in respect of the Swap
     Documents;

            (xxxii) identification of any Rating Agency Trigger Event or Swap Default of which the Trustee has received notice as having occurred as of or prior to the close of business on the last day of the immediately preceding calendar month with respect to the Swap Documents;

            (xxxiii) following the occurrence of a Swap Default, the amount of any (A) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (B) collateral posted in connection with any Rating Agency Trigger Event; and

            (xxxiv) the amount of and identification of any payments on the Class A-2F Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the Swap Documents or any payment of a Yield Maintenance Charge after the termination of the Swap Contract that requires distribution on the Class A-2F Certificates pursuant to the terms of this Agreement.

            All amounts reported above in respect of the Class A-2F Regular Interest and the Swap Documents shall be reported to the Holders of the Class A-2F Certificates.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The Trustee shall make available or shall cause to be delivered on each Distribution Date either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report,
(ii) the Historical Liquidation Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Comparative Financial Status Report, (vii) an Operating Statement Analysis, (viii) an NOI Adjustment Worksheet and (ix) an Interim Delinquent Loan Status Report. The Trustee shall make available or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each Certificate Owner, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or a copy in an electronic medium acceptable to the recipient) of the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond File, and the CMSA Collateral Summary File containing information regarding each Mortgaged Property most recently received from the Master Servicer. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. The Depositor shall provide the information necessary for the CMSA set up file. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            SECTION 4.03    P&I Advances.
                            ------------

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and
(ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 593-7821 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. Neither the Master Servicer nor the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2F Certificates in the event that the Swap Counterparty fails to make a required payment.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to
Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (ii), minus the product of (1) such Appraisal Reduction Amount and (2) the per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04 (d) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (ii).

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder. A copy of any Officers' Certificate prepared in accordance with this Section (together with any appraisals affixed thereto) shall be delivered to the Controlling Class Representative upon request (or, absent request, any such Officers' Certificates shall be delivered to the Controlling Class Representative on no less than a quarterly basis).

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable (i) out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan and REO Loan during the same Collection Period in which such P&I Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (ii) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (i) are insufficient, but only after such P&I Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after any applicable grace period has expired. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.
                            ----------------------------------------------------

            (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period, to the extent not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class P Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, third, to the Class O Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, fourth to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourteenth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifteenth, to the Class B Certificates, until the remaining Class Principal Balance thereto has been reduced to zero; and sixteenth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-2F Regular Interest, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of REMIC II Regular Interests shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of REMIC II Regular Interests shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the REMIC II Regular Interests as of the Distribution Date on which the aggregate Certificate Principal Balance of such REMIC II Regular Interests has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(a), the REMIC I Principal Balance of Corresponding REMIC I Regular Interests (after taking account of such deemed distributions) shall be reduced in accordance with their REMIC I Principal Percentages to equal the Class Principal Balance of the Corresponding Class of Sequential Pay Certificates that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

            (c) On any Distribution Date, the amount of any Mortgage Deferred Interest will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Certificate Principal Balance of each Class of Certificates to which Certificate Deferred Interest has been allocated will be increased by the amount of Certificate Deferred Interest allocated to such Class. The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates will be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interests in accordance with their REMIC I Principal Percentages.

            (d) Any Appraisal Reduction Amounts will be allocated only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan to the Class Principal Balance of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

            SECTION 4.05      Calculations.
                              ------------

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06      Use of Agents.
                              -------------

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility)


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      The Certificates.
                              ----------------

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates and the Class A-2F Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates and the Class A-2F Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates $1,000,000 in the case of the Class IO Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class IO Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I Certificate and the Class R-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02     Registration of Transfer and Exchange of
                             Certificates.
                             ----------------------------------------

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis,, Minnesota 55479-0113), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

            Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

            (c) No transfer of an ERISA Restricted Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, a "plan" described by Section 4975(e)(1) of the Code or any plan subject to applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, or any entity deemed to hold plan assets of the foregoing by reason of such a plan's investment in such entity (each, a "Plan") it is an insurance company general account which is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"). Each Person who acquires an ERISA Restricted Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions, and each Person who acquires an ERISA Restricted Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such Certificate in violation of the foregoing.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (2) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (3) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (5) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause
            (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                    (1) written confirmation from each Rating Agency to the
            effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                    (2) an Opinion of Counsel, in form and substance
            satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03      Book-Entry Certificates.
                              -----------------------

            (a) Each Class of Regular Certificates and the Class A-2F Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04     Mutilated, Destroyed, Lost or Stolen Certificates.
                             -------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05     Persons Deemed Owners.
                             ---------------------

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.


                                   ARTICLE VI

               THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
              SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01 Liability of Depositor, Master Servicer and Special Servicer.
                             -------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02     Merger, Consolidation or Conversion of
                             Depositor or Master Servicer or Special Servicer.
                             ------------------------------------------------

            Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.
                             --------------------------------------------

             None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of
Section 8.05.

            SECTION 6.04    Resignation of Master Servicer and the Special
                            Servicer.
                            ----------------------------------------------

            The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.
                            ----------------------------------------------------

            The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.
                            -----------------------------------------------

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.
                            ------------------------------------------

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.
                            -----------------------------------------

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09    Designation of Special Servicer by the Controlling
                            Class.
                            --------------------------------------------------

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10 Master Servicer or Special Servicer as Owner of a Certificate.
                             -------------------------------------------------

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11      The Controlling Class Representative.
                              ------------------------------------

            The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given), provided, however, if the Controlling Class Representative and the Special Servicer cannot agree on a course of action within 60 days of the occurrence of the event under discussion the Special Servicer shall implement its proposed course of action:

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification or waiver (or consent to a modification or waiver by the Master Servicer) of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

            (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

            (vi) any waiver (or consent to a waiver by the Master Servicer) of a "due-on-sale" clause (except with respect to any Mortgage Loan which is not a Specially Serviced Mortgage Loan and has a then Stated Principal Balance less than $2,500,000) or "due-on-encumbrance" clause; and

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (except with respect to any Mortgage Loan which is not a Specially Serviced Mortgage Loan and has a then Stated Principal Balance less than $2,500,000).

            If the Special Servicer is not required to obtain the Controlling Class Representative's approval to the waiver of the "due-on-sale" clause and/or assumption agreement under clauses (vi) and (vii) above, the Special Servicer shall nonetheless promptly provide written notice to the Controlling Class Representative of such waiver or agreement.

            In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01     Events of Default.
                             -----------------

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into the Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement; provided, however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; provided further, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

            (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

            (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

            (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

            (x) the Trustee shall have received a written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall have sixty (60) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates; or

            (xi) Moody's places the ratings from any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing concerns of the Master Servicer or the Special Servicer, as applicable, as the sole or contributory factor in such rating action and the Master Servicer or the Special Servicer, as applicable, shall not have resolved all such matters to the satisfaction of Moody's within sixty (60) days (or such longer time period as may be agreed in writing by Moody's) after such placement on "watch" status; or

            (xii) the Master Servicer or the Special Servicer, as applicable is not rated at least "CMS3" or "CSS3," as applicable, by Fitch; or

            (xiii) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i)-(ix), (xi) and (xiii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) If the Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(x), (xi) or (xii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            SECTION 7.02    Trustee to Act; Appointment of Successor.
                            ----------------------------------------

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to
Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03     Notification to Certificateholders.
                             ----------------------------------

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04      Waiver of Events of Default.
                              ---------------------------

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) , (ix) or (x) and (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05      Additional Remedies of Trustee Upon Event of
                              Default.
                              --------------------------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      Duties of Trustee.
                              -----------------

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02     Certain Matters Affecting Trustee.
                             ---------------------------------

            Except as otherwise provided in Section 8.01 and Article X:

            (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (g) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.
                             ----------------------------------------------

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. Except as set forth in
Section 8.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04     Trustee May Own Certificates.
                             ----------------------------

            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05     Fees and Expenses of Trustee; Indemnification of
                             Trustee.
                             ------------------------------------------------

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06     Eligibility Requirements for Trustee.
                             ------------------------------------

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least "AA" by Fitch and "Aa2" by Moody's (determined without regard to pluses or minuses) or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            SECTION 8.07     Resignation and Removal of Trustee.
                             ----------------------------------

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Swap Counterparty and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the Swap Counterparty and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08     Successor Trustee.
                             -----------------

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09     Merger or Consolidation of Trustee.
                             ----------------------------------

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10     Appointment of Co-Trustee or Separate Trustee.
                             ---------------------------------------------

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e)   The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11     Appointment of Custodians.
                             -------------------------

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or the Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written, agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12     Appointment of Authenticating Agents.
                             ------------------------------------

            (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13      Appointment of Paying Agent.
                              ---------------------------

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each Rating Agency, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may (A) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or (B) terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Paying Agent, any provision or requirement herein requiring notice or any information to be provided to the Paying Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            SECTION 8.14     Appointment of REMIC Administrators.
                             -----------------------------------

            (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15     Access to Certain Information.
                             -----------------------------

            The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

            SECTION 8.16     Representations, Warranties and Covenants of
                             Trustee.
                             --------------------------------------------

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (b) The Trustee represents and warrants that any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement does not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            SECTION 8.17 Reports to the Securities and Exchange Commission; Available Information.
                             --------------------------------------

            The Trustee shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) each Distribution Date Statement on Form 8-K within 15 days after each Distribution Date in each month, (ii) before March 31 of each year, beginning March 31, 2002, a Form 10-K and (iii) any and all reports, statements and information respecting the Trust Fund and/or the certificates required to be filed on behalf of the Trust Fund under the Exchange Act as the Trustee may be directed by the Depositor, until directed in writing by the Depositor to discontinue such filings. For any filings pursuant to the previous sentence that occur after the first anniversary of the Closing Date, the Trustee shall receive a fee agreed upon by the Trustee and the Depositor in a separate fee agreement. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

            SECTION 8.18     Maintenance of Mortgage File.
                             -----------------------------

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                             ---------------------------------------------

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balances of the Mortgage Loans as of the Closing Date, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer, or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Master Servicer or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's, or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be deemed to be distributed in respect of the REMIC I Regular Interests and distributed in respect of the Class R-I Certificates in accordance with Section 4.01(a) and shall be allocated to the REMIC II Certificates and Class A-2F Regular Interest in the order of priority set forth in Section 4.01(b) to the extent of remaining available funds.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            SECTION 9.02     Additional Termination Requirements.
                             -----------------------------------

            (a) If the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I or REMIC II, which authorization shall be binding upon all successor Certificateholders.


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01    REMIC Administration.
                             --------------------

            (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests and the REMIC II Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests and the REMIC II Regular Interests shall be March 15, 2033.

            (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e)   [RESERVED].

            (f) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in
Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any of REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I or REMIC II as a REMIC, or (ii) except as provided in
Section 3.17(a), result in the imposition of a tax upon any of REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing any of REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on any of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by
Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02    Grantor Trust Administration.
                             ----------------------------

            (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest and the Additional Interest Account, amounts held from time to time in the Additional Interest Account that represent Additional Interest, the Class A-2F Regular Interest and the Swap Documents and all payments under the Class A-2F Regular Interest and the Swap Documents, the Floating Rate Account and all amounts held from time to time in the Floating Rate Account and proceeds of all the foregoing as separate assets of the Grantor Trust, and not of REMIC I or REMIC II, as permitted by Treasury Regulations
Section 1.860G-2(i)(1). The Class A-2F Certificates are hereby designated as representing undivided beneficial interests in the Class A-2F Regular Interest, the Swap Documents and proceeds thereof. The Class Q Certificates are hereby designated as representing undivided beneficial interests in the Additional Interest and proceeds thereof.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall furnish or cause to be furnished to the Class Q Certificateholders on the cash or accrual method of accounting, as applicable, and to the Class A-2F Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust as may be required under the Code (provided, that income on the Class A-2F Regular Interest and income and expenses under the Swap Documents must be reported on the accrual method of accounting), and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class A-2F Certificates.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01     Amendment.
                              ---------

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trust or cause either REMIC I or REMIC II or to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 10.01. Furthermore, notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-2F Certificates, or the rights of the Swap Counterparty under the Swap Documents or the rights of the holders of the Class A-2F Certificates without the consent of the Swap Counterparty (which shall not be unreasonably withheld).

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificate-holders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g)   The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02    Recordation of Agreement; Counterparts.
                             -------------------------------------

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03    Limitation on Rights of Certificateholders.
                             ------------------------------------------

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04     Governing Law.
                              -------------

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05     Notices.
                              -------

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, North Carolina 28228, Attention: William J. Cohane, Director, facsimile number:
704-383-7639; (ii) in the case of the Master Servicer, First Union National Bank, NC 1075, 8739 Research Drive - URP4, Charlotte, North Carolina 28262-1075,
Attention: First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, facsimile number: 704-593-7735; (iii) in the case of the Special Servicer, First Union National Bank, NC 1075, 8739 Research Drive - URP4, Charlotte, North Carolina 28262-1075, Attention: First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, facsimile number: 704-593-7735; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services
(CMBS), First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, facsimile number 410-884-2360, (v) in the case of the Underwriters to each of First Union Securities, Inc., First Union Capital Markets Group, One First Union Center, DC6, Charlotte, North Carolina 28288-1075, Attention: Attention: Mr. William J. Cohane, First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, facsimile number: 704-383-7639, Banc of America Securities LLC, 100 North Tryon Street, 11th Floor, Charlotte, North Carolina 28255, Attention: Mr. David A. Gertner, and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Richard Schlenger; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; and
(B) Fitch, Inc., One State Street Plaza, New York, New York 10041, Attention:
Commercial Mortgage - Backed Securities, facsimile number (212) 635-0295; (vii) in the case of the Swap Counterparty, Bank of America, N.A. Sears Tower, 233 South Wacker Drive, Suite 2800, Chicago, IL 60606, Attention: Swap Operations; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06    Severability of Provisions.
                             --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07    Grant of a Security Interest.
                             ----------------------------

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08    Streit Act.
                             ----------

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09    Successors and Assigns; Beneficiaries.
                             -------------------------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10    Article and Section Headings.
                             ----------------------------

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11    Notices to Rating Agencies.
                             --------------------------

            (a) The Trustee shall promptly provide notice to each Rating Agency, the Swap Counterparty and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

            (i)  any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by either of the Mortgage Loan Sellers pursuant to the First Union Mortgage Loan Purchase Agreement or the Bank of America Mortgage Loan Purchase Agreement;

            (v)  any change in the location of the Distribution Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i)  the resignation or removal of the Trustee; and

            (ii) any change in the location of the Certificate Account.

            (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
     Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iii) any Officers' Certificate delivered to the Trustee pursuant to
     Section 4.03(c) or 3.08; and

            (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

            (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g) Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12    Complete Agreement.
                             ------------------

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       FIRST UNION COMMERCIAL
                                          MORTGAGE SECURITIES, INC.
                                          Depositor

                                       By:  /s/ William J. Cohane
                                            ------------------------------------
                                            Name:  William J. Cohane
                                            Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                          Master Servicer

                                       By:  /s/ Scott R. Rossbach
                                            ------------------------------------
                                            Name:  Scott R. Rossbach
                                            Title: Assistant Vice President


                                       FIRST UNION NATIONAL BANK
                                          Special Servicer

                                       By:  /s/ Geoffrey Curme
                                            ------------------------------------
                                            Name:  Geoffrey Curme
                                            Title: Director


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          Trustee

                                       By:  /s/ Leslie A. Gaskill
                                            ------------------------------------
                                            Name:  Leslie A. Gaskill
                                            Title: Vice President

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 30th day of March, 2001, before me, a notary public in and for said State, personally appeared William J. Cohane known to me to be a Vice President of FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                           /s/ Demetria C. Criston
                                    ------------------------------------
                                                Notary Public




[Notarial Seal]


My commission expires:

January 19, 2003
----------------------

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 29th day of March, 2001, before me, a notary public in and for said State, personally appeared Scott R. Rossbach known to me to be an Assistant Vice President of FIRST UNION NATIONAL BANK one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                  /s/ Judith L. DeBoer
                                          ------------------------------------
                                                      Notary Public




[Notarial Seal]


My commission expires:

May 30, 2001
----------------------

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 29th day of March, 2001, before me, a notary public in and for said State, personally appeared Geoffrey Curme known to me to be a Director of FIRST UNION NATIONAL BANK one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                  /s/ Judith L. DeBoer
                                          ------------------------------------
                                                     Notary Public




[Notarial Seal]


My commission expires:

May 30, 2001
----------------------

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 29th day of March, 2001, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill known to me to be a Vice President of WELLS FARGO BANK MINNESOTA, N.A. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                   /s/ Gayle F. Suitt
                                          ------------------------------------
                                                      Notary Public




[Notarial Seal]


My commission expires:

November 28, 2004
----------------------

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

           CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         A-1 Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class A-1 Certificate as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee:  Wells  Fargo Bank  Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [___________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2 AND CLASS A-2F CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-2.1

                          FORM OF CLASS A-2 CERTIFICATE

           CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class
                                         A-2 Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class A-2 Certificate as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 AND CLASS A-2F CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-2.2

                         FORM OF CLASS A-2F CERTIFICATE

           CLASS A-2F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class
                                         A2-F Certificates as of the Closing
                                         Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class A2-F Certificate as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date  [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), AND IN CERTAIN OTHER ASSETS.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 AND CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2F CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE EQUAL TO [_____]% IF CERTAIN EVENTS OCCUR WITH RESPECT TO THE SWAP CONTRACT SET FORTH IN THE AGREEMENT.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class A2-F Certificate (obtained by dividing the principal amount of this Class A2-F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A2-F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A2-F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A2-F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A2-F Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of the actual number of days in such month.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A2-F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A2-F Certificates are exchangeable for new Class A2-F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A2-F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A2-F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A2-F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A2-F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A2-F Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-3.1

                         FORM OF CLASS IO-I CERTIFICATE

           CLASS IO-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]                  Aggregate Certificate Notional Amount
                                         of all Class IO-I Certificates as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Certificate Notional Amount of this
Agreement:  as of [__]                   Class IO-I Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-I CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS SUCH PLAN (1) QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND AT THE TIME OF SUCH TRANSFER, THE CERTIFICATES ARE RATED IN ONE OF THE TOP FOUR RATING CATEGORIES BY AT LEAST ONE RATING AGENCY OR (2) THE PURCHASER IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS OF, SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class IO-I Certificate in that certain beneficial ownership interest evidenced by all the Class IO-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-I Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class IO-I Certificates for each Distribution Date will equal the excess, if any, of the REMIC I Remittance Rate for such Distribution Date over the Pass- Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. All distributions made under the Agreement on the Class IO-I Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-I Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            The Class IO-I Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-I Certificates are exchangeable for new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class IO-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-I Certificate without registration or qualification. Any Class IO-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class IO-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-I Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO-I Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-3.2

                         FORM OF CLASS IO-II CERTIFICATE

          CLASS IO-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]                  Aggregate Certificate Notional Amount
                                         of all Class IO-II Certificates as of
                                         the Closing Date: $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Certificate Notional Amount of this
Agreement:  as of [__]                   Class IO-II Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-II CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS SUCH PLAN (1) QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND AT THE TIME OF SUCH TRANSFER, THE CERTIFICATES ARE RATED IN ONE OF THE TOP FOUR RATING CATEGORIES BY AT LEAST ONE RATING AGENCY OR (2) THE PURCHASER IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS OF, SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class IO-II Certificate in that certain beneficial ownership interest evidenced by all the Class IO-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-II Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class IO-II Certificates for each Distribution Date will equal the excess, if any, of the REMIC I Remittance Rate for such Distribution Date over the Pass- Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. All distributions made under the Agreement on the Class IO-II Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-II Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            The Class IO-II Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-II Certificates are exchangeable for new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class IO-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-II Certificate without registration or qualification. Any Class IO-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class IO-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-II Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO-II Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-3.3

                        FORM OF CLASS IO-III CERTIFICATE

          CLASS IO-III COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]                  Aggregate Certificate Notional Amount
                                         of all Class IO-III Certificates as of
                                         the Closing Date:  $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Certificate Notional Amount of this
Agreement:  as of [__]                   Class IO-III Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-III CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS SUCH PLAN (1) QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND AT THE TIME OF SUCH TRANSFER, THE CERTIFICATES ARE RATED IN ONE OF THE TOP FOUR RATING CATEGORIES BY AT LEAST ONE RATING AGENCY OR (2) THE PURCHASER IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS OF, SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class IO-III Certificate in that certain beneficial ownership interest evidenced by all the Class IO-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-III Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class IO-III Certificates for each Distribution Date will equal the excess, if any, of the REMIC I Remittance Rate for such Distribution Date over the Pass- Through Rate then applicable to the corresponding Class of Sequential Pay Certificates. All distributions made under the Agreement on the Class IO-III Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-III Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            The Class IO-III Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-III Certificates are exchangeable for new Class IO-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class IO-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-III Certificate without registration or qualification. Any Class IO-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class IO-III Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-III Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-III Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO-III Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS B CERTIFICATE

            CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate:  [__]% per annum      Class Principal Balance of the Class B
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement:  as of [__]                   of this Class B Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES AND THE CLASS IO-III CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS A-2F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS C CERTIFICATE

            CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class C
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement:  as of [__]                   of this Class C Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS D CERTIFICATE

            CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class D
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement:  as of [__]                   of this Class D Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date:  [__]                      Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS E CERTIFICATE

            CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class E
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class E Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS F CERTIFICATE

            CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class F
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class F Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS G CERTIFICATE

            CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class G
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class G Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS H CERTIFICATE

            CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class H
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class H Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date[__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS J CERTIFICATE

            CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class J
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class J Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS K CERTIFICATE

            CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class K
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class K Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                           FORM OF CLASS L CERTIFICATE

            CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class L
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class L Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                           FORM OF CLASS M CERTIFICATE

            CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                FIRST UNION NATIONAL BANK-CHASE MANHATTAN BANK
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class M
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class M Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                           FORM OF CLASS N CERTIFICATE

            CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class N
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class N Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O, CLASS P AND CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16

                           FORM OF CLASS O CERTIFICATE

            CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class O
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class O Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P AND CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class O Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class O Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class O Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class O Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17

                           FORM OF CLASS P CERTIFICATE

            CLASS P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class P
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class P Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS Q CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal amount of this Class P Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class P Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class P Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class P Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18

                           FORM OF CLASS Q CERTIFICATE

            CLASS Q COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Pass-Through Rate: [__]% per annum       Class Principal Balance of the Class Q
                                         Certificates as of the Closing Date:
                                         $[__]
--------------------------------------------------------------------------------

Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement: as of [__]                    of this Class Q Certificate as of the
                                         Closing Date: $[__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1                        CUSIP No. [__]
--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [________] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS IO-III CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES, THE CLASS O CERTIFICATES AND THE CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-2F CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES, THE CLASS O CERTIFICATES AND THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Class Q Certificate (obtained by dividing the principal amount of this Class Q Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class Q Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class Q Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Q Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Q Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class Q Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class Q Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Q Certificates are exchangeable for new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class Q Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Q Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Q Certificate without registration or qualification. Any Class Q Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Q Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class Q Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Q Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of [________] or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Q Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class Q Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19

                          FORM OF CLASS R-I CERTIFICATE

           CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement:  as of [__]                   Class R-I Certificate: [__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-2F, CLASS IO-I, CLASS IO-II, CLASS IO-III, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN").

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20

                         FORM OF CLASS R-II CERTIFICATE

           CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              FIRST UNION NATIONAL BANK - BANK OF AMERICA, N.A.
                            COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement:  as of [__]                   Class R-II Certificate: [__]
--------------------------------------------------------------------------------

Closing Date: [__]                       Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Cut-Off
                                         Date: $[__]
--------------------------------------------------------------------------------

First Distribution Date: [__]
--------------------------------------------------------------------------------

Master Servicer: First Union National    Trustee: Wells Fargo Bank Minnesota,
Bank                                     N.A.
--------------------------------------------------------------------------------

Special Servicer: First Union National
Bank
--------------------------------------------------------------------------------

Certificate No. 1
--------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-2F, CLASS IO-I, CLASS IO-II, CLASS IO-III, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN").

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [__________________________] is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date (as defined below) in the month in which such Distribution Date occurs. With respect to each Distribution Date, the Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income from is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMIC's and a grantor trust, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  [DATE]


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Certificate Registrar



                                       By:____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Authenticating Agent



                                       By:____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                       _______________________________________
                                        Signature by or on behalf of Assignor



                                       _______________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

            Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

            This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

 LOAN
NUMBER    PROPERTY NAME                                                ADDRESS
------    -------------                                                -------
   1      Crystal Square Four Office Building                          1745 Jefferson Davis Highway
   2      Adam Grant Building                                          114 Sansome Street
   3      Emery Tech                                                   1400 66th Street
   4      Sierra III Office Building                                   6555 Sierra Drive
   5      RFS Hotel Portfolio-Note A                                   Summary Page
 5.1      RFS Hotel Portfolio-Residence Inn-Torrance, CA               3701 Torrance Blvd
 5.2      RFS Hotel Portfolio-Hampton Inn-Houston, TX                  8620 Airport Blvd.
 5.3      RFS Hotel Portfolio-Residence Inn-Jacksonville, FL           10551 Deerwood Park Blvd.
 5.4      RFS Hotel Portfolio-Hampton Inn-Jacksonville, FL             1331 Prudential Drive
   6      University City Hilton                                       8629 J. M.Keynes Dr.
   7      Brown & Williamson Tower                                     401 South Fourth St.
   8      RFS Hotel Portfolio-Note B                                   Summary Page
 8.1      RFS Hotel Portfolio-Residence Inn-Atlanta, GA                6096 Barfield Road
 8.2      RFS Hotel Portfolio-Holiday Inn-Flint, MI                    5353 Gateway Centre
 8.3      RFS Hotel Portfolio-Sheraton-Clayton, MO                     7730 Bonhomme Ave.
 8.4      RFS Hotel Portfolio-Holiday Inn Express-Downers Grove, IL    3031 Finley Road
   9      Ashbridge Square                                             845-965 East Lancaster Avenue
  10      Midway Mall                                                  4800 North Texoma Parkway
  11      Coronado/Stender Business Park                               2900-3032 Coronado Dr. and 2902-2972 Stender Way
  12      Belz Factory Outlet World                                    500 Belz Outlet Blvd.
  13      Providence Place Apartments                                  1801 Princeton Lakes Drive
  14      Cayman Bay Apartments                                        2701 North Rainbow Boulevard
  15      Registry at Windsor Parke                                    13401 Sutton Park Drive
  16      Mercer Yale Office Building                                  1260 Mercer Street
  17      Deer Valley Towne Center                                     SEC Beardsley Rd & 27th Ave
  18      Heatherwood Apartments                                       5931 Providence Road
  19      Cross Pointe Centre                                          1250 Western Boulevard
  20      Trophy Chase Apartments                                      2407 Peyton Drive
  21      Palisades Apartments                                         6300 W. Lake Mead Blvd
  22      Fountain Valley Plaza                                        18020-18122 Brookhurst St.
  23      Mercy Medical Center                                         3160 Folsom Boulevard
  24      Morristown Professional Plaza                                95 Madison Avenue
  25      Arbor Mill Apartments                                        1850 Graves Road
  26      Foxfire Apartments                                           1400 Wyldewood Road
  27      Tripp Industrial                                             104, 410 & 610 Staton Road and 405 Industrial Blvd.
  28      La Jolla Canyon Apartments                                   9515 Genesee Avenue
  29      Jefferson at Cool Springs Apartments                         101 Gillespie Drive
  30      Bridgeview Tech Park                                         24500 Clawiter Rd & 24600 Industrial Blvd.
  31      Prides Court Apartments                                      6 Sussex Drive
  32      Pacific Bay Club Apartments                                  4070 Huerfano Avenue
  33      Northern Oaks Apts                                           15530 Ella Blvd.
  34      Woodlane Crossing Apartments                                 4835A US Route 130
  35      Mayflower Seaside Apartments                                 205 34th Street
  36      Quail Creek Apartments                                       1017 Quail Creek Road
  37      Coventry Plaza                                               6420 Coventry Way
  38      Rosewood Care Center - Swansea                               100 Rosewood Village Dr
  39      Augusta Corporate Center                                     2743 Perimeter Parkway
  40      Ashley Park Apartments                                       6901 Marlowe Road
  41      Trolley Square Apartments                                    104-311 West Franklin Street
  42      Pine Tree Plaza - Bradley                                    1515-1595 N. Illinois Route 50
  43      Seventh Street San Jose Industrial                           1695 South Seventh Street
  44      Holiday Inn Elmhurst                                         624 N. York Road
  45      Homewood Suites-Baltimore                                    1181 Winterson Road
  46      Coronado Business Park                                       3100-3190 Coronado Ave.
  47      321 Broad Avenue                                             321 Broad Avenue
  48      Boerum Place Apartments                                      129 Boerum Place
  49      Independence Place                                           15 Constitution Drive
  50      Common Fund Building                                         450 Post Road East
  51      Waimalu Plaza Shopping Center                                98-1227 Kaahumanu Street
  52      The Lumberyard Shopping Center                               725-1031 Highway 101
  53      40 Main Street                                               40 Main Street
  54      The Gables Apartments                                        4008 Gaelic Lane
  55      164 Indusco Court                                            164 Indusco Court
  56      Balentine Plaza Shopping Center                              5750-5890 Mowry School Road
  57      Chateau Ridge                                                828 Blackwood-Clementon Rd.
  58      Watauga Village Shopping Center                              1812 Blowing Rock Road
  59      Foxhill Townhomes                                            1501-1709 Devon Lane
  60      Captree Village Shopping Center                              470 Union Blvd
  61      Craig Valley Plaza                                           4116-4280 W. Craig Road
  62      ETC Carpet Mills Building                                    14731 East Industry Circle
  63      Desert Professional Plaza                                    1100 North Palm Canyon Drive
  64      Nieuw Amsterdam                                              37 N. Maple Ave.
  65      Maple Leaf Apartments                                        4254 Maple Leaf Drive
  66      Crescent Gardens                                             1622 Independence Rd.
  67      Clearwater Bank Tower                                        600 Cleveland St.
  68      The Verandahs at White Rock                                  7130 Gaston Ave
  69      Lincoln Park Apartments and Townhomes                        1342B West Wyomissing Boulevard
  70      Val Vista Marketplace                                        1551 East Elliot Road
  71      Cherry Chase Shopping Center                                 601-629 S. Bernardo Avenue
  72      Centre Stage Shopping Center                                 6050 Peachtree Parkway
  73      Raley's Center                                               3612-3714 Lone Tree Way
  74      Boulevard Plaza Office Building                              1055 Parsippany Boulevard
  75      Summer Walk Apartments                                       500 Summerlake Drive
  76      Paradise Trails Apartments                                   4502 East Paradise Village Parkway South
  77      Homewood Suites-Clearwater                                   2233 Ulmerton Road
  78      St. Charles Corporate Center                                 3805 and 3815 Main Street
  79      Walmart Rancho Cordova                                       10645 Folsom Boulevard
  80      Hamilton Market Showroom                                     101 N. Hamilton Street
  81      Northpointe Apartments                                       5829 Montgomery Street
  82      Homewood Suites-Richmond                                     4100 Innslake Drive
  83      Lakeview Terrace                                             29 Lakeview Terr.
  84      Kensington Apartments                                        401 Harvey Road
  85      Arbor Trace Apartments                                       624 Suhtai Court
  86      Chase Plaza                                                  3705 West Memorial Road
  87      Bank of America Call Center                                  7201 N. Palm Avenue
  88      Burnsville Bluffs I and III                                  11300 and 11401-11461 Rupp Drive
  89      Westview Apartments                                          2702 Lakeshore Drive
  90      Parkcrest Apartments                                         148-210 N.E. 38th St.
  91      Orange Town & Country II                                     655-691 South Main Street
  92      Promenade of Coral Springs                                   1933 - 1999 University Drive
  93      Woodlands Apartments                                         10032 Sheffingdel Court
  94      Alameda Shopping Center                                      2160 S. Sheridan Road
  95      Chapline Place Retail Center                                 700 North Prince Frederick
  96      South Hill Medical Center                                    525 Alexandria Pike
  97      Post & Coach Apartments                                      177 South Street
  98      1545 26th Street Office Building                             1545 26th Street
  99      Cooper Square                                                707  West Ray Road
 100      Arbor Creek Apartments                                       1076 South Main Street
 101      El Gato Village Shopping Center                              15710 Los Gatos Boulevard
 102      BB&T Building                                                8910 Two Notch Road
 103      Johns Creek Professional Buildings                           3855, 3875, 3895 Johns Creek Parkway
 104      Hampton Plaza Shopping Center                                4706 William Flynn Hwy (Route 8)
 105      BayMeadow                                                    6704 Curtis Court
 106      Mizner Square Retail                                         20 East Royal Palm Road
 107      Southwest Medical Center                                     7345 Watson Road
 108      Builder's First Source                                       16 Industrial Drive
 109      Creekside Plaza                                              705 East Dixon Boulevard
 110      Gordon River Apartments                                      1400th Fifth Avenue North
 111      Independence Commons Shopping Center                         3905 Independence Boulevard
 112      Walgreen's - Nampa, ID                                       700 12th Avenue South
 113      Pine Tree Plaza - Spencer                                    700 Eleventh Street Southwest
 114      Cypress Run Apartments                                       6101 Tullis Drive
 115      Travis House Apartments                                      505 Harvey Road
 116      Yonkers Board of Education Building                          28 Wells Ave
 117      MV Apartments                                                1350 W. 6th Ave.
 118      Fiesta Del Norte Shopping Center                             6001 San Mateo Boulevard NE
 119      Staples Center                                               9260 Mentor Avenue
 120      Rite Aid - Store #6260                                       8611 Spring Mountain Road
 121      Walgreen's - Boise, ID                                       10555 West Overland Road
 122      Homewood Suites-Norcross                                     450 Technology Parkway
 123      Franciscan Health Medical Building                           10450 New Haven Road
 124      Commerce Crossings                                           475 Haggerty Road
 125      Welland Garden Apartments                                    5610 - 5620 Welland Ave and 5633 Santa Anita Ave
 126      Higgins Gate Apartments                                      2646 Westbend Parkway
 127      Basswood Crossing Shopping Center                            7431 and 7451 N. Beach Street
 128      Jetport Commerce Ctr I, II and III                           13880 Treeline Ave S & 13891 Jetport Loop Road
 129      Homewood Suites-Detroit                                      30180 North Civic Center Boulevard
 130      CVS - Myrtle Beach, SC                                       512 South Kings Highway
 131      Newmarket Shopping Center                                    1339 East Memorial Drive (US Highway 13)
 132      Pine Tree Plaza - Clinton                                    South 25th St. & Manufacturing Drive
 133      Elm Terrace Apartments                                       1100 Elm Avenue
 134      Mt. View Medical Office Building                             205 & 285 South Drive
 135      Pacific Center-Everett                                       11820 Evergreen Way
 136      Boiling Springs Centre                                       4000 Boiling Springs Road
 137      Pacific Center-Turnwater                                     1635 Mottman Road and 1022 Crosby Boulevard
 138      Old Dominion Marketplace                                     3124 Lee Highway
 139      Franklin Centre Shopping Center                              913-925 US Highway 321 North
 140      Augusta Plaza                                                208 Laurel Hill Road
 141      Juliet Office Building                                       8375 West Flamingo Road
 142      Cambridge Apartments                                         3703 Southborough Road
 143      Walgreen's - White Eagle                                     Rte 59 & 87th St
 144      Genesis Square                                               101 North Main Street
 145      Northwood Lake Apartments                                    4302 North Market Street
 146      Lakeview Square Shopping Center                              6501 Dalrock Road
 147      Karns Corner                                                 7220 Oakridge Highway
 148      Eckerd - Medford                                             409 Stokes Road
 149      Silver State Plaza                                           7180 Cascade Valley Court
 150      BPL Office Building                                          2770 S. Maryland Parkway
 151      CVS - Little River, SC                                       1308 Highway 17
 152      Ashbrier Apartments                                          5020 E. Ashlan Avenue
 153      Vanguard Industrial Building                                 5214-5234 Vanguard Street
 154      Bromley Shopping Center                                      6200 N. Military Highway
 155      Warwick Terrace                                              413 N. Warwick Rd.
 156      Wellington Corporate Center                                  1500 Corporate Center Way
 157      Danube Plaza Shopping Center                                 675-749 South Semoran Blvd.
 158      West Green Street Office                                     135-145 West Green Street
 159      El Adobe Apartments                                          4821 South Durfee Avenue
 160      Plaza 44 Shopping Center                                     4494 W. Peoria Ave.
 161      Staples - Decatur, AL                                        817 Beltline Road SW
 162      Simi Valley Retail Center                                    1452-1488 Los Angeles Avenue
 163      1212 5th Street                                              1212 5th Street
 164      Fowler Shopping Center                                       1510-1526 East Fowler Avenue
 165      Westwood Gardens                                             10 DiPilla Drive
 166      Ironwood Villas Apartments                                   23145-23167 Ironwood Avenue
 167      1325 Eastern Parkway                                         1325 Eastern Parkway
 168      Clovis and Kings Retail Center                               5626-5630 & 5642-5650 E. Kings Canyon Rd.
 169      116th & Halsted                                              116th & Halsted
 170      Westport Village Apartments                                  811 & 821 Port Republic Road
 171      Chandler Auto Plaza                                          6605 W. Chandler Boulevard
 172      Chicago Apartments                                           12901, 13242 and 13701 West Chicago St.
 173      130-144 East Post Road                                       130-144 East Post Road
 174      Hollywood Video                                              8195 El Camino Real
 175      Corona Apartments                                            901 Corona Drive
 176      Meadow Village MHP                                           3220 Dusty Maiden Road
 177      Vermont Center                                               900 North Vermont Avenue
 178      Hospitality Inn of Sarasota                                  1425 S. Tamiami Trail
 179      Tanglewood                                                   14 Lincoln Ave.
 180      Tammy Brook Apartments                                       3301 NW 101st Avenue
 181      Boca Heights Apartments                                      335 NW 19th St.
 182      Bloomfield-AutoZone                                          997 Blue Hills Avenue



(cont'd)

                                                                                         ORIGINAL    REMAINING
                                                                 MONTHLY                 TERM TO      TERM TO
                                                    CUT-OFF        P&I                   MATURITY    MATURITY
 LOAN                                  ZIP        DATE LOAN      PAYMENTS    MORTGAGE     OR ARD      OR ARD       MATURITY
NUMBER    CITY                 STATE   CODE       BALANCE ($)      ($)       RATE (%)     (MOS.)      (MOS.)      DATE OR ARD
------    ----                 -----   ----       -----------    --------    --------    --------    ---------    -----------

   1      Arlington             VA     22202       49,844,016     369,203     8.067%       120         115         10/1/10
   2      San Francisco         CA     94104       45,905,483     334,970     7.920%       120         117         12/1/10
   3      Emeryville            CA     94608       40,413,874     290,147     7.750%       120         117         12/1/10
   4      Irving                TX     75039       27,121,913     202,663     8.160%       120         115         10/1/10
   5      Multiple                     Multiple    26,550,839     206,198     8.000%       120         114          9/1/10
 5.1      Torrance              CA     90503
 5.2      Houston               TX     77061
 5.3      Jacksonville          FL     32256
 5.4      Jacksonville          FL     32207
   6      Charlotte             NC     28262       25,932,760     197,827     7.790%       120         114          9/1/10
   7      Louisville            KY     40202       25,364,614     189,783     8.150%       120         111          6/1/10
   8      Multiple                     Multiple    25,326,456     196,690     8.000%       120         114          9/1/10
 8.1      Atlanta               GA     30328
 8.2      Flint                 MI     48507
 8.3      Clayton               MO     63105
 8.4      Downers Grove         IL     60515
   9      East Caln Township    PA     19335       25,133,039     186,492     8.090%       120         116         11/1/10
  10      Sherman               TX     75090       24,550,092     172,999     7.375%       117         100          7/1/09
  11      Santa Clara           CA     95054       23,921,563     173,767     7.860%       120         115         10/1/10
  12      St. Augustine         FL     32095       23,702,380     163,885     7.260%       120         103         10/1/09
  13      Brandon               FL     33551       20,183,996     146,965     7.890%       120         116         11/1/10
  14      Las Vegas             NV     89108       19,239,355     143,739     8.170%       120         117         12/1/10
  15      Jacksonville          FL     32224       18,760,000     134,658     7.770%       120         117         12/1/10
  16      Seattle               WA     98109       18,404,922     142,174     7.950%       120         115         10/1/10
  17      Phoenix               AZ     85027       18,129,889     133,672     8.010%       120         114          9/1/10
  18      Charlotte             NC     28226       16,250,000      99,531     7.350%       120         118          1/1/11
  19      Jacksonville          NC     28546       15,225,764     110,944     7.910%       120         118          1/1/11
  20      Charlottesville       VA     22901       15,000,000      91,875     7.350%       120         118          1/1/11
  21      Las Vegas             NV     89108       14,942,852     110,693     8.060%       120         114          9/1/10
  22      Fountain Valley       CA     92708       13,954,274     109,434     8.660%       120         110          5/1/10
  23      Sacramento            CA     95816       13,913,154     107,869     7.980%       120         114          9/1/10
  24      Morristown            NJ     07960       13,000,000      95,208     7.980%       120         114          9/1/10
  25      Norcross              GA     30093       12,650,000      91,590     7.860%       120         117         12/1/10
  26      Durham                NC     27704       12,630,000      92,059     7.930%       120         117         12/1/10
  27      Greenville            NC     27834       12,629,383      90,626     7.750%       120         118          1/1/11
  28      San Diego             CA     92121       12,081,128      89,039     8.030%       120         118          1/1/11
  29      Franklin              TN     37067       12,000,000      73,507     7.250%       120         117         12/1/10
  30      Hayward               CA     94545       12,000,000      88,638     8.070%       120         118          1/1/11
  31      Newark                DE     19713       11,693,322      93,270     8.327%       120         115         10/1/10
  32      San Diego             CA     92117       11,681,752      86,095     8.030%       120         118          1/1/11
  33      Houston               TX     77090       11,416,645      84,793     8.100%       120         116         11/1/10
  34      Edgewater Park        NJ     08016       10,780,119      85,986     8.327%       120         115         10/1/10
  35      Virginia Beach        VA     23451       10,500,000      64,313     7.350%       120         118          1/1/11
  36      Shreveport            LA     71105       10,466,521      76,826     7.970%       120         115         10/1/10
  37      Clinton               MD     20735       10,101,202      69,070     7.250%       120         117         12/1/10
  38      Swansea               IL     62226       10,096,291      85,143     8.890%       120         104         11/1/09
  39      Augusta               GA     30909        9,770,679      73,624     8.250%       120         115         10/1/10
  40      Richmond              VA     23225        9,500,000      58,188     7.350%       120         118          1/1/11
  41      Richmond              VA     23220        9,500,000      58,188     7.350%       120         118          1/1/11
  42      Bradley               IL     60915        9,485,345      70,371     8.100%       120         118          1/1/11
  43      San Jose              CA     95112        9,119,520      64,590     7.620%       120         119          2/1/11
  44      Elmhurst              IL     60126        9,081,532      76,263     8.850%       120         105         12/1/09
  45      Linthicum             MD     21090        8,961,628      75,528     9.000%       120         115         10/1/10
  46      Santa Clara           CA     94054        8,961,127      68,809     7.890%       120         116         11/1/10
  47      Ridgefield            NJ     07657        8,955,254      70,300     8.140%       120         115         10/1/10
  48      Brooklyn              NY     11201        8,676,409      63,777     7.990%       120         116         11/1/10
  49      Bedford               NH     03110        8,473,862      63,142     8.130%       120         115         10/1/10
  50      Westport              CT     06880        8,365,417      62,870     8.210%       120         113          8/1/10
  51      Aiea                  HI     96701        8,362,990      61,373     7.980%       120         117         12/1/10
  52      Encinitas             CA     92424        8,228,300      61,343     8.140%       120         116         11/1/10
  53      Hempstead             NY     11550        8,111,429      64,174     8.220%       120         114          9/1/10
  54      Glen Allen            VA     23060        8,000,000      49,000     7.350%       120         118          1/1/11
  55      Troy                  MI     48083        7,734,300      56,813     7.990%       120         117         12/1/10
  56      Newark                CA     94560        7,730,410      57,825     7.250%       120          92         11/1/08
  57      Pine Hill             NJ     08021        7,722,410      61,597     8.327%       120         115         10/1/10
  58      Boone                 NC     28607        7,591,221      53,349     7.540%       120         119          2/1/11
  59      Harrisonburg          VA     22801        7,437,858      53,373     7.750%       120         118          1/1/11
  60      West Islip            NY     11795        7,253,760      52,399     7.770%       120         110          5/1/10
  61      LasVegas              NV     89030        7,238,971      54,161     8.190%       120         118          1/1/11
  62      La Mirada             CA     90638        7,155,945      55,857     8.060%       120         114          9/1/10
  63      Palm Springs          CA     92262        7,108,087      52,962     8.100%       120         110          5/1/10
  64      Marlton               NJ     08053        6,929,355      55,271     8.327%       120         115         10/1/10
  65      New Orleans           LA     70131        6,830,236      53,380     7.860%       120          97          4/1/09
  66      Camden                NJ     08104        6,494,437      51,802     8.327%       120         115         10/1/10
  67      Clearwater            FL     33755        6,458,708      46,325     7.740%       120         117         12/1/10
  68      Dallas                TX     75214        6,437,738      48,046     8.110%       120         109          4/1/10
  69      West Lawn             PA     19609        6,402,085      51,065     8.327%       120         115         10/1/10
  70      Gilbert               AZ     85234        6,346,198      47,848     8.240%       120         112          7/1/10
  71      Sunnyvale             CA     94087        6,300,000      44,310     7.560%       120         117         12/1/10
  72      Norcross              GA     30092        6,287,212      46,139     7.980%       120         117         12/1/10
  73      Antioch               CA     94509        6,134,470      46,593     8.340%       120         116         11/1/10
  74      Parsippany            NJ     07054        6,027,052      44,731     8.080%       120         114          9/1/10
  75      Concord               NC     28025        6,000,000      36,750     7.350%       120         118          1/1/11
  76      Phoenix               AZ     85032        5,983,498      43,692     7.920%       120         116         11/1/10
  77      Clearwater            FL     33762        5,974,419      50,352     9.000%       120         115         10/1/10
  78      St. Charles           IL     60174        5,964,493      47,159     8.740%       120         108          3/1/10
  79      Rancho Cordova        CA     95670        5,784,463      42,761     8.050%       120         116         11/1/10
  80      High Point            NC     27260        5,680,755      40,694     7.714%       120         115         10/1/10
  81      Riverside             CA     92503        5,511,117      41,001     8.125%       120         117         12/1/10
  82      Glen Allen            VA     23060        5,476,551      46,156     9.000%       120         115         10/1/10
  83      Eatontown             NJ     07724        5,423,772      43,262     8.327%       120         115         10/1/10
  84      College Station       TX     77840        5,165,179      39,097     8.310%       120         117         12/1/10
  85      Virginia Beach        VA     23451        5,000,000      30,625     7.350%       120         118          1/1/11
  86      Oklahoma City         OK     73134        4,987,140      37,563     8.250%       120         116         11/1/10
  87      Fresno                CA     93711        4,974,214      38,359     7.930%       120         115         10/1/10
  88      Burnsville            MN     55337        4,879,342      37,949     8.040%       120         116         11/1/10
  89      St. Joseph            MI     49085        4,869,932      35,468     7.900%       120         117         12/1/10
  90      Oakland Park          FL     33334        4,745,027      35,027     8.030%       120         115         10/1/10
  91      Orange                CA     92868        4,713,117      35,863     8.360%       120         116         11/1/10
  92      Coral Springs         FL     33071        4,440,969      32,591     7.980%       120         117         12/1/10
  93      St. Louis             MO     63136        4,224,654      31,973     8.290%       120         114          9/1/10
  94      Tulsa                 OK     74129        4,183,796      35,871     9.130%       120         107          2/1/10
  95      Prince Frederick      MD     20678        4,161,093      31,583     8.260%       120         104         11/1/09
  96      Southgate             KY     41071        4,160,000      30,467     7.980%       120         114          9/1/10
  97      Freehold              NJ     07728        4,146,849      33,077     8.327%       120         115         10/1/10
  98      Santa Monica          CA     90404        4,087,277      30,342     8.090%       120         115         10/1/10
  99      Gilbert               AZ     85233        4,031,702      30,398     8.240%       120         112          7/1/10
 100      Conyers               GA     30012        3,920,000      28,491     7.900%       120         116         11/1/10
 101      Los Gatos             CA     95032        3,828,441      28,062     7.930%       120         111          6/1/10
 102      Columbia              SC     29223        3,821,133      28,393     8.100%       120         115         10/1/10
 103      Suwanee               GA     30024        3,742,496      27,647     8.050%       120         117         12/1/10
 104      Allison Park          PA     15101        3,710,432      27,947     8.250%       120         116         11/1/10
 105      Glen Burnie           MD     21060        3,640,000      26,658     7.980%       120         114          9/1/10
 106      Boca Raton            FL     33432        3,524,219      25,216     7.720%       120         118          1/1/11
 107      Shrewsbury            MO     63119        3,500,000      25,633     7.980%       120         114          9/1/10
 108      North East            MD     21901        3,394,459      24,358     7.750%       120         118          1/1/11
 109      Shelby                NC     28152        3,335,246      25,380     8.340%       120         112          7/1/10
 110      Naples                FL     34102        3,317,707      25,742     7.500%       120          89          8/1/08
 111      Wilmington            NC     28412        3,231,214      23,751     7.990%       120         116         11/1/10
 112      Nampa                 ID     83651        3,196,368      23,551     8.010%       120         115         10/1/10
 113      Spencer               IA     51301        3,105,172      22,950     8.060%       120         118          1/1/11
 114      New Orleans           LA     70131        3,024,819      23,640     7.860%       120          97          4/1/09
 115      College Station       TX     77840        2,994,307      22,665     8.310%       120         117         12/1/10
 116      Yonkers               NY     10701        2,966,099      25,795     8.420%       120         115         10/1/10
 117      Hialeah               FL     33010        2,920,140      21,566     8.040%       120         116         11/1/10
 118      Albuquerque           NM     87109        2,919,580      22,551     8.470%       120         107          2/1/10
 119      Mentor                OH     44060        2,917,243      21,667     8.100%       120         116         11/1/10
 120      Las Vegas             NV     89117        2,874,152      21,702     8.190%        84          66          9/1/06
 121      Boise                 ID     83709        2,797,718      20,691     8.050%       120         115         10/1/10
 122      Norcross              GA     30092        2,788,062      23,498     9.000%       120         115         10/1/10
 123      Harrison              OH     45030        2,700,000      19,774     7.980%       120         114          9/1/10
 124      Commerce Township     MI     48390        2,695,756      19,774     7.980%       120         118          1/1/11
 125      Temple City           CA     91780        2,660,025      20,763     8.570%       120         104         11/1/09
 126      New Orleans           LA     70114        2,634,520      20,589     7.860%       120          97          4/1/09
 127      Ft. Worth             TX     76137        2,593,063      19,205     8.070%       120         116         11/1/10
 128      Ft. Myers             FL     33913        2,493,811      19,111     8.437%       120         116         11/1/10
 129      Warren                MI     48093        2,489,341      20,980     9.000%       120         115         10/1/10
 130      Myrtle Beach          SC     29577        2,467,302      18,299     8.080%       120         115         10/1/10
 131      Ahoskie               NC     27910        2,432,616      18,245     8.200%       120         115         10/1/10
 132      Clinton               IA     52732        2,431,148      17,765     7.940%       120         118          1/1/11
 133      Long Beach            CA     90813        2,400,000      17,194     7.750%       120         120          3/1/11
 134      Mountain View         CA     94040        2,371,139      18,614     8.150%       120         116         11/1/10
 135      Everett               WA     98204        2,369,921      17,891     8.270%       120         115         10/1/10
 136      Boiling Springs       SC     29316        2,329,694      17,728     8.340%       120         112          7/1/10
 137      Turnwater             WA     98512        2,326,026      17,552     8.270%       120         116         11/1/10
 138      Bristol               VA     24201        2,296,216      16,382     7.690%       120         118          1/1/11
 139      Lenoir City           TN     37771        2,240,847      16,919     8.260%       120         113          8/1/10
 140      Verona                VA     24482        2,234,147      16,707     8.173%       120         116         11/1/10
 141      Las Vegas             NV     89147        2,221,543      16,430     8.055%       120         116         11/1/10
 142      Florence              SC     29501        2,218,639      16,799     7.740%       120         117         12/1/10
 143      Naperville            IL     60564        2,196,414      15,761     7.750%       120         118          1/1/11
 144      Crossville            TN     38555        2,164,564      15,959     8.000%       120         112          7/1/10
 145      Shreveport            LA     71107        2,143,750      16,342     8.375%       120         115         10/1/10
 146      Rowlett               TX     75089        2,089,274      16,785     8.910%       120         107          2/1/10
 147      Knoxville             TN     37931        2,040,406      15,185     8.100%       120         112          7/1/10
 148      Medford Township      NJ     08055        2,007,384      15,149     8.210%       120         106          1/1/10
 149      Las Vegas             NV     89128        1,994,367      14,400     7.802%       120         116         11/1/10
 150      Las Vegas             NV     89109        1,986,977      14,880     8.200%       120         118          1/1/11
 151      Little River          SC     29566        1,971,485      14,300     7.850%       120         116         11/1/10
 152      Fresno                CA     93727        1,942,538      14,363     8.040%       120         114          9/1/10
 153      Orlando               FL     32819        1,897,918      14,953     8.160%       120         113          8/1/10
 154      Norfolk               VA     23513        1,878,128      15,515     8.690%       120         109          4/1/10
 155      Somerdale             NJ     08083        1,869,114      14,909     8.327%       120         115         10/1/10
 156      Wellington            FL     33414        1,830,394      14,382     8.660%       120         107          2/1/10
 157      Orlando               FL     32807        1,822,254      15,012     8.690%       120         112          7/1/10
 158      Pasadena              CA     91105        1,819,694      13,928     8.360%       120         105         12/1/09
 159      Pico Rivera           CA     90660        1,684,673      12,533     8.125%       120         117         12/1/10
 160      Glendale              AZ     85302        1,666,959      12,853     8.510%       120         117         12/1/10
 161      Decatur               AL     35601        1,626,157      12,398     7.820%       120         117         12/1/10
 162      Simi Valley           CA     93065        1,595,129      12,615     8.250%       120         117         12/1/10
 163      Santa Monica          CA     90401        1,497,739      11,269     8.250%       120         118          1/1/11
 164      Tampa                 FL     33612        1,485,631      10,815     7.900%       120         118          1/1/11
 165      Thorofare             NJ     08086        1,397,539      11,147     8.327%       120         115         10/1/10
 166      Moreno Valley         CA     92557        1,377,841      10,136     8.010%       120         118          1/1/11
 167      Brooklyn              NY     11233        1,365,772      10,649     8.600%       120         111          6/1/10
 168      Fresno                CA     93727        1,294,729      10,276     8.280%       120         116         11/1/10
 169      Chicago               IL     60628        1,238,952       9,532     8.480%       120         116         11/1/10
 170      Harrisonburg          VA     22801        1,231,904       9,387     8.375%       120         116         11/1/10
 171      Chandler              AZ     85226        1,097,267       8,396     8.420%       120         116         11/1/10
 172      Detroit               MI     48228        1,037,950       8,405     8.490%       120         113          8/1/10
 173      White Plains          NY     10601          930,276       7,440     8.330%       120         112          7/1/10
 174      Atascadero            CA     93422          928,875       7,702     8.800%       112         107          2/1/10
 175      Orangeburg            SC     29115          924,444       7,551     8.625%       120         116         11/1/10
 176      Helena                MT     59602          877,904       6,845     8.625%       120         116         11/1/10
 177      Los Angeles           CA     90029          874,010       7,515     9.210%       120         111          6/1/10
 178      Sarasota              FL     34239          855,040       8,380     8.130%       120         114          9/1/10
 179      Clementon             NJ     08021          712,965       5,687     8.327%       120         115         10/1/10
 180      Coral Springs         FL     33465          598,496       4,560     8.375%       120         116         11/1/10
 181      Boca Raton            FL     33432          590,516       4,500     8.375%       120         116         11/1/10
 182      Bloomfield            CT     06002          417,631       3,390     8.530%       120         114          9/1/10



(cont'd)

           MATURITY      ORIGINAL    REMAINING    SECURED
          DATE OR ARD     AMORT        AMORT       BY A        MASTER             ANTICIPATED
 LOAN      BALLOON        TERM         TERM       GROUND     SERVICING     ARD     REPAYMENT
NUMBER    BALANCE ($)     (MOS.)      (MOS.)       LEASE      FEE RATE    LOAN?      DATE
------    -----------    --------    ---------    -------    ---------    -----   -----------

   1       44,845,216      360         355           N        0.0757%      N          NA
   2       41,049,864      360         357           N        0.0500%      Y        12/1/10
   3       35,993,263      360         357           N        0.0500%      Y        11/1/10
   4       24,453,444      360         355           N        0.0757%      N          NA
   5       22,066,442      300         294           N        0.0554%      N          NA
 5.1                                                                                  NA
 5.2                                                                                  NA
 5.3                                                                                  NA
 5.4                                                                                  NA
   6       21,374,325      300         294           N        0.0500%      N          NA
   7       22,912,536      360         351           N        0.1264%      N          NA
   8       21,048,854      300         294           N        0.0554%      N          NA
 8.1                                                                                  NA
 8.2                                                                                  NA
 8.3                                                                                  NA
 8.4                                                                                  NA
   9       22,575,966      360         356           N        0.0500%      N          NA
  10       21,840,455      351         334           N        0.1264%      N          NA
  11       21,420,833      360         355           N        0.1264%      N          NA
  12       21,114,471      360         343           N        0.1264%      N          NA
  13       18,046,395      360         356           N        0.0500%      N          NA
  14       17,304,720      360         357           N        0.0500%      N          NA
  15       17,239,406      360         360           N        0.0500%      N          NA
  16       15,264,411      300         295           N        0.1264%      N          NA
  17       16,296,094      360         354           N        0.1264%      N          NA
  18       16,250,000       NA          NA           N        0.0500%      N          NA
  19       13,603,115      360         358           N        0.0500%      N          NA
  20       15,000,000       NA          NA           N        0.0500%      N          NA
  21       13,446,575      360         354           N        0.1264%      N          NA
  22       12,753,643      360         350           N        0.1264%      N          NA
  23       11,528,466      300         294           N        0.0500%      N          NA
  24       12,156,964      360         360           N        0.0500%      N          NA
  25       12,096,456      360         360           N        0.0500%      N          NA
  26       12,086,109      360         360           N        0.0500%      N          NA
  27       11,240,326      360         358           N        0.0500%      N          NA
  28       10,824,189      360         358           N        0.0500%      N          NA
  29       12,000,000       NA          NA           N        0.0500%      N          NA
  30       11,085,880      360         360           N        0.0500%      N          NA
  31       10,467,615      295         295           N        0.1264%      Y        10/1/10
  32       10,466,365      360         358           N        0.0500%      N          NA
  33       10,257,454      360         356           N        0.0500%      N          NA
  34        9,650,134      295         295           N        0.1264%      Y        10/1/10
  35       10,500,000       NA          NA           N        0.0500%      N          NA
  36        9,381,732      360         355           N        0.0500%      N          NA
  37        8,886,127      360         357           N        0.0500%      N          NA
  38        8,669,248      300         284           N        0.1264%      N          NA
  39        8,827,107      360         355           N        0.1264%      N          NA
  40        9,500,000       NA          NA           N        0.0500%      N          NA
  41        9,500,000       NA          NA           N        0.0500%      N          NA
  42        8,512,371      360         358           N        0.0500%      N          NA
  43        8,085,317      360         359           N        0.0500%      N          NA
  44        7,785,879      300         285           N        0.1264%      N          NA
  45        7,624,559      300         295           N        0.0500%      N          NA
  46        7,410,010      300         296           N        0.1264%      N          NA
  47        7,466,049      300         295           N        0.1264%      N          NA
  48        7,775,666      360         356           N        0.0500%      N          NA
  49        7,634,981      360         355           N        0.1264%      N          NA
  50        7,557,790      360         353           N        0.1264%      N          NA
  51        7,488,956      360         357           N        0.0500%      N          NA
  52        7,399,618      360         356           N        0.0500%      N          NA
  53        6,781,723      300         294           N        0.1264%      N          NA
  54        8,000,000       NA          NA           N        0.0500%      N          NA
  55        6,938,209      360         357           N        0.1264%      N          NA
  56        6,466,212      300         272           N        0.1264%      N          NA
  57        6,899,312      295         295           N        0.0500%      Y        10/1/10
  58        6,717,052      360         359           N        0.0500%      N          NA
  59        6,619,797      360         358           N        0.0500%      N          NA
  60        6,503,122      360         350           N        0.1264%      N          NA
  61        6,509,969      360         358           N        0.0500%      N          NA
  62        5,957,053      300         294           N        0.1264%      N          NA
  63        6,419,520      360         350           Y        0.1264%      N          NA
  64        6,190,785      295         295           N        0.0500%      Y        10/1/10
  65        5,763,140      300         277           N        0.1264%      N          NA
  66        5,802,223      295         295           N        0.0500%      Y        10/1/10
  67        5,760,024      360         357           N        0.1264%      N          NA
  68        5,817,324      360         349           N        0.1264%      N          NA
  69        5,731,011      295         295           N        0.1264%      Y        10/1/10
  70        5,742,227      360         352           N        0.1264%      N          NA
  71        5,766,720      360         360           N        0.0500%      N          NA
  72        5,638,763      360         357           N        0.1264%      N          NA
  73        5,541,691      360         356           N        0.0500%      N          NA
  74        5,425,983      360         354           N        0.1264%      N          NA
  75        6,000,000       NA          NA           N        0.0500%      N          NA
  76        5,353,575      360         356           N        0.0500%      N          NA
  77        5,083,039      300         295           N        0.0500%      N          NA
  78        5,468,608      360         348           N        0.1264%      N          NA
  79        5,191,157      360         356           N        0.0500%      N          NA
  80        5,069,581      360         355           N        0.1264%      N          NA
  81        4,951,808      360         357           N        0.0500%      N          NA
  82        4,659,452      300         295           N        0.0500%      N          NA
  83        4,845,675      295         295           N        0.0500%      Y        10/1/10
  84        4,660,644      360         357           N        0.0500%      N          NA
  85        5,000,000       NA          NA           N        0.0500%      N          NA
  86        4,496,113      360         356           N        0.0500%      N          NA
  87        4,123,158      300         295           N        0.1264%      N          NA
  88        4,051,598      300         296           N        0.1264%      N          NA
  89        4,352,764      360         357           N        0.0500%      N          NA
  90        4,265,614      360         355           N        0.1264%      N          NA
  91        4,259,590      360         356           N        0.0500%      N          NA
  92        3,982,936      360         357           N        0.1264%      N          NA
  93        3,821,113      360         354           N        0.1264%      N          NA
  94        3,603,085      300         287           N        0.1264%      N          NA
  95        3,784,183      360         344           N        0.1264%      N          NA
  96        3,890,228      360         360           N        0.0500%      N          NA
  97        3,712,171      295         295           N        0.1264%      Y        10/1/10
  98        3,679,327      360         355           N        0.1264%      N          NA
  99        3,648,003      360         352           N        0.1264%      N          NA
 100        3,610,473      360         360           N        0.0500%      N          NA
 101        3,441,540      360         351           N        0.1264%      N          NA
 102        3,440,524      360         355           N        0.1264%      N          NA
 103        3,361,935      360         357           N        0.1264%      N          NA
 104        3,345,107      360         356           N        0.0500%      N          NA
 105        3,403,950      360         360           N        0.0500%      N          NA
 106        3,134,331      360         358           N        0.0500%      N          NA
 107        3,273,029      360         360           N        0.0500%      N          NA
 108        3,021,115      360         358           N        0.0500%      N          NA
 109        3,024,405      360         352           N        0.1264%      N          NA
 110        2,766,407      292         261           N        0.1264%      N          NA
 111        2,899,567      360         356           N        0.1264%      N          NA
 112        2,872,114      360         355           N        0.1264%      N          NA
 113        2,784,059      360         358           N        0.0500%      N          NA
 114        2,552,249      300         277           N        0.1264%      N          NA
 115        2,701,822      360         357           N        0.0500%      N          NA
 116        2,149,171      240         235           N        0.1264%      N          NA
 117        2,620,019      360         356           N        0.0500%      N          NA
 118        2,661,803      360         347           N        0.1264%      N          NA
 119        2,621,041      360         356           N        0.0500%      N          NA
 120        2,727,691      360         342           N        0.1264%      N          NA
 121        2,516,196      360         355           N        0.1264%      N          NA
 122        2,372,084      300         295           N        0.0500%      N          NA
 123        2,524,908      360         360           Y        0.0500%      N          NA
 124        2,412,451      360         358           N        0.0500%      N          NA
 125        2,434,342      360         344           N        0.1264%      N          NA
 126        2,222,926      300         277           N        0.1264%      N          NA
 127        2,331,174      360         356           N        0.1264%      N          NA
 128        2,257,707      360         356           N        0.0500%      N          NA
 129        2,117,933      300         295           N        0.0500%      N          NA
 130        2,220,539      360         355           N        0.1264%      N          NA
 131        2,195,243      360         355           N        0.1264%      N          NA
 132        2,173,599      360         358           N        0.0500%      N          NA
 133        2,133,797      360         360           N        0.0500%      N          NA
 134        1,970,101      300         296           N        0.0850%      N          NA
 135        2,142,005      360         355           N        0.1264%      N          NA
 136        2,112,569      360         352           N        0.1264%      N          NA
 137        2,100,549      360         356           N        0.1264%      N          NA
 138        2,040,698      360         358           N        0.0500%      N          NA
 139        2,026,734      360         353           N        0.1264%      N          NA
 140        2,010,659      360         356           N        0.0500%      N          NA
 141        1,996,494      360         356           N        0.1264%      N          NA
 142        1,825,509      300         297           N        0.1264%      N          NA
 143        1,954,839      360         358           N        0.0500%      N          NA
 144        1,948,178      360         352           N        0.1264%      N          NA
 145        1,939,298      360         355           N        0.0500%      N          NA
 146        1,921,753      360         347           N        0.1264%      N          NA
 147        1,840,532      360         352           N        0.1264%      N          NA
 148        1,821,444      360         346           N        0.1264%      N          NA
 149        1,781,884      360         356           N        0.1264%      N          NA
 150        1,787,291      360         358           N        0.0500%      N          NA
 151        1,763,416      360         356           N        0.1264%      N          NA
 152        1,747,238      360         354           N        0.1264%      N          NA
 153        1,585,911      300         293           N        0.1264%      N          NA
 154        1,597,181      300         289           N        0.1264%      N          NA
 155        1,669,893      295         295           N        0.0500%      Y        10/1/10
 156        1,675,259      360         347           N        0.1264%      N          NA
 157        1,545,957      300         292           N        0.2278%      N          NA
 158        1,657,752      360         345           N        0.1264%      N          NA
 159        1,513,700      360         357           N        0.0500%      N          NA
 160        1,510,886      360         357           N        0.0850%      N          NA
 161        1,341,058      300         297           N        0.1264%      N          NA
 162        1,327,858      300         297           N        0.0500%      N          NA
 163        1,348,766      360         358           N        0.0500%      N          NA
 164        1,326,990      360         358           N        0.0500%      N          NA
 165        1,248,581      295         295           N        0.0500%      Y        10/1/10
 166        1,233,910      360         358           N        0.0500%      N          NA
 167        1,245,668      360         351           N        0.2278%      N          NA
 168        1,079,606      300         296           N        0.0500%      N          NA
 169        1,122,721      360         356           N        0.0500%      N          NA
 170        1,113,735      360         356           N        0.0500%      N          NA
 171         993,008       360         356           N        0.0850%      N          NA
 172         874,935       300         293           N        0.2278%      N          NA
 173         781,868       300         292           N        0.2278%      N          NA
 174         802,447       300         295           N        0.2278%      N          NA
 175         778,070       300         296           N        0.0500%      N          NA
 176         798,076       360         356           N        0.0500%      N          NA
 177         751,592       300         291           N        0.2278%      N          NA
 178         429,944       180         174           N        0.2278%      N          NA
 179         636,973       295         295           N        0.0500%      Y        10/1/10
 180         541,086       360         356           N        0.0500%      N          NA
 181         533,871       360         356           N        0.0500%      N          NA
 182         352,053       300         294           N        0.2278%      N          NA



(cont'd)

                                                                         CROSS                                  IS THE
                                                                     COLLATERALIZED                            LOAN AN
                                                                       AND CROSS                     LETTER    INTEREST
 LOAN                                                       LOAN       DEFAULTED       DEFEASANCE      OF      RESERVE
NUMBER                INTEREST RATE FOR ARD LOAN           SELLER      LOAN FLAG          LOAN?      CREDIT     LOAN?     LOCKBOX
------                --------------------------           ------    --------------    ----------    ------    --------   -------

   1                              NA                        BOA                            Y           N         Y        Springing
   2                            10.42%                      FUNB                           Y           N         Y        Springing
   3                            10.25%                      FUNB                           Y           N         Y        Modified
   4                              NA                        BOA                            Y           N         Y        Springing
   5                              NA                        BOA           RFS              Y           N         Y        Hard
 5.1                              NA                        BOA           RFS                                    Y        Hard
 5.2                              NA                        BOA           RFS                                    Y        Hard
 5.3                              NA                        BOA           RFS                                    Y        Hard
 5.4                              NA                        BOA           RFS                                    Y        Hard
   6                              NA                        FUNB                           Y           N         Y        None
   7                              NA                        BOA                            Y           N         Y        None
   8                              NA                        BOA           RFS              Y           N         Y        Hard
 8.1                              NA                        BOA           RFS                                    Y        Hard
 8.2                              NA                        BOA           RFS                                    Y        Hard
 8.3                              NA                        BOA           RFS                                    Y        Hard
 8.4                              NA                        BOA           RFS                                    Y        Hard
   9                              NA                        FUNB                           Y           N         Y        None
  10                              NA                        BOA                            Y           N         Y        None
  11                              NA                        BOA                            Y           N         Y        Hard
  12                              NA                        BOA                            Y           N         Y        None
  13                              NA                        FUNB                           Y           N         Y        None
  14                              NA                        FUNB                           Y           Y         Y        None
  15                              NA                        FUNB                           Y           N         Y        None
  16                              NA                        BOA                            Y           N         Y        None
  17                              NA                        BOA                            Y           N         Y        None
  18                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  19                              NA                        FUNB                           Y           Y         Y        None
  20                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  21                              NA                        BOA                            Y           N         Y        None
  22                              NA                        BOA                            Y           N         Y        None
  23                              NA                        FUNB         HCPI              Y           N         Y        None
  24                              NA                        FUNB         HCPI              Y           N         Y        None
  25                              NA                        FUNB                           Y           N         Y        None
  26                              NA                        FUNB                           Y           N         Y        None
  27                              NA                        FUNB                           Y           N         Y        None
  28                              NA                        FUNB                           Y           Y         Y        None
  29                              NA                        FUNB                           Y           N         Y        None
  30                              NA                        FUNB                           Y           N         Y        None
  31           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      BOA                            N           Y         Y        None
  32                              NA                        FUNB                           Y           Y         Y        None
  33                              NA                        FUNB                           N           N         Y        None
  34           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      BOA                            N           Y         Y        None
  35                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  36                              NA                        FUNB                           Y           N         Y        None
  37                              NA                        FUNB                           Y           N         Y        None
  38                              NA                        BOA                            Y           N         Y        Hard
  39                              NA                        BOA                            Y           N         Y        None
  40                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  41                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  42                              NA                        FUNB                           Y           N         Y        None
  43                              NA                        FUNB                           Y           N         Y        None
  44                              NA                        BOA                            Y           N         Y        None
  45                              NA                        FUNB       Homewood            Y           N         Y        None
  46                              NA                        BOA                            Y           N         Y        None
  47                              NA                        BOA                            Y           N         Y        None
  48                              NA                        FUNB                           Y           N         Y        None
  49                              NA                        BOA                            Y           N         Y        None
  50                              NA                        BOA                            Y           N         Y        None
  51                              NA                        FUNB                           Y           N         Y        None
  52                              NA                        FUNB                           Y           N         Y        None
  53                              NA                        BOA                            Y           N         Y        None
  54                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  55                              NA                        BOA                            Y           N         Y        None
  56                              NA                        BOA                            Y           N         Y        None
  57           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
  58                              NA                        FUNB                           Y           N         Y        None
  59                              NA                        FUNB                           Y           N         Y        None
  60                              NA                        BOA                            Y           N         Y        None
  61                              NA                        FUNB                           Y           N         Y        None
  62                              NA                        BOA                            Y           N         Y        None
  63                              NA                        BOA                            Y           N         Y        None
  64           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
  65                              NA                        BOA                            Y           N         Y        None
  66           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
  67                              NA                        BOA                            Y           N         Y        None
  68                              NA                        BOA                            Y           N         Y        None
  69           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      BOA                            N           Y         Y        None
  70                              NA                        BOA                            Y           N         Y        None
  71                              NA                        FUNB                           Y           N         Y        None
  72                              NA                        BOA                            Y           N         Y        Springing
  73                              NA                        FUNB                           Y           N         Y        None
  74                              NA                        BOA                            Y           N         Y        None
  75                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  76                              NA                        FUNB                           Y           N         Y        None
  77                              NA                        FUNB       Homewood            Y           N         Y        None
  78                              NA                        BOA                            Y           N         Y        None
  79                              NA                        FUNB                           Y           N         Y        None
  80                              NA                        BOA                            Y           N         Y        None
  81                              NA                        FUNB                           Y           N         Y        Springing
  82                              NA                        FUNB       Homewood            Y           N         Y        None
  83           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
  84                              NA                        FUNB                           Y           N         Y        None
  85                              NA                        FUNB      Cornerstone          Y           N         Y        Springing
  86                              NA                        FUNB                           Y           N         Y        None
  87                              NA                        BOA                            Y           N         Y        None
  88                              NA                        BOA                            Y           N         Y        None
  89                              NA                        FUNB                           Y           N         Y        None
  90                              NA                        BOA                            Y           N         Y        None
  91                              NA                        FUNB                           Y           N         Y        None
  92                              NA                        BOA                            Y           N         Y        None
  93                              NA                        BOA                            Y           N         Y        None
  94                              NA                        BOA                            Y           N         Y        None
  95                              NA                        BOA                            Y           N         Y        None
  96                              NA                        FUNB         HCPI              Y           N         Y        None
  97           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      BOA                            N           Y         Y        None
  98                              NA                        BOA                            Y           N         Y        Springing
  99                              NA                        BOA                            Y           N         Y        None
 100                              NA                        FUNB                           Y           N         Y        None
 101                              NA                        BOA                            Y           N         Y        None
 102                              NA                        BOA                            Y           N         Y        None
 103                              NA                        BOA                            Y           N         Y        None
 104                              NA                        FUNB                           Y           N         Y        Hard
 105                              NA                        FUNB         HCPI              Y           N         Y        None
 106                              NA                        FUNB                           Y           N         Y        None
 107                              NA                        FUNB         HCPI              Y           N         Y        None
 108                              NA                        FUNB                           Y           N         Y        None
 109                              NA                        BOA                            Y           N         Y        None
 110                              NA                        BOA                            Y           N         Y        None
 111                              NA                        BOA                            Y           N         Y        None
 112                              NA                        BOA                            Y           N         Y        None
 113                              NA                        FUNB                           Y           N         Y        None
 114                              NA                        BOA                            Y           N         Y        None
 115                              NA                        FUNB                           Y           N         Y        None
 116                              NA                        BOA                            Y           N         Y        None
 117                              NA                        FUNB                           Y           N         Y        None
 118                              NA                        BOA                            Y           N         Y        None
 119                              NA                        FUNB                           Y           N         Y        None
 120                              NA                        BOA                            Y           N         Y        None
 121                              NA                        BOA                            Y           N         Y        None
 122                              NA                        FUNB       Homewood            Y           N         Y        None
 123                              NA                        FUNB         HCPI              Y           N         Y        None
 124                              NA                        FUNB                           Y           N         Y        None
 125                              NA                        BOA                            Y           N         Y        None
 126                              NA                        BOA                            Y           N         Y        None
 127                              NA                        BOA                            Y           N         Y        None
 128                              NA                        FUNB                           Y           N         Y        None
 129                              NA                        FUNB       Homewood            Y           N         Y        None
 130                              NA                        BOA                            Y           N         Y        None
 131                              NA                        BOA                            Y           N         Y        None
 132                              NA                        FUNB                           Y           N         Y        None
 133                              NA                        FUNB                           Y           N         Y        None
 134                              NA                        FUNB                           Y           N         Y        None
 135                              NA                        BOA                            Y           N         Y        None
 136                              NA                        BOA                            Y           N         Y        None
 137                              NA                        BOA                            Y           N         Y        None
 138                              NA                        FUNB                           Y           N         Y        None
 139                              NA                        BOA                            Y           N         Y        None
 140                              NA                        FUNB                           Y           N         Y        None
 141                              NA                        BOA                            Y           N         Y        None
 142                              NA                        BOA                            Y           N         Y        None
 143                              NA                        FUNB                           Y           N         Y        None
 144                              NA                        BOA                            Y           N         Y        None
 145                              NA                        FUNB                           Y           N         Y        None
 146                              NA                        BOA                            Y           N         Y        None
 147                              NA                        BOA                            Y           N         Y        None
 148                              NA                        BOA                            Y           N         Y        None
 149                              NA                        BOA                            Y           N         Y        None
 150                              NA                        FUNB                           Y           N         Y        None
 151                              NA                        BOA                            Y           N         Y        None
 152                              NA                        BOA                            Y           N         Y        None
 153                              NA                        BOA                            Y           N         Y        None
 154                              NA                        BOA                            Y           N         Y        Springing
 155           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
 156                              NA                        BOA                            Y           N         Y        None
 157                              NA                        BOA                            Y           N         Y        None
 158                              NA                        BOA                            Y           N         Y        None
 159                              NA                        FUNB                           Y           N         Y        Springing
 160                              NA                        FUNB                           Y           N         Y        None
 161                              NA                        BOA                            Y           N         Y        None
 162                              NA                        FUNB                           Y           N         Y        None
 163                              NA                        FUNB                           Y           N         Y        None
 164                              NA                        FUNB                           Y           N         Y        None
 165           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
 166                              NA                        FUNB                           Y           N         Y        Hard
 167                              NA                        BOA                            Y           N         Y        None
 168                              NA                        FUNB                           Y           N         Y        None
 169                              NA                        FUNB                           Y           N         Y        None
 170                              NA                        FUNB                           Y           N         Y        None
 171                              NA                        FUNB                           Y           N         Y        None
 172                              NA                        BOA                            Y           N         Y        None
 173                              NA                        BOA                            Y           N         Y        None
 174                              NA                        BOA                            Y           N         Y        None
 175                              NA                        FUNB                           Y           N         Y        None
 176                              NA                        FUNB                           Y           N         Y        None
 177                              NA                        BOA                            Y           N         Y        None
 178                              NA                        BOA                            Y           N         Y        None
 179           10/1/10-9/30/12=9.327;10/1/12-MD=10.827      FUNB                           N           Y         Y        Springing
 180                              NA                        FUNB                           Y           N         Y        None
 181                              NA                        FUNB                           Y           N         Y        None
 182                              NA                        BOA                            Y           N         Y        None



(cont'd)

                                                   INITIAL
                                    ANNUAL         DEPOSIT
          MONTHLY     MONTHLY     DEPOSIT TO       TO CAPITAL
 LOAN      TAX       INSURANCE    REPLACEMENT     IMPROVEMENTS
NUMBER    ESCROW      ESCROW        RESERVE         RESERVE       INITIAL TI/LC ESCROW
------    -------    ---------    -----------     ------------    --------------------

   1        Y            Y           33,326.52      462,500.00           250,236.00
   2        Y            Y           47,422.56      147,625.00
   3        Y            Y           22,371.96
   4        N            N
   5        Y            Y          738,415.44      24,937.50
 5.1
 5.2
 5.3
 5.4
   6        Y            Y          677,807.52
   7        Y            N           69,240.00                             6,666.67
   8        Y            Y        1,078,691.04      268,250.00
 8.1
 8.2
 8.3
 8.4
   9        Y            N           22,927.56
  10        Y            Y
  11        Y            Y           56,901.96
  12        Y            Y           17,508.72       96,250.00         1,925,487.20
  13        Y            Y                          143,012.50
  14        Y            Y          120,960.00        7,125.00
  15        Y            Y           65,000.04
  16        Y            Y            5,772.00
  17        Y            N           29,531.04
  18        Y            Y           95,199.96       12,500.00
  19        Y            Y            5,265.00
  20        Y            Y           84,999.96       47,620.00
  21        Y            Y           70,356.00
  22        Y            Y           11,111.04
  23        N            N                           50,135.00
  24        N            N                          264,896.00
  25        Y            Y           79,185.96    1,229,860.00
  26        Y            Y           98,058.00    2,257,077.00
  27        N            N                           86,336.25           200,000.00
  28        Y            N           44,745.00       16,125.00
  29        N            N                          302,100.00
  30        Y            Y           38,507.88       29,375.00           414,720.00
  31        Y            N           63,855.00       87,500.00
  32        Y            N           39,750.00       31,250.00
  33        Y            Y          111,999.96      338,000.00
  34        Y            N           66,240.00       46,550.00
  35        Y            Y           53,000.04        2,250.00
  36        Y            Y          112,437.00       94,437.50
  37        Y            Y           10,927.68
  38        N            N
  39        Y            Y           26,201.04        5,000.00           150,000.00
  40        Y            Y           54,399.96
  41        Y            Y           66,000.00        5,600.00
  42        Y            Y           13,669.92
  43        Y            Y           27,046.68                           104,000.00
  44        Y            Y          239,964.00
  45        N            Y
  46        Y            Y           14,109.00
  47        Y            N            6,999.96                             7,188.00
  48        Y            Y           11,499.96
  49        Y            Y           19,044.96          625.00
  50        Y            Y            7,095.96
  51        Y            Y           16,020.96                             1,000.00
  52        Y            Y           19,092.00       16,450.00
  53        N            N           10,067.04
  54        Y            Y           44,799.96        2,100.00
  55        N            N                           22,750.00
  56        Y            Y           19,364.04                           105,500.00
  57        Y            N           63,801.00       43,000.00
  58        Y            Y                            6,437.50
  59        Y            Y           21,500.04
  60        Y            Y           27,126.00
  61        Y            Y            4,998.12                            50,000.00
  62        Y            Y           29,841.00
  63        Y            Y           12,848.04        4,168.75
  64        Y            N           42,784.20       26,148.00
  65        Y            Y                          238,837.50
  66        Y            N           60,048.00       32,250.00
  67        Y            Y           33,528.00        9,825.00           300,000.00
  68        Y            Y           24,929.04       31,250.00
  69        Y            N           38,496.00        7,375.00
  70        Y            Y            6,495.00
  71        Y            Y            7,014.00       93,750.00
  72        Y            Y           39,096.00        4,375.00
  73        Y            Y           14,848.20        9,593.75
  74        Y            Y           25,770.00
  75        Y            Y           32,000.04
  76        Y            N                            5,250.00
  77        N            Y
  78        Y            Y            4,992.00
  79        N            N
  80        Y            N           19,203.96
  81        Y            Y           43,820.04      125,468.75
  82        N            Y
  83        Y            N           27,021.60       96,575.00
  84        Y            Y           57,300.00       42,156.25
  85        Y            Y           29,600.04
  86        Y            Y           32,130.96        2,875.00
  87        N            N            7,098.00
  88        Y            Y           22,962.96
  89        Y            Y           35,360.04       12,437.50
  90        Y            Y           32,250.00
  91        Y            Y            1,886.40
  92        Y            Y           12,744.00       20,000.00
  93        Y            Y           73,599.96       42,438.00
  94        Y            Y           43,599.96       46,782.50
  95        Y            Y            8,465.04
  96        N            N                           29,336.00
  97        Y            N           26,004.00      166,100.00
  98        Y            Y            2,696.04        1,500.00
  99        Y            Y            3,971.04
 100        Y            N           31,436.04        1,125.00
 101        N            N
 102        Y            Y            4,935.00
 103        Y            Y            2,970.00
 104        Y            Y           11,067.60       10,237.50
 105        N            N
 106        Y            Y            2,004.24                           100,000.00
 107        N            N
 108        N            N           18,655.20        2,562.50
 109        Y            Y            4,293.96
 110        Y            Y           24,000.00
 111        Y            Y            6,210.00
 112        N            N
 113        Y            Y            4,249.92
 114        Y            Y                           60,000.00
 115        Y            Y           35,400.00       27,562.50
 116        Y            Y            8,568.00       12,500.00
 117        Y            Y           30,956.04      130,600.00
 118        Y            Y           18,788.04        4,030.00
 119        Y            Y            3,985.44
 120        N            N
 121        N            N
 122        N            Y
 123        N            N
 124        Y            Y            2,863.80
 125        Y            Y           19,496.52        9,000.00
 126        Y            Y                           50,875.00
 127        Y            Y            3,960.00
 128        Y            Y            6,697.56                            85,000.00
 129        N            Y
 130        N            N
 131        Y            Y           20,055.84
 132        Y            Y            3,946.56
 133        Y            Y           20,000.04        4,750.00
 134        Y            Y            3,271.56       10,218.75
 135        N            N              644.04
 136        Y            Y            2,996.04                            45,000.00
 137        N            N              672.00
 138        Y            Y            4,350.48        1,312.50
 139        Y            Y            4,710.00
 140        Y            Y            5,271.36
 141        Y            Y            2,354.04
 142        Y            Y
 143        N            N
 144        Y            Y            6,495.96
 145        Y            Y           37,100.04       48,686.25
 146        Y            Y            3,069.96
 147        Y            Y            6,999.96
 148        N            N            1,091.04
 149        N            N
 150        Y            Y            5,562.72       10,249.00
 151        N            N
 152        Y            Y            4,800.00       27,125.00
 153        Y            Y           12,320.04       37,500.00           157,000.00
 154        Y            Y           41,184.00        4,375.00
 155        Y            N           17,495.76       10,157.00
 156        Y            Y            4,202.04        1,687.50
 157        Y            Y           12,233.04      206,854.00            16,305.00
 158        Y            Y            8,396.04        1,625.00
 159        Y            Y           20,568.96       20,250.00
 160        Y            Y           10,834.68        1,250.00
 161        N            N
 162        Y            Y                           20,000.00
 163        Y            Y            1,432.56
 164        Y            Y            3,396.36       39,250.00
 165        Y            N           10,008.00       45,037.00
 166        Y            Y           18,189.00       69,612.50
 167        Y            Y           12,900.00        4,730.00
 168        Y            N            1,919.88
 169        Y            Y            3,235.44        5,875.00
 170        Y            Y            3,600.00          250.00
 171        Y            Y            2,448.00                            42,000.00
 172        Y            Y           17,499.96       11,937.50
 173        Y            Y            2,400.00
 174        Y            Y              825.00
 175        Y            Y           18,999.96       25,858.00
 176        Y            Y            3,399.96
 177        Y            Y            2,838.96          475.00
 178        Y            Y            3,421.08                            87,134.00
 179        Y            N            7,749.96       63,525.00
 180        Y            Y            4,723.20        4,960.00
 181        Y            Y            3,536.64        1,573.75
 182        N            N

                                   EXHIBIT C-1

               Schedule of Exceptions to Mortgage File Delivery

               First Union Commercial Mortgage Securities Inc.
         Commercial Mortgage Pass Through Certificates Series 2001-C1


-------------------------------------------------------------------------------
Loan ID  Originator  Property Name  Document   Ex Code  Exception    Comments
                                                        Description
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                  [Date]
Banc of America, N.A.
100 North Tryon Street
NC1-007-11-07
Charlotte, NC 28209

First Union Commercial Mortgage Securities, Inc.
One First Union Center
Charlotte, North Carolina 28228
Attention:  Barry Reiner

First Union National Bank
8739 Research Drive - URP4, NC 1075
Charlotte, North Carolina 28262-1075
Attention:  First Union National Bank-Bank of America, N.A. Commercial
            Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2001-C1

      Re:   First Union National Bank - Bank of America, N.A.
            Commercial Mortgage Trust
            Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

Wells Fargo Bank Minnesota, N.A., as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii),
(iv)(b), (iv)(c), (vi), (viii), and (ix), and (xi) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Originator constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                    Respectfully,



                                       _______________________________________

                                       Name:__________________________________
                                       Title: ________________________________

                                   EXHIBIT D-1

                 FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                  [Date]


Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue S.E.
Minneapolis, Minnesota  55414
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer and as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                          ____________________________________
                                          ____________________________________
                                          ____________________________________



                                          Attn: ______________________________
                                          Phone:______________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    Mortgage Loan paid in full.

            The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2.    Other.  (Describe)

            ______________________________________________________________
            ______________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       FIRST UNION NATIONAL BANK,
                                       as Master Servicer



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                 EXHIBIT D-2

                 FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

[Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue S.E.
Minneapolis, Minnesota 5544
Attn: Corporate Trust Services (CMBS)-Mortgage Document Custody

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer and as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                          ____________________________________
                                          ____________________________________
                                          ____________________________________
                                          Attn: ______________________________
                                          Phone:______________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    The Mortgage Loan is being foreclosed.

_____ 2.    Other.  (Describe)

            ______________________________________________________________
            ______________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       FIRST UNION NATIONAL BANK
                                       as Special Servicer



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT E

               CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

            "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

            In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

            In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                    EXHIBIT F

                                   [RESERVED]

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                  [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette-MAC#N9303-121
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS)

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1 (the "Certificates")
                                 ------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of March 30, 2001 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                       Very truly yours,



                                       _______________________________________
                                                    (Transferor)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                                                                  [Date]
Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette-MAC#N9303-121
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS)

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1   (the "Certificates")
                                   ------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of March 30, 2001 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. In the case of a Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class IO Certificates, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and at the time of such transfer, the Certificates are rated in one of the top four rating categories by at least one Rating Agency, (2) is an insurance company general account that is eligible for, and satisfies all of the requirements of, Section III of Department of Labor Prohibited Transaction Class Exemption 95-60, or (3) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

            In the case of a Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (2) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

            3. The Transferee has been furnished with all information regarding
      (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

            4. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

      [In the case of the Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      -AND-

      [In the case of Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class IO Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS SUCH PLAN (1) QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND AT THE TIME OF SUCH TRANSFER, THE CERTIFICATES ARE RATED IN ONE OF THE TOP FOUR RATING CATEGORIES BY AT LEAST ONE RATING AGENCY, (2) THE PURCHASER IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS OF, SECTION III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (3) CAN PROVIDE A CERTIFICATION OF FACTS AND OPINION OF COUNSEL (WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, TRUST OR CERTIFICATE REGISTRAR) ON WHICH THE TRUSTEE MAY CONCLUSIVELY RELY, THAT SUCH TRANSFER WILL NOT RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

      [In the case of Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                                       Very truly yours,



                                       _______________________________________
                                                    (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                                        ANNEX 1 TO EXHIBIT G-2

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank Minnesota, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").


      2.____The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $____________ / _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

      ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      ____  Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

      ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ____ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

      ____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


       ________             ________       Will the Transferee be purchasing
         Yes                   No          the Transferred Certificate only for
                                           the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                                                        ANNEX 2 TO EXHIBIT G-2

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank Minnesota, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.


       ________             ________      Will the Transferee be purchasing the
         Yes                   No         Transferred Certificate only for the
                                          Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       Print Name of Transferee or Adviser



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBs

                                                                  [Date]
Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette-MAC#N9303-121
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS)

      Re:   First Union National Bank--Bank of America, N.A.
            Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1   (the "Certificates")
                                   ------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of March 30, 2001 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

      [In the case of Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      -AND-

      [In the case of Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class IO Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS SUCH PLAN (1) QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND AT THE TIME OF SUCH TRANSFER, THE CERTIFICATES ARE RATED IN ONE OF THE TOP FOUR RATING CATEGORIES BY AT LEAST ONE RATING AGENCY, (2) THE PURCHASER IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS OF, SECTION III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (3) CAN PROVIDE A CERTIFICATION OF FACTS AND OPINION OF COUNSEL (WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, TRUST OR CERTIFICATE REGISTRAR) ON WHICH THE TRUSTEE MAY CONCLUSIVELY RELY, THAT SUCH TRANSFER WILL NOT RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

      [In the case of Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

      6. The Transferee has been furnished a copy of the Private Placement Memorandum dated March 22, 2001 and has read such Private Placement Memorandum.

      7. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                    Very truly yours,



                                       _______________________________________
                                                    (Transferee)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT H

                  FORM OF PROSPECTIVE TRANSFEREE CERTIFICATE

                                                                  [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center Sixth and Marquette-MAC#N9303-121
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS)

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust,
            Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1   (the "Certificates")
                                   ------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of March 30, 2001 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

            In the case of a Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class IO Certificate, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and at the time of such transfer, the Certificates are rated in one of the top three rating categories by at least one Rating Agency, (2) is an insurance company general account that is eligible for, and satisfies all of the requirements of, Section III of Department of Labor Prohibited Transaction Class Exemption 95-60, or (3) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

            In the case of a Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (2) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.



                                       _______________________________________
                                                [Name of Transferee]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT I-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                      PURSUANT TO SECTION 5.02(d)(i)(2)


STATE OF NEW YORK_      )
                        ) ss.:
COUNTY OF NEW YORK      )

            [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

            1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the First Union Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-C1, Class [R-I, R-II] evidencing a ___% Percentage Interest in the Class to which its belongs (the "Class [R-I, R-II] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of March 1, 2001, among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank as Master Servicer and as Special Servicer and Wells Fargo Bank Minnesota, N.A..

            2. That the Owner (i) is and will be a "Permitted Transferee" as of ________, _______ and (ii) is acquiring the Class [R-I, R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, or an estate whose income is subject to federal tax income regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

            5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

            7. That the Owner's taxpayer identification number is

            8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II] Certificates and the provisions of Section
      5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II] Certificates in order to impede the assessment or collection of any tax.

            10. That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I, R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II] Certificates.

            11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II] Certificates.

            12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II] Certificates.

            13. That the Owner is not acquiring the Class [R-I, R-II] Certificates with the intent to transfer any of the Class [R-I, R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II] Certificates remain outstanding.

            14. That the Owner will, in connection with any transfer that it makes of the Class [R-I, R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

            15. That the Owner will, in connection with any transfer that it makes of any Class [R-I, R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

            16. The Owner has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal Rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

            [The Owner has computed any consideration paid to it to acquire the Class [R][LR] Certificate in accordance with the proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Owner regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Owner has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [The transfer of the Class [R][LR] Certificate complies with Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

            (i) the Owner is an "eligible corporation," as defined in Section 860L(a)(2) of the Code, as to which income from Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner within the meaning of Section 860L(g) of the Code) in excess of the $100 million and net assets in excess of $10 million;

            (iii) the Owner will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Owner determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner) that it has determined in good faith.]

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, ___.


                                       [NAME OF OWNER]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]



    _______________________________
         [Assistant] Secretary

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of _____, _____.



                                       _______________________________________
                                                    NOTARY PUBLIC



                                       COUNTY OF _____________________________
                                       STATE OF ______________________________


                                       My Commission expires the
                                       ____ day of ___________, ____.

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                      PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                  [Date]
Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette-MAC#N9303-121
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS)

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1, Class [R-I, R-II], evidencing a ____% percentage interest in the Class to which they belong

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________ (the "Transferor") to ______________________ (the "Transferee") of the
captioned Class [R-I, R-II] Certificates (the "Class [R-I, R-II] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer and as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor at the time of this transfer either (i) has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

            4. The Transferor understands that the transfer of the Class [R-I, R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the tests described above in Paragraph 3(i) or 3(ii) have been met as to any transfer.

                                    Very truly yours,



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                  [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
New York, New York  10004

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 2001 relating to First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

            The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                    Very truly yours,


                                       WELLS FARGO BANK MINNESOTA, N.A.



                                       By:____________________________________
                                          Title:______________________________



Receipt and acknowledged:
                                             Fitch, Inc.

Moody's Investors Service, Inc.


   By:  __________________________              By:  __________________________

   Title: ________________________              Title: ________________________

   Date:  ________________________              Date:  ________________________

                                   EXHIBIT J-2

             FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                                                  [Date]

Wells Fargo Bank Minnesota, N.A
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union National Bank, Series 2001-C1

Ladies & Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 2001 relating to First Union National Bank - Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer thereunder.



                                       _______________________________________



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                        FORM OF CMSA PROPERTY FILE REPORT

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                             CMSA "PROPERTY" FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "P"

-----------------------------------      -------------------------------------------------------------------------------------------

SPECIFICATION                            DESCRIPTION/COMMENTS
-----------------------------------      -------------------------------------------------------------------------------------------

Acceptable Media Types                   Magnetic Tape, Diskette, Electronic Transfer
Character Set                            ASCII
Field Delineation                        Comma
Density (Bytes-Per-Inch)                 1600 or 6250
Magnetic Tape Label                      None (unlabeled)
Magnetic Tape Blocking Factor            10285 (17 records per block)
Physical Media Label                     Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                           Factor; Record Length
Return Address Label                     Required for return of physical media (magnetic tape or diskette)




-----------------------------------------------------------------------------------------------------------------------------------
                                        FIELD            FORMAT                                                           LOAN FIELD
       FIELD NAME                       NUMBER   TYPE    EXAMPLE      DESCRIPTION/COMMENTS                                REFERENCE
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                             1      AN      XXX97001     Unique Issue Identification Mnemonic                   S1, L1
Loan ID                                    2      AN      XXX9701A     Unique Servicer Loan Number Assigned To Each
                                                                         Collateral Item In A Pool                            S3, L3
Prospectus Loan ID                         3      AN        123        Unique Identification Number Assigned To Each
                                                                         Collateral Item In The Propectus                     S4, L4
Property ID                                4      AN      1001-001     Should contain Prospectus ID and property identifier,
                                                                         e.g., 1001-001, 1000-002
Distribution Date                          5      AN      YYYYMMDD     Date Payments  Made To Certificateholders                L5
Cross-Collateralized Loan Grouping         6      AN        Text       All Loans With The Same Value Are Crossed, For
                                                                         example : "X02-1" would be populated in this field
                                                                         for all related loans, "X02-2" would be populated
                                                                         for the next group of related loans.                   S75
Property Name                              7      AN        Text                                                                S55
Property Address                           8      AN        Text                                                                S56
Property City                              9      AN        Text                                                                S57
Property State                             10     AN         FL                                                                 S58
Property Zip Code                          11     AN       30303                                                                S59
Property County                            12     AN        Text                                                                S60
Property Type Code                         13     AN         MF                                                                 S61
Year Built                                 14     AN        YYYY                                                                S64
Year Last Renovated                        15     AN        YYYY
Net Square Feet At Contribution            16   Numeric    25000       RT, IN, WH, OF, MU, OT                                   S62
# Of Units/Beds/Rooms At Contribution      17   Numeric      75        MF, MH, LO,MU, HC, SS                                    S63
Property Status                            18     AN         1         1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                                         5= Released, 6= Same as at Contribution
Allocated Percentage of Loan at
  Contribution                             19   Numeric     0.75       Issuer to allocate loan % attributable to property
                                                                         for multi-property loans
Current Allocated Percentage               20   Numeric     0.75       Maintained by servicer. If not supplied in by
                                                                         Issuer or Underwriter, use Underwritting NOI or
                                                                         NCF to calculate
Current Allocated Ending Scheduled
  Loan Amount                              21   Numeric  5900900.00    Calculation based on Current Allocated Percentage
                                                                         and Current Ending ScL7duled Principal Balance
                                                                         (L7) for associated loan.                              L7
Ground Lease (Y/S/N)                       22     AN         N         Either Y=Yes, S=Subordinate, N= No ground lease          S74
Total Reserve Balance                      23   Numeric   25000.00     For Maintenance, Repairs, & Environmental.
                                                                         (Excludes Tax & Insurance Escrows).  An amount
                                                                         should be printed if the value in Setup File
                                                                         field 77 is "Y"                                        S77
Most Recent Appraisal Date                 24     AN      YYYYMMDD                                                              L74
Most Recent Appraisal Value                25   Numeric  1000000.00                                                             L75
Date Asset Expected to Be Resolved
  or Foreclosed                            26     AN      YYYYMMDD     Could be different dates for different properties.
                                                                         If in Foreclosure - Expected Date of Foreclosure
                                                                         and if REO - Expected Sale Date.                       L79
Foreclosure Date                           27     AN      YYYYMMDD                                                              L42
REO Date                                   28     AN      YYYYMMDD                                                              L43
Most Recent Physical Occupancy             29   Numeric     0.75                                                                L71
Occupancy As of Date                       30     AN      YYYYMMDD     Typically should be the effective date of the
                                                                        Rent Roll
Date Lease Rollover Review                 31     AN      YYYYMMDD     Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months            32   Numeric     0.2        Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 13-24 months          33   Numeric     0.2        Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet expiring 25-36 months           34   Numeric     0.2        Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 37-48 months          35   Numeric     0.2        Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
% Sq. Feet  expiring 49-60 months          36   Numeric     0.2        Apply to Property Types - RT, IN, WH, OF, MU, OT         S62
Largest Tenant                             37     AN        Text       For Office, WH, Retail, Industrial, Other or Mixed
                                                                         Use, as applicable
Square Feet of Largest Tenant              38   Numeric    15000
2nd Largest Tenant                         39     AN        Text       For Office, WH, Retail, Industrial, Other or Mixed
                                                                         Use, as applicable
Square Feet of 2nd Largest Tenant          40   Numeric    15000
3rd Largest Tenant                         41     AN        Text       For Office, WH, Retail, Industrial, Other or Mixed
                                                                         Use, as applicable
Square Feet of 3rd Largest Tenant          42   Numeric    15000
Fiscal Year End Month                      43   Numeric      MM        Needed to indicate month ending for borrower's
                                                                         Fiscal Year.  For example : "12"
Contribution Financials As Of Date         44     AN      YYYYMMDD                                                              S72
Revenue At Contribution                    45   Numeric  1000000.00    Should match the prospectus if available. At the
                                                                         Property Level                                         S70
Operating Expenses At Contribution         46   Numeric  1000000.00    Should match the prospectus if available. At the
                                                                         Property Level                                         S71
NOI At Contribution                        47   Numeric  1000000.00    Should match the prospectus if available. At the
                                                                         Property Level                                         S65
DSCR (NOI) At Contribution                 48   Numeric     1.5        Should match the prospectus if available.                S66
Appraisal Value At Contribution            49   Numeric  1000000.00                                                             S67
Appraisal Date At Contribution             50     AN      YYYYMMDD                                                              S68
Physical Occupancy At Contribution         51   Numeric     0.9                                                                 S69
Date of Last Inspection                    52     AN      YYYYMMDD     Date of last physical site inspection
Preceding Fiscal Year Financial As of Date 53     AN      YYYYMMDD                                                              L58
Preceding Fiscal Year Revenue              54   Numeric  1000000.00                                                             L52
Preceding Fiscal Year Operating Expenses   55   Numeric  1000000.00                                                             L53
Preceding Fiscal Year NOI                  56   Numeric  1000000.00                                                             L54
Preceding Fiscal Yr Debt Service Amount    57   Numeric  1000000.00    Calculate using P20(percentage) to get the allocated
                                                                         amount for each property                               L55
Preceding Fiscal Year DSCR (NOI)           58   Numeric     1.3        Uses the property NOI and the allocated debt service
                                                                         amount                                                 L56
Preceding Fiscal Year Physical Occupancy   59   Numeric     0.9                                                                 L57
Second Preceding FY Financial As of Date   60     AN      YYYYMMDD                                                              L65
Second Preceding Fiscal Year Revenue       61   Numeric  1000000.00                                                             L59
Second Preceding FY Operating Expenses     62   Numeric  1000000.00                                                             L60
Second Preceding Fiscal Year NOI           63   Numeric  1000000.00                                                             L61
Second Preceding FY Debt Service Amount    64   Numeric  1000000.00    Calculate using P20(percentage) to get the allocated
                                                                         amount for each property                               L62
Second Preceding Fiscal Year DSCR (NOI)    65   Numeric     1.3        Uses the property NOI and the allocated debt service
                                                                         amount                                                 L63
Second Preceding FY Physical Occupancy     66   Numeric     0.9                                                                 L64
Property Contribution Date                 67     AN      YYYYMMDD     Date Property was contributed                            L85
Most Recent Revenue                        68   Numeric  1000000.00    Most Recent Revenue                                      L66
Most Recent Operating Expenses             69   Numeric  1000000.00    Most Recent Operating Expenses                           L67
Most Recent NOI                            70   Numeric  1000000.00    Most Recent Net Operating Income                         L68
Most Recent Debt Service Amount            71   Numeric  1000000.00    Calculate using P20(percentage) to get the allocated
                                                                         amount for each property                               L69
Most Recent DSCR (NOI)                     72   Numeric     2.55       Uses the property NOI and the allocated debt
                                                                         service amount                                         L70
Most Recent Financial As of Start Date     73     AN      YYYYMMDD     Start date used to calculate Most Recent information
                                                                         either YTD or trailng 12 months                        L72
Most Recent Financial As of End Date       74     AN      YYYYMMDD     End date used to calculate Most Recent information
                                                                         either YTD or trailing 12 months                       L73
Most Recent Financial Indicator            75     AN       T or Y      T= Trailing 12 months Y = Year to Date                   L82
NCF At Contribution                        76   Numeric  1000000.00    Net Cash Flow At Contribution.   Should match the
                                                                         prospectus if available.                               S83
DSCR (NCF) At Contribution                 77   Numeric     1.5        DSCR At Contribution using NCF to calculate.
                                                                         Should match the prospectus if available.              S84
Preceding Fiscal Year NCF                  78   Numeric  1000000.00    Preceding Fiscal Year Net Cash Flow related to
                                                                         Financial As of Date P53.                              L92
Preceding Fiscal Year DSCR (NCF)           79   Numeric     2.55       Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                         using NCF related to Financial As of Date P53.         L93
Second Preceding FY NCF                    80   Numeric  1000000.00    Second Preceding Fiscal Year Net Cash Flow related
                                                                         to Financial As of Date P60.                           L94
Second Preceding FY DSCR (NCF)             81   Numeric     2.55       Second Preceding Fiscal Year Debt Service Coverage
                                                                         Ratio using Net Cash Flow related to Financial
                                                                         As of Date P60.                                        L95
Most Recent NCF                            82   Numeric  1000000.00    Most Recent Net Cash Flow related to Financial As
                                                                         of Date P74.                                           L96
Most Recent DSCR (NCF)                     83   Numeric     2.55       Most Recent Debt Service Coverage Ratio using Net
                                                                         Cash Flow related to Financial As of Date P74.         L97
NOI/NCF Indicator                          84     AN        Text       Indicates how NOI or Net Cash Flow was calculated
                                                                         should be the same for each financial period.
                                                                         See NOI/NCF Indicator Legend.                          L90
Deferred Maintenance Flag                  85     AN         N         Either Y=Yes or N= No, Deferred Maintenance


-----------------------------------  ------------------------------------------------------------------------------------
   PROPERTY TYPES CODE                                               NOI/NCF INDICATOR
         LEGEND                                                          LEGEND
-----------------------------------  ------------------------------------------------------------------------------------
MF          Multifamily               CMSA       Calculated using CMSA standard
RT          Retail                    PSA        Calculated using a definition given in the PSA
HC          Health Care               U/W        Calculated using the underwriting method
IN          Industrial
WH          Warehouse
MH          Mobile Home Park
OF          Office
MU          Mixed Use
LO          Lodging
SS          Self Storage
OT          Other
SE          Securities

                                    EXHIBIT N

                 FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                         CSMA INVESTOR REPORTING PACKAGE
                       COMPARATIVE FINANCIAL STATUS REPORT
                          as of _______________________
                             (PROPERTY LEVEL REPORT)


Operating Information Reflected As NOI       or NCF
------------------------------------------------------------------------------

    P4         P9      P10         P52         P21          L8       P57

--------    -------  ------    ----------   ----------  -------  -----------
                                  Last        Current              Allocated
                                 Property    Allocated    Paid      Annual
 Property                       Inspection     Loan       Thru       Debt
   ID        City      State       Date       Amount      Date     Service
--------    -------  ------    ----------   ----------  -------  -----------
                                yyyymmdd

List all properties currently in deal with or without information laargest to smallest loan


This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.





Total                                           $                     $
------------------------------------------------------------------------------




Operating Information Reflected As NOI____ or NCF______
------------------------------------------------------------------------------

    P44           P51       P45                P47 OR P76        P48 OR P77
  BASE YEAR                             ORIGINAL UNDERWRITING
                                           INFORMATION
------------    -------   --------      ----------------------   -----------
  Financial
 Info as of       %         Total               $                    (1)
    Date         OCC       Revenue           NOI/NCF                DSCR
------------    -------   --------      ----------------------   -----------
 yyyymmdd

List all properties currently in deal with or without information laargest to smallest loan


This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.





Total    **      WA        $                 $                      WA
------------------------------------------------------------------------------


   P60           P66      P61         P63 OR P80         P65 OR P81
------------  -------   --------    -----------------     -----------
                       2ND PRECEDING ANNUAL OPERATING
                               INFORMATION
AS OF _____                           NORMALIZED
------------  -------   --------    -----------------     -----------

 Financial
Info as of      %         Total           $                  (1)
   Date        OCC       Revenue        NOI/NCF             DSCR
------------  -------   --------    -----------------     -----------
yyyymmdd





Total            WA        $                 $                      WA
------------------------------------------------------------------------------




      P53        P59       P54        P56 OR P78        P58 OR P79
------------  -------   --------    -----------------   -----------
              PRECEDING ANNUAL OPERATING
                     INFORMATION
AS OF______                            NORMALIZED
------------  -------   --------    -----------------   -----------

 Financial
Info as of      %         Total           $                  (1)
   Date        OCC       Revenue        NOI/NCF             DSCR
------------  -------   --------    -----------------     -----------
yyyymmdd





Total            WA        $                 $                      WA
------------------------------------------------------------------------------



   P73         P74         P30        P29       P68        P70 OR P82        P72 OR P83          (2)
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
                           MOST RECENT FINANCIAL                                              NET CHANGE
                               INFORMATION
                          *NORMALIZED OR ACTUAL                                            PRECEDING & BASIS
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
                                                                                                   %
FS Start    FS End      Occ As of      %        Total         $               (1)         %      Total     (1)
Date          Date        Date        Occ       Revenue   NOI/NCF            DSCR        Occ    Revenue   DSCR
----------  ----------  ---------  --------  ---------   -----------       -----------   ------------------------
yyyymmdd    yyyymmdd    yyyymmdd





Total            WA                             $          $                  WA         WA      $         WA
------------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
* As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                    EXHIBIT O

                            FORM OF REO STATUS REPORT

                                                  CSMA INVESTOR REPORTING PACKAGE
                                                          REO STATUS REPORT
                                                    as of _______________________
                                                       (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI       or NCF
------------------------------------------------------------------------------------------------------------------------
                                                                 P16
                                                                  or
    P4               P7             P13        P9      P10       P17       L8        P21            L37           L39
----------     ------------     ---------   --------  ------   -------   ------    -----------  -----------   ------------
                                                                                   (a)            (b)            (c)
----------     ------------     ---------   --------  -------  -------   ------    ------------  -----------   -----------
                                                                                   ALLOCATED
                                                                                     ENDING                       OTHER
                                                                 SQ FT     PAID    SCHEDULED     TOTAL P&I       Expense
PROPERTY        PROPERTY        PROPERTY      CITY     STATE      OR       THRU      LOAN         ADVANCES       ADVANCE
   ID             NAME            TYPE                           UNITS     DATE      AMOUNT      OUTSTANDING    OUTSTANDING
----------     ------------     ---------   --------  -------  -------   ------    ------------  -----------   -------------









----------------------------------------------------------------------------------------------------------------------------------
                                                                                 P58 or
                                                                                 P72/P79
      L39             L38                         L25        L11     P53 or P74    or P83        P24                       P25
  ----------     ------------     -----------   --------    ------   ----------  ----------   -----------  -----------   ----------
  (c)            (d)              (e)=a+b+c+d                                    (f)                                     (b)
  ----------     ------------     -----------   --------    -------  ----------  ----------   ------------  -----------  -----------
                                                                                                            APPRAISAL
                                                                                                              BPO OR
   OTHER                                                                                                    INTERNAL     APPRAISAL
  EXPENSE        TOTAL T&I                       CURRENT                LTM                                  VALUE         BPO OR
  ADVANCE         ADVANCE           TOTAL        MONTHLY   MATURITY    NOI/NCF   LTM DSCR     VALUATION      SOURCE       INTERNAL
OUTSTANDING     OUTSTANDING        EXPOSURE       P&I        DATE        DATE   (NOI/NCF)        DATE          (1)         VALUE
-----------     ------------     -----------   --------    -------  ----------  ----------   ------------  -----------  -----------







---------------------------------------------------------------------------------------------------------------------------------


                          L99              L77          P28              P26
  ---------------     ------------     -----------   -------------    -----------  ----------------
  (h)=(.90*g)-e
  ---------------     ------------     -----------   -------------    -----------  -----------------
                                                                        DATE
                        TOTAL                                          ASSET
  LOSS USING          APPRAISAL                           REO         EXPECTED
 90% APPR. OR         REDUCTION         TRANSFER       ACQUISITION      TO BE
   BPO (F)            REALIZED            DATE           DATE          RESOLVED         COMMENTS
  ---------------     ------------     -----------   -------------    -----------  -----------------









REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Ending
Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                    EXHIBIT P

                               FORM OF WATCH LIST

                                                  CSMA INVESTOR REPORTING PACKAGE
                                                         SERVICER WATCH LIST
                                                   AS OF _______________________
                                                        (LOAN LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF________
    S4         S55       S61     S57   S58          L7            L8        L11          L56/L93          L70/L97

PROSPECTUS  PROPERTY  PROPERTY               ENDING SCHEDULED    PAID    MATURITY  PRECEDING FISCAL YR.  MOST RECENT  COMMENT/ACTION
 LOAN ID      NAME      TYPE    CITY  STATE    LOAN BALANCE    THRU DATE   DATE       DSCR NOI/NCF      DSCR NOI/NCF   TO BE TAKEN
----------  --------  --------  ----  -----  ----------------  --------- --------  -------------------- ------------  --------------

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information. Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.



Total:                                      $

                                    EXHIBIT Q

                      FORM OF DELINQUENT LOAN STATUS REPORT

                                                  CSMA INVESTOR REPORTING PACKAGE
                                                   DELINQUENT LOAN STATUS REPORT
                                                   AS OF _______________________
                                                        (LOAN LEVEL REPORT)

Operating Information Reflected As NOI       or NCF

      S4          S55       S61     S57   S58   S62 OR S63     L8             L7                 L37                  L39
                                                                       (a)               (b)                   (c)
-------------  --------  --------  ----  -----  ----------  ---------  ----------------  --------------------  -------------------
     LOAN      PROPERTY  PROPERTY               SQ FT OR      PAID     ENDING SCHEDULED       TOTAL P&I          Other Expense
PROSPECTUS ID    NAME      TYPE    CITY  STATE    UNITS     THRU DATE    LOAN BALANCE    ADVANCES OUTSTANDING  ADVANCE OUTSTANDING
-------------  --------  --------  ----  -----  ----------  ---------  ----------------  --------------------  -------------------
LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

                                                                                                       L54 OR      L56 OR
                      L38                             L25           L10          L11     L58 OR L73  L68/L92 OR  L70/L93 OR
               (d)                   (e)=a+b+c+d                                                         L96         L97
-------------  --------------------  -----------  -----------  -------------  --------  -----------  ----------  ----------
     LOAN         TOTAL T & I            Total      Current       Current     Maturity  LTM NOI/NCF      LTM      LTM DSCR
PROSPECTUS ID  ADVANCES OUTSTANDING    EXPOSURE   MONTHLY P&I  Interest Rate    Date        Date       NOI/NCF    (NOI/NCF)
-------------  --------------------  -----------  -----------  -------------  --------  -----------  ----------  ----------
LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER


                  L74           L75                                  L99            L77                L79               L76
                          (f)                  (.90*f) - e
-------------  ---------  ----------------  ----------------  ------------------  --------  -------------------------  ---------
     LOAN      VALUATION  APPRAISAL BPO OR   LOSS USING 90%     TOTAL APPRAISAL   TRANSFER   DATE ASSET EXPECTED TO     WORKOUT
PROSPECTUS ID     DATE    INTERNAL VALUE**  APPR. OR BPO (F)  REDUCTION REALIZED    DATE    BE RESOLVED OR FORECLOSED  STRATEGY*
-------------  ---------  ----------------  ----------------  ------------------  --------  -------------------------  ---------

     Loan
Prospectus ID  Comments
-------------  --------
LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL -
In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale,
BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                                    EXHIBIT R

                 FORM OF HISTORICAL LOAN MODIFICATION REPORT


                                                  CSMA INVESTOR REPORTING PACKAGE
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                    as of _______________________
                                                         (LOAN LEVEL REPORT)



     S4          S57       S58        L49                      L48              L7*           L7*             L50*
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              BALANCE
                                                 EXTENSION                     WHEN
                                       MOD/         PER         EFFECTIVE     SENT TO      BALANCE AT THE                  # MTHS
 PROSPECTUS                        EXTENSION      DOCS OR       DATE OF        SPECIAL    EFFECTIVE DATE OF    OLD        FOR RATE
    ID         CITY      STATE        FLAG       SERVICER     MODIFICATION     SERVICER     MODIFICATION       RATE        CHANGE
-----------  --------  ---------  -----------   -----------   -------------   ---------   ------------------  -------   -----------


THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.



-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:





     L50*        L25*      L25*       L11*        L11*                          L47
--------------------------------------------------------------------------------------------------------------------------
                                                                                              (2) EST.
                                                                                              FUTURE
                                                                                              INTEREST
                                                                TOTAL #           (1)         LOSS TO
                                                                MTHS FOR       REALIZED       TRUST $
    NEW                    NEW         OLD          NEW         CHANGE          LOSS TO       (RATAE
    RATE     OLD P&I       P&I       MATURITY     MATURITY      OF MOD          TRUST $      REDUCTION)         COMMENT
-----------  --------    ---------  -----------   -----------   ------------  ---------   ------------------  -------------



THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.



--------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:



---------------------------------------------------------------------------------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.
   Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                    EXHIBIT S

                      FORM OF HISTORICAL LIQUIDATION REPORT


                                                  CSMA INVESTOR REPORTING PACKAGE
                                                    HISTORICAL LIQUIDATION REPORT
                                             (REO-SOLD, DISCOUNTED PAYOFF or NOTE SALE)
                                                    as of _______________________
                                                         (LOAN LEVEL REPORT)



     S4          S55       S61        S57         S58                          L75       L29                            L45
                                                             (c) = b/a        (a)                        (b)            (d)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                EFFECTIVE                  EFFECTIVE                    NET AMT
 PROSPECTUS  PROPERTY  PROPERTY                                 DATE OF        PRICE        DATE OF         SALES       RECEIVED
   LOAN ID     NAME      TYPE        CITY        STATE         LIQUIDATION     SALES      LIQUIDATION       PRICE       FROM SALE
-----------  --------  ---------  -----------   -----------   -------------   ---------   -------------   ---------   -----------





-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:

Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------




  L7        L37           L39+L38                            L47
                                               (i)=d-
 (e)        (f)           (g)         (h)      (f+g+h)       (k)                      (m)                  (n)=k+m      (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                          TOTAL
                           T&I                                                                   DATE OF
             TOTAL      AND OTHER                                        DATE                    MINOR
ENDING        P&I        EXPENSE     SERVICING                            LOSS                    ADJ       TOTAL LOSS   LOSS % OF
SCHEDULED   ADVANCE      ADVANCE       FEES         NET      REALIZED    PASSED     MINOR ADJ    PASSED       WITH       SCHEDULED
BALANCE   OUTSTANDING   OUTSTANDING   EXPENSE     PROCEEDS    LOSS        THRU       TO TRUST     THRU      ADJUSTMENT    BALANCE
--------  ----------- -------------  -----------  --------  ---------   ---------  ----------   ---------  -----------   ---------






-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------




(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer .

                                    EXHIBIT T

                        FORM OF NOI ADJUSTMENT WORKSHEET

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Gross Potential Rent (2)
     Less: Vacancy Loss
                        OR
  Base Rent (2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                           For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

(3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled Loan Balance/Paid to Date     Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds        Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)          specify annual/per unit...
 Year of Operations
 Occupancy Rate (physical)
 Occupancy Date
 Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED      NOTES
                                --------    ----------     ----------      -----
  Statement Classification
  Gross Potential Rent (2)                                                 Include Pad/RV rent
     Less: Vacancy Loss
                       OR
  Base Rent (2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                             Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $ amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 as of MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)         specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Daily Rate
  Rev per Av. Room

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

DEPARTMENTAL REVENUE: (2)

(2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
 DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME

   Capital Expenditures
   Extraordinary Capital Expenditures
  TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)

NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date    Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds       Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit, etc. (1)        specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                          YYYY                                      NOTES
                                BORROWER
  Statement Classification       ACTUAL     ADJUSTMENT     NORMALIZED
                                --------    ----------     ----------
  Gross Potential Rent (2)
   Less: Vacancy Loss
                     OR
  Private Pay (2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

EFFECTIVE GROSS INCOME

(2) Use either Gross Potential (with Vacancy Loss) or Private
    Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

  OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
 TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (i.e.. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME:  Comments

EXPENSE:  Comments

CAPITAL ITEMS:  Comments

                                    EXHIBIT U

                 FORM OF OPERATING STATEMENT ANALYSIS REPORT

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /XX  VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy Loss
                      OR
  Base Rent (3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
*TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Gross Potential Rent (3)
     Less: Vacancy Loss
                      OR
  Base Rent (3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
(3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/Debt Service)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
 PROSPECTUS ID
 Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
 Property Name
 Property Type
 Property Address, City, State
 Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
 Year Built/Year Renovated
 Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
 Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
 Occupancy Rate (physical)
 Occupancy Date
 Average Daily Rate
 Rev per Av. Room

(1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

*DEPARTMENTAL REVENUE

(2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
 DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  *NET OPERATING INCOME

    Capital Expenditures
    Extraordinary Capital Expenditures
   TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                            Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                specify annual/per unit...
  Year of Operations                             UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY    MM/DD/YY
                                                 ------------    --------    --------    --------    --------
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

(1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                   (prcdng yr  (prcdng yr
  Number of Mos. Covered                                                                                   to base)   to 2nd prcdng)
  Period Ended                  UNDERWRITING  3RD PRECEDING  2ND PRECEDING    PRECEDING YR.    TTM/YTD(2)  YYYY-U/W    YYYY-YYYY
  Statement Classification(yr)    BASE LINE                                (fm NOI Adj Sheet) AS OF / /    VARIANCE    VARIANCE
                                ------------  -------------  ------------- ------------------ -----------  ---------  -------------
  Room Revenue
  Gross Potential Rent (3)
   Less: Vacancy Loss
                      OR
  Private Pay (3)
  Medicare/Medicaid

  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME

(2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.

(3) Use either Gross Potential (with Vacancy Loss) or
    Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
 TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

     REVENUE LEGEND
GPR  Gross Potential Rent        x            x           x          x           x           x           x                   x
VAC  Vacancy Loss                x            x           x          x           x           x           x                   x
BR   Base Rent                   x            x           x          x           x           x           x
ER   Expense Reimbursements                               x          x           x           x
PR   Percentage Rent                                                 x                       x
LV   Laundry/Vending Income      x            x
PI   Parking Income              x                        x          x                       x
OI   Other Income                x            x           x          x           x           x           x          x        x
RMRV Room Revenue                                                                                                   x
FBV  Food & Bev Revenues                                                                                            x
TLRV Telephone Revenue                                                                                              x        x
ODR  Other Departmental Revenue                                                                                     x
PRI  Private Pay                                                                                                             x
MED  Medicare/Medicaid Revenues                                                                                              x
NUR  Nursing/Medical Income                                                                                                  x
MLS  Meals Income                                                                                                            x

REVENUE LINE ITEMS
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Application Fees                OI           OI           OI         OI         OI          OI          OI       ********* *********
Bad Debt                     ELIMINATE    ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE  ELIMINATE    ELIMINATE ELIMINATE
Base Rent                       BR           BR           BR         BR         BR          BR          BR       ********* *********
Beverage Revenue              *********   *********    *********  *********  *********   *********   *********     FBV     *********
Box & Lock Sales              *********   *********    *********  *********  *********   *********      OI       ********* *********
Cable                           OI           OI        *********  *********  *********   *********   *********   ********* *********
CAM                           *********   *********       ER         ER      *********      ER       *********   ********* *********
Club House Rental               OI           OI        *********  *********  *********   *********   *********   ********* *********
Concessions                     VAC          VAC          VAC        VAC        VAC         VAC         VAC      *********    VAC
Employee Rent                   BR           BR        *********  *********  *********   *********   *********   ********* *********
Escalation Income             *********      BR           BR         BR         BR          BR          BR       ********* *********
Food & Beverage Revenues      *********   *********    *********  *********  *********   *********   *********     FBV        MLS
Forfeited Security Deposits     OI           OI           OI         OI         OI          OI          OI         OI         OI
Gain on Sale                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Garage                          PI           PI           PI         PI      *********      PI       *********     OI         OI
Gross Potential Rent            GPR          GPR          GPR        GPR        GPR         GPR         GPR      *********    GPR
Gross Rent                      BR           BR           BR         BR         BR          BR          BR       ********* *********
Insurance Proceeds            ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Interest Income               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Laundry                         LV           LV        *********     OI      *********      OI       *********   ********* *********
Laundry/Vending                 LV           LV        *********     OI      *********      OI       *********   ********* *********
Meals Income                  *********   *********    *********  *********  *********   *********   *********   *********    MLS
Medicare/Medicaid Revenues    *********   *********    *********  *********  *********   *********   *********   *********    MED
Miscellaneous Income            OI           OI           OI         OI         OI          OI          OI         OI         OI
Mobile Home Sales             *********   ELIMINATE    *********  *********  *********   *********   *********   ********* *********
NSF Fees                        OI           OI           OI         OI         OI          OI          OI         OI         OI
Nursing/Medical               *********   *********    *********  *********  *********   *********   *********   *********    NUR
Other Departmental Revenues   *********   *********    *********  *********  *********   *********   *********     ODR     *********
Other Income                    OI           OI           OI         OI         OI          OI          OI         OI         OI
Pad Rental                    *********      BR        *********  *********  *********   *********   *********   ********* *********
Parking Income                  PI           PI           PI         PI         OI          PI          OI         OI         OI
Past Tenants Rent             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Percentage Rent               *********   *********    *********     PR      *********      PR       *********   ********* *********
Prepaid Rent                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Private Pay                   *********   *********    *********  *********  *********   *********   *********   *********    PRI
Reimbursments                   OI           OI           ER         ER         ER          ER       *********   ********* *********
Rent                            BR           BR           BR         BR         BR          BR          BR       ********* *********
Rent Loss                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ELIMINATE ELIMINATE
Rent on Park Owned Homes      *********      BR        *********  *********  *********   *********   *********   ********* *********
Room Revenue                  *********   *********    *********  *********  *********   *********   *********     RMRV    *********
Sales                           OI           OI           OI         OI      *********   *********   *********   ********* *********
Security Deposits Collected   ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Security Deposits Returned    ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE   ********* *********
Storage                         OI           OI           OI         OI         OI          OI          OI       ********* *********
Tax Reimb                     *********   *********       ER         ER         ER          ER       *********   ********* *********
Telephone Commissions         *********   *********    *********  *********  *********   *********   *********     TLRV    *********
Telephone Revenue             *********   *********    *********  *********  *********   *********   *********     TLRV    *********
Temporary Tenants               OI           OI           OI         OI         OI          OI          OI       ********* *********
Utilities                     *********   ********        ER         ER         ER          ER       *********   ********* *********
Vacancy Loss                    VAC          VAC          VAC        VAC        VAC         VAC         VAC        VAC        VAC
Vending                         LV           LV           OI         OI         OI          OI          OI         OI         OI

                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CONT'D)

                                                                            COMMERCIAl
                                                                            ----------
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------

       EXPENSE LEGEND
RET    Real Estate Taxes           x            x           x          x           x           x           x          x        x
PINS   Property Insurance          x            x           x          x           x           x           x          x        x
UTL    Utilities                   x            x           x          x           x           x           x          x        x
R&M    Repairs and Maintenance     x            x           x          x           x           x           x          x        x
FFEE   Franchise Fees                                                                                                 x
JAN    Janitorial                                           x          x           x           x
MFEE   Management Fees             x            x           x          x           x           x           x          x        x
P&B    Payroll & Benefits          x            x           x          x           x           x           x          x        x
A&M    Advertising & Marketing     x            x           x          x           x           x           x          x        x
PFEE   Professional Fees           x            x           x          x           x           x           x          x        x
G&A    General and Administrative  x            x           x          x           x           x           x          x        x
OEXP   Other Expenses              x            x           x          x           x           x           x          x        x
GDR    Ground Rent                 x            x           x          x           x           x           x          x        x
RMSE   Room Expense (Departmental)
RMSHK  Room Expense - Housekeeping                                                                                             x
F&B    Food & Beverage (Departmental)                                                                                 x
MLSE   Meals Expense                                                                                                           x
DTEL   Telephone (Departmental)                                                                                       x
ODE    Other Departmental Expense                           x          x           x           x           x
LC     Leasing Commissions                                  x          x           x           x           x
TI     Tenant Improvements
CAPEX  Capital Expenditures        x            x           x          x           x           x           x          x        x
ECAPEX Extraordinary Capital       x            x           x          x           x           x           x          x        x
         Expenditures

EXPENSE LINE ITEMS
                                                                            COMMERCIAl
                                                                            ----------
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
401K                            P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Accounting Fees                 PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Administrative Fee              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advalorem Tax                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Advertising                     A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Advertising & Marketing         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Alarm System                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Amortization                 ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Ancillary Expense               OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Answering Service               G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Apartment Finder/Guide          A&M      *********    *********  *********  *********   *********   *********    ********* *********
Asset Management Fees           MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Auto Repairs                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Bad Debt                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Bank Charges                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Banners                         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Bonuses                         P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Bookkeeping Fees                PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Brochures                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Business License                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Cable                           G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
CAM                             R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Capital Expenditures           CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Cleaning                        R&M          R&M          JAN        JAN        JAN         JAN         R&M        R&M       RMSHK
Commissions                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Computer Repairs                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Contract Work                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Courtesy Patrol                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Credit Card Fees             *********   *********    *********  *********  *********   *********   *********      G&A     *********
Credit Check                    G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Depreciation                 ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Education                       G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Electrical                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Electricity                     UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Elevator                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Employee Benefits               P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Employee Insurance              P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Entertainment                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Eviction Expense                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Extraordinary Capital          ECAPEX      ECAPEX       ECAPEX     ECAPEX     ECAPEX      ECAPEX      ECAPEX     ECAPEX      ECAPEX
  Expenditures
Exterminating Service           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
FF & E Reserve                 CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
FICA                            P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Financing Fees               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Flood Insurance                 PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS


                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CON'T)

EXPENSE LINE ITEMS
(CONTINUED)
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Floor Covering Replacement      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Food & Beverage Expense       *********   *********    *********  *********  *********   *********   *********     F&B     *********
  (Departmental)
Franchise Fees                *********   *********    *********  *********  *********   *********   *********     FFEE    *********
Freight & Shipping              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Gas                             UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
General & Administrative        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Ground Rent                     GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Hazard Liability                PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Health Benefits                 P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
HVAC                            R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Insurance                       PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Interest                     ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Janitorial                      R&M          R&M          JAN        JAN        JAN        JAN      *********    *********   RMSHK
Land Lease                      GDR          GDR          GDR        GDR        GDR         GDR         GDR        GDR        GDR
Landscaping (Exterior)          R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Landscaping/Plants (Interior)   R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Leased Equipment                G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Leasing Comissions           *********   *********        LC         LC         LC          LC          LC       ********* *********
Leasing Office Expense          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Legal Fees                      PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Licenses                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Life Insurance               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Life Safety                     G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Loan Principal               ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Locks/Keys                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Maid Service                    R&M          R&M          JAN        JAN        JAN         JAN     *********    *********   RMSHK
Make Ready                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Management Fees                 MFEE         MFEE         MFEE       MFEE       MFEE        MFEE        MFEE       MFEE       MFEE
Manager Salaries                P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Marketing                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Meals Expense                *********   *********    *********  *********  *********   *********   *********      FMB        MLSE
Mechanical                      R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Media Commissions               A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Mileage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Miscellaneous                   OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Miscellaneous G & A             G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Model Apartment                 G&A      *********    *********  *********  *********   *********
Newspaper                       A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Office Supplies                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Other Departmental Expense   *********   *********    *********  *********  *********   *********   *********      ODE     *********
Other Expenses                  OEXP         OEXP         OEXP       OEXP       OEXP        OEXP        OEXP       OEXP       OEXP
Owners Draw                  ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Painting                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Parking Lot                     R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Partnership Fees             ELIMINATE   ELIMINATE    ELIMINATE  ELIMINATE  ELIMINATE   ELIMINATE   ELIMINATE    ELIMINATE ELIMINATE
Payroll & Benefits              P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Payroll Taxes                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Permits                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Personal Property Taxes         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Pest Control                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Plumbing                        R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Pool                            R&M          R&M      *********  *********  *********       R&M     *********      R&M        R&M
Postage                         G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Printing                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Professional Fees               PFEE         PFEE         PFEE       PFEE       PFEE        PFEE        PFEE       PFEE       PFEE
Promotions                      A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Property Insurance              PINS         PINS         PINS       PINS       PINS        PINS        PINS       PINS       PINS
Real Estate Taxes               RET          RET          RET        RET        RET         RET         RET        RET        RET
Repair Escrow                  CAPEX        CAPEX        CAPEX      CAPEX      CAPEX       CAPEX       CAPEX      CAPEX      CAPEX
Repairs & Maintenance           R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Room Expense (Departmental)   *********   *********    *********  *********  *********   *********   *********     RMSE    *********
Room Expense-Housekeeping     *********   *********    *********  *********  *********   *********   *********     RMSE    ***RMSHK*
Rubbish Removal                 R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Salaries                        P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Scavenger                       R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Security                        G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Sewer                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Signage                         A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M
Snow Removal                    R&M          R&M          R&M        R&M        R&M         R&M         R&M        R&M        R&M
Subscriptions/Dues              G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Telephone                       G&A          G&A          G&A        G&A        G&A         G&A         G&A      *********    G&A
Telephone (Departmental)      *********   *********    *********  *********  *********   *********   *********     DTEL    *********
Temporary Help                  P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B

                         CMSA INVESTOR REPORTING PACKAGE
                          MASTER CODING MATRIX (CON'T)

EXPENSE LINE ITEMS
(CONTINUED)
                                                                            COMMERCIAl
                                                                            ----------
                            MULTI FAMILY MULTI FAMILY COMMERCIAL COMMERCIAL INDUSTRIAL/  COMMERCIAL COMMERCIAL   LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
                            MULTI FAMILY MOBILE HOME   OFFICE     RETAIL     WAREHOUSE    MIXED USE SELF STORAGE LODGING HEALTH CARE
                            ------------ ------------ ---------- ---------- -----------  ---------- ------------ ------- -----------
Tenant Improvements           *********   ********        TI         TI         TI          TI          TI       ********* *********
Trash Removal                   UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Travel                          G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Turnover                        R&M          R&M          TI         TI         TI          TI          TI       *********    R&M
Unemployment Insurance          P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Uniform Service                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Utilities                       UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Utility Vehicle                 G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Vehicle Lease                   G&A          G&A          G&A        G&A        G&A         G&A         G&A        G&A        G&A
Water                           UTL          UTL          UTL        UTL        UTL         UTL         UTL        UTL        UTL
Worker's Comp                   P&B          P&B          P&B        P&B        P&B         P&B         P&B        P&B        P&B
Yellow Pages                    A&M          A&M          A&M        A&M        A&M         A&M         A&M        A&M        A&M

                                    EXHIBIT V

                FORM OF INTERIM DELINQUENT LOAN STATUS REPORT

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of ______________
                              (Loan Level Report)


           --------------------------------------------------------


               S4             L8
           ----------    ------------     -------------------------
              LOAN           PAID
           PROSPECTUS        THRU                 COMMENTS
               ID            DATE
           ----------    ------------     -------------------------

           Loan(s) Delinquent as of Month End

                                    EXHIBIT W

                        FORM OF CMSA PERIODIC UPDATE FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                        CMSA "LOAN PERIODIC" UPDATE FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"

----------------------------------------------    ---------------------------------------------------------------------------------

SPECIFICATION                                     DESCRIPTION/COMMENTS
----------------------------------------------    ---------------------------------------------------------------------------------
Acceptable Media Types                            Magnetic Tape, Diskette, Electronic Transfer
Character Set                                     ASCII
Field Delineation                                 Comma
Density (Bytes-Per-Inch)                          1600 or 6250
Magnetic Tape Label                               None (unlabeled)
Magnetic Tape Blocking Factor                     10285 (17 records per block)
Physical Media Label                              Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                    Blocking Factor; Record Length
Return Address Label                              Required for return of physical media (magnetic tape or diskette)
----------------------------------------------    ---------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                FIELD                 FORMAT
       FIELD NAME                               NUMBER   TYPE         EXAMPLE        DESCRIPTION/COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                     1      AN         XXX97001      Unique Issue Identification Mnemonic
Group Id                                           2      AN         XXX9701A      Unique Identification Number Assigned To Each
                                                                                     Loan Group Within An Issue
Loan Id                                            3      AN      00000000012345   Unique Servicer Loan Number Assigned To Each
                                                                                     Collateral Item In A Pool
Prospectus Loan Id                                 4      AN           123         Unique Identification Number Assigned To Each
                                                                                     Collateral Item In The Prospectus
Distribution Date                                  5      AN         YYYYMMDD      Date Payments  Made To Certificateholders
Current Beginning Scheduled Balance                6    Numeric     100000.00      Outstanding Sched Prin Bal at Beginning of
                                                                                     current period that is part of the trust
Current Ending Scheduled  Balance                  7    Numeric     100000.00      Outstanding Sched Prin Bal at End of current
                                                                                     period that is part of the trust
Paid To Date                                       8      AN         YYYYMMDD      Date loan is paid through. One frequency < the
                                                                                     date the loan is due for next payment
Current Index Rate                                 9    Numeric        0.09        Index Rate Used In The Determination Of The
                                                                                     Current Period Gross Interest Rate
Current Note Rate                                 10    Numeric        0.09        Annualized Gross Rate Applicable To Calculate
                                                                                     The Current Period Scheduled Interest
Maturity Date                                     11      AN         YYYYMMDD      Date Collateral Is Scheduled To Make Its Final
                                                                                     Payment
Servicer and Trustee Fee Rate                     12    Numeric      0.00025       Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                             13    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 2                             14    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 3                             15    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 4                             16    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Fee Rate/Strip Rate 5                             17    Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                                     Rate = Net Rate
Net Rate                                          18    Numeric       0.0947       Annualized Interest Rate Applicable To Calculate
                                                                                     The Current Period Remittance Int.
Next Index Rate                                   19    Numeric        0.09        Index Rate Used In The Determination Of The Next
                                                                                     Period Gross Interest Rate
Next Note Rate                                    20    Numeric        0.09        Annualized Gross Interest Rate Applicable To Calc
                                                                                     Of The Next Period Sch. Interest
Next Rate Adjustment Date                         21      AN         YYYYMMDD      Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                      22      AN         YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled To
                                                                                     Change
Scheduled Interest Amount                         23    Numeric      1000.00       Scheduled Gross Interest Payment Due For The
                                                                                     Current Period that goes to the trust
Scheduled Principal Amount                        24    Numeric      1000.00       Scheduled Principal Payment Due For The Current
                                                                                     Period that goes to the trust
Total Scheduled P&I Due                           25    Numeric      1000.00       Scheduled Principal & Interest Payment Due For
                                                                                     Current Period for the trust
Neg am/Deferred Interest Amount                   26    Numeric      1000.00       Negative Amortization/Deferred Interest Amount
                                                                                     Due For The Current Period
Unscheduled Principal Collections                 27    Numeric      1000.00       Unscheduled Payments Of Principal Received During
                                                                                     The Related Collection Period
Other Principal Adjustments                       28    Numeric      1000.00       Unscheduled Principal Adjustments For The Related
                                                                                     Collection Period
Liquidation/Prepayment Date                       29      AN         YYYYMMDD      Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd                30    Numeric      1000.00       Additional Payment Req'd From Borrower Due To
                                                                                     Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)            31    Numeric      1000.00       Interest Shortfall or Excess as calculated by
                                                                                     Servicer per the Trust documents
Liquidation/Prepayment Code                       32    Numeric         1          See Liquidation/Prepayment Codes Legend
Most Recent ASER Amount                           33    Numeric      1000.00       Appraisal Subordinated Entitlement Reduction -
                                                                                     The difference between a full advance and the
                                                                                     reduced advance is the ASER or as defined in
                                                                                     the Trust documents
Blank                                             34      AN          Blank        Left blank on purpose. (Note: was previously Most
                                                                                     Recent ASER Date. Field not considered
                                                                                     applicable to ASER.)
Cumulative ASER Amount                            35    Numeric      1000.00       Cumulative Appraisal Subordinated Entitlement
                                                                                     Reduction
Actual Balance                                    36    Numeric     100000.00      Outstanding Actual Principal Balance At The End
                                                                                     Of The Current Period
Total P&I Advance Outstanding                     37    Numeric      1000.00       Outstanding P&I Advances At The End Of The
                                                                                     Current Period
Total T&I Advance Outstanding                     38    Numeric      1000.00       Outstanding Taxes & Insurance Advances At The End
                                                                                     Of The Current Period
Other Expense Advance Outstanding                 39    Numeric      1000.00       Other Outstanding Advances At The End Of The
                                                                                     Current Period
Status of Loan                                    40      AN            1          See Status Of Loan Legend
In Bankruptcy                                     41      AN            Y          Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                                     Else "N")
Foreclosure Date                                  42      AN         YYYYMMDD      P27 -  If Multiple properties have the same date
                                                                                     then print that date otherwise leave empty
REO Date                                          43      AN         YYYYMMDD      P28 -  If Multiple properties have the same date
                                                                                     then print that date otherwise leave empty
Bankruptcy Date                                   44      AN         YYYYMMDD      Date Of Bankruptcy
Net Proceeds Received on Liquidation              45    Numeric     100000.00      Net Proceeds Rec'd On Liquidation To Be Remitted
                                                                                     to the Trust per the Trust Documents
Liquidation Expense                               46    Numeric     100000.00      Expenses Associated With The Liq'n To Be Netted
                                                                                     from the Trust per the Trust Documents
Realized Loss to Trust                            47    Numeric      10000.00      Liquidation Balance Less Net Liquidation Proceeds
                                                                                     Received (as defined in Trust documents)
Date of Last Modification                         48      AN         YYYYMMDD      Date Loan Was Modified
Modification Code                                 49    Numeric         1          See Modification Codes Legend
Modified Note Rate                                50    Numeric        0.09        Note Rate Loan Modified To
Modified Payment Rate                             51    Numeric        0.09        Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                     52    Numeric      1000.00       P54 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year Operating Expenses          53    Numeric      1000.00       P55 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year NOI                         54    Numeric      1000.00       P56 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year Debt Svc Amount             55    Numeric      1000.00       P57 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Preceding Fiscal Year DSCR (NOI)                  56    Numeric        2.55        P58 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Preceding
                                                                                      Fiscal Yr Debt Svc Cvrge Ratio using NOI
Preceding Fiscal Year Physical Occupancy          57    Numeric        0.85        P59 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Preceding Fiscal Year Financial As of Date        58      AN         YYYYMMDD      P53 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Second Preceding Fiscal Year Revenue              59    Numeric      1000.00       P61 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year Operating Expenses   60    Numeric      1000.00       P62 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year NOI                  61    Numeric      1000.00       P63 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year Debt Service Amount  62    Numeric      1000.00       P64 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NOI)           63    Numeric        2.55        P65 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Second
                                                                                     Preceding Fiscal Year Debt Service Coverage
                                                                                     Ratio using NOI
Second Preceding Fiscal Year Physical Occupancy   64    Numeric        0.85        P66 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Second Preceding Fiscal Year Financial As of Date 65      AN         YYYYMMDD      P60 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Revenue                               66    Numeric      1000.00       P68 - If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent Operating Expenses                    67    Numeric      1000.00       P69 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent NOI                                   68    Numeric      1000.00       P70 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent Debt Service Amount                   69    Numeric      1000.00       P71 -  If Multiple properties then sum the value,
                                                                                     if missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Most Recent DSCR (NOI)                            70    Numeric        2.55        P72 - If Multiple properties populate using the
                                                                                     "DSCR Indicator Legend" rule.   Most Recent
                                                                                     Debt Service Coverage Ratio using NOI
Most Recent Physical Occupancy                    71    Numeric        0.85        P29 - If Multiple properties, Use weighted
                                                                                     average by using the calculation [ Current
                                                                                     Allocated % (Prop) * Occupancy (Oper) ] for
                                                                                     each Property, if missing any then leave empty
Most Recent Financial As of Start Date            72      AN         YYYYMMDD      P73 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Financial As of End Date              73      AN         YYYYMMDD      P74 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Appraisal Date                        74      AN         YYYYMMDD      P24 - If Multiple properties and all the same
                                                                                     then print the date, if missing any then leave
                                                                                     empty
Most Recent Appraisal Value                       75    Numeric     100000.00      P25 - If Multiple properties then sum the value,
                                                                                     if missing any then leave empty
Workout Strategy Code                             76    Numeric         1          See Workout Strategy Codes Legend
Most Recent Special Servicer Transfer Date        77      AN         YYYYMMDD      Date Transferred To The Special Servicer
Most Recent Master Servicer Return Date           78      AN         YYYYMMDD      Date Returned To The Master Servicer or Primary
                                                                                     Servicer
Date Asset Expected to Be Resolved or Foreclosed  79      AN         YYYYMMDD      P26 - If Multiple properties then print the
                                                                                     latest date from the affiliated properties.
                                                                                     If in Foreclosure - Expected Date of
                                                                                     Foreclosure and if REO - Expected Sale Date.
Blank                                             80      AN          Blank        Left blank on purpose. (Note : was previously
                                                                                     Year Renovated.  Use the Property File field
                                                                                     15 instead)
Current Hyper Amortizing Date                     81      AN         YYYYMMDD      S79 - Current Anticipated Repayment Date.  Date
                                                                                     will be the same as setup file unless the loan
                                                                                     is modified and a new date assigned
Most Recent Financial Indicator                   82      AN          T or Y       P75 - T= Trailing 12 months Y = Year to Date,
                                                                                     Check Start & End Date Applies to field L66 to
                                                                                     L73.  If Multiple properties and all the same
                                                                                     then print the value, if missing any or if the
                                                                                     values are not the same, then leave empty
Last Setup Change Date                            83      AN         YYYYMMDD      S82 - Distribution Date that information changed
                                                                                    last in the setup file by loan
Last Loan Contribution Date                       84      AN         YYYYMMDD      Date the loan was contributed
Last Property Contribution Date                   85      AN         YYYYMMDD      P67 - Date the latest property or properties were
                                                                                     contributed.  For Multiple properties print the
latest date from the affiliated properties
Number of Properties                              86    Numeric       13.00        S54 - The Number of Properties Underlying the
                                                                                     Mortgage Loan
Preceding Year DSCR Indicator                     87      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
Second Preceding Year DSCR Indicator              88      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
Most Recent  DSCR Indicator                       89      AN           Text        Flag used to explain how the DSCR was calculated
                                                                                     when there are multiple properties.  See DSCR
                                                                                     Indicator Legend.
NOI/NCF Indicator                                 90      AN           Text        Indicates how NOI or Net Cash Flow was calculated
                                                                                     should be the same for each financial period.
                                                                                     See NOI/NCF Indicator Legend. P84 - If Multiple
                                                                                     Properties and all the same then print value,
                                                                                     if missing any or if the values are not the
                                                                                     same, then leave empty.
Date of Assumption                                91      AN         YYYYMMDD      Date the loan last assumed by a new borrower-
                                                                                     empty if never assumed
Preceding Fiscal Year NCF                         92    Numeric      1000.00       P78 - Preceding Fiscal Year Net Cash Flow related
                                                                                     to Financial As of Date L58.  If Multiple
                                                                                     properties then sum the value, if missing any
                                                                                     then populate using the "DSCR Indicator Legend"
                                                                                     rule
Preceding Fiscal Year DSCR (NCF)                  93    Numeric        2.55        P79 - Preceding Fiscal Yr Debt Service Coverage
                                                                                     Ratio using NCF related to Financial As of Date
                                                                                     L58.   If Multiple properties populate using
                                                                                     the "DSCR Indicator Legend" rule.
Second Preceding Fiscal Year NCF                  94    Numeric      1000.00       P80 - Second Preceding Fiscal Year Net Cash Flow
                                                                                     related to Financial As of Date L65.   If
                                                                                     Multiple properties then sum the value, if
                                                                                     missing any then populate using the "DSCR
                                                                                     Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NCF)           95    Numeric        2.55        P81 - Second Preceding Fiscal Year Debt Service
                                                                                     Coverage Ratio using Net Cash Flow related to
                                                                                     Financial As of Date L65.   If Multiple
                                                                                     properties populate using the "DSCR Indicator
                                                                                     Legend" rule.
Most Recent NCF                                   96    Numeric      1000.00       P82 - Most Recent Net Cash Flow related to
                                                                                     Financial As of Ending Date L73.   If Multiple
                                                                                     properties then sum the value, if missing any
                                                                                     then populate using the "DSCR Indicator Legend"
                                                                                     rule
Most Recent DSCR (NCF)                            97    Numeric      1000.00       P83 - Most Recent Debt Service Coverage Ratio
                                                                                     using Net Cash Flow related to Financial As of
                                                                                     Ending Date L73.  If Multiple properties
                                                                                     populate using the "DSCR Indicator Legend"
                                                                                     rule.
Defeasance Status                                 98      AN           Text        See Defeasance Status Legend
ARA Amount                                        99    Numeric      1000.00       Appraisal Reduction Amount - Excess of the
                                                                                     principal balance over the defined appraisal
                                                                                      % or as defined in the trust documents
ARA Date                                         100      AN         YYYYMMDD      Date of appraisal used to calculate ARA
Credit Tenant Lease                              101      AN            Y          S87 - Y=Yes,  N=No

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                        CMSA "LOAN PERIODIC" UPDATE FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "L"




-----------------------------------------
        WORKOUT STRATEGY CODE
               LEGEND
-----------------------------------------

 1   Modification
 2   Foreclosure
 3   Bankruptcy
 4   Extension
 5   Note Sale
 6   DPO
 7   REO
 8   Resolved
 9   Pending Return to Master Servicer
10   Deed In Lieu Of Foreclosure
11   Full Payoff
12   Reps and Warranties
13   Other or TBD
------------------------------------------

------------------------------------------
      LIQUIDATION/PREPAYMENT CODE
                 LEGEND
 -----------------------------------------
 1   Partial Liq'n (Curtailment)
 2   Payoff Prior To Maturity
 3   Disposition
 4   Repurchase/ Substitution
 5   Full Payoff At Maturity
 6   DPO
 7   Liquidation
 8   Payoff w/ penalty
 9   Payoff w/ yield Maintenance
10   Curtailment w/ Penalty
11   Curtailment w/ Yield Maintenance
------------------------------------------

------------------------------------------
           DEFEASANCE STATUS
               LEGEND
------------------------------------------
P     Partial Defeasance
F     Full Defeasance
N     No Defeasance Occurred
X     Defeasance not Allowable
------------------------------------------

--------------------------------------------------------------------------------
                             STATUS OF MORTGAGE LOAN
                                     LEGEND
--------------------------------------------------------------------------------

     A             Payment Not Received But Still In Grace Period
     B             Late Payment But Less Than 30 days Delinquent
     0             Current
     1             30-59 Days Delinquent
     2             60-89 Days Delinquent
     3             90+ Days Delinquent
     4             Assumed Scheduled Payment (Performing Matured Balloon)
     7             Foreclosure
     9             REO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MODIFICATION CODE
                                     LEGEND
--------------------------------------------------------------------------------
     1             Maturity Date Extension
     2             Amortization Change
     3             Principal Write-Off
     4             Combination
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SCR INDICATOR
                                     LEGEND
--------------------------------------------------------------------------------
     P             Partial - Not all properties received financials, servicer to leave empty
     A             Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
     F             Full - All Statements Collected for all properties
     W             Worst Case - Not all properties received financials, servicer allocates 100% of Debt Service to all properties where financials are received.
     N             None Collected - no financials were received
     C             Consolidated - All properties reported on one "rolled up"
                     financial from the borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NOI/NCF INDICATOR
                                     LEGEND
--------------------------------------------------------------------------------
      CMSA         Calculated using CMSA standard
      PSA          Calculated using a definition given in the PSA
      U/W          Calculated using the underwriting method
--------------------------------------------------------------------------------

                                   EXHIBIT X-1

              FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER


                                                                  [Date]

Wells Fargo Bank Minnesota, N.A.
7485 New Horizon Way
Frederick, Maryland 21703
Facsimile:  (301) 846-8195
Telephone:  (301) 815-6600
Attention:  Corporate Trust Services (CMBS)

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1

            In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc. as depositor (the "Depositor"), First Union National Bank, as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"), with respect to the First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner of the Class ____ Certificates.

            2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       _______________________________________
                                               BENEFICIAL HOLDER OF A
                                                     CERTIFICATE



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Phone:______________________________

                                   EXHIBIT X-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE

                                                                  [Date]
Wells Fargo Bank Minnesota, N.A.
7485 New Horizon Way
Frederick, Maryland 21703
Facsimile:  (301) 846-8195
Telephone:  (301) 815-6600
Attention:  Corporate Trust Services (CMBS) - CTS Link Customer Service

      Re: First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates,
            Series 2001-C1   (the "Certificates")
                                   ------------

            In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (in such capacity, the "Trustee"), with respect to the First Union National Bank--Bank of America, N.A. Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is contemplating an investment in the Class __ Certificates.

            2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       _______________________________________
                                               [PROSPECTIVE PURCHASER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Phone:______________________________

                                    EXHIBIT Y

                          FORM OF CMSA BOND FILE REPORT



                                                                            CSSA

                                                                   BOND LEVEL FILE LAYOUT
                                                     BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS

                                                                   VERSION 1.0 (12/31/98)


--------------------------------------- ------------------  ------------  ----------------------------------------------------------
                                                              FORMAT
             FIELD NAME                      #   TYPE         EXAMPLE                           DESCRIPTION/COMMENTS
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
Character Set                                 ASCII
Field Delineation                             Comma
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
-------------------------------------------  -------------  ------------  ----------------------------------------------------------
Transaction Id                                 1     AN        XXX97001   Unique Issue Identification Mnemonic (Consistent With CSSA
                                                                            Periodic Loan File)
Distribution Date                              2     AN        YYYYMMDD   Date Payments  Made To Certificateholders
Record Date                                    3     AN        YYYYMMDD   Date Class Must Be Held As Of To Be Considered Holder Of
                                                                            Record
Class Name/Class Id                            4     AN             A-1   Unique Class Identification Mnemonic
Cusip                                          5     AN       999999AA1   Cusip # (Null If No Cusip Exists)
Original Balance                               6  Numeric    1000000.00   The Class Balance At Inception Of The Issue
Notional Flag                                  7     AN               Y   "Y" For Notional
Beginning Balance                              8  Numeric     100000.00   The Outstanding Principal Balance Of The Class At The
                                                                            Beginning Of The Current Period
Scheduled Principal                            9  Numeric       1000.00   The Scheduled Principal Paid
Unscheduled Principal                         10  Numeric       1000.00   The Unscheduled Principal Paid
Total Principal Distribution                  11  Numeric       1000.00   Total Principal Payment Made
Deferred Interest                             12  Numeric       1000.00   Any Interest Added To The Class Balance Including Negative
                                                                            Amortization
Realized Loss (Gain)                          13  Numeric       1000.00   The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses                    14  Numeric     100000.00   Realized Losses Allocated Cumulative-To-Date.
Ending Balance                                15  Numeric       1000.00   Outstanding Principal Balance Of The Class At The End Of
                                                                            The Current Period
Current Index Rate                            16  Numeric         0.055   The Current Index Rate Applicable To The Calculation Of
                                                                            Current Period Remittance Interest Rate
Current Remittance Rate / Pass-Through Rate   17  Numeric         0.075   Annualized Interest Rate Applicable To The Calculation Of
                                                                            Current Period Remittance Interest
Accrual Method                                18  Numeric             1   1=30/360, 2=Actual/365, 3=Actual/360,4=Actual/Actual,
                                                                            5=Actual/366
Current Accrual Days                          19  Numeric            30   The Number Of Accrual Days Applicable To The Calculation
                                                                            Of Current Period Remittance Interest
Interest Accrued                              20  Numeric       1000.00   The Amount Of Accrued Interest
Prepayment Penalty/Premium Allocation         21  Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation                  22  Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Distribution                   23  Numeric       1000.00   Other Specific Additions To Interest
Prepayment Interest Shortfall                 24  Numeric       1000.00   Total Interest Adjustments For PPIS
Appraisal Reduction Allocation                25  Numeric       1000.00   Total Current Appraisal Reduction Allocated
Other Interest Shortfall                      26  Numeric       1000.00   Total Interest Adjustments Other Than PPIS
Total Interest Distribution                   27  Numeric       1000.00   The Total Interest Payment Made
Cumulative Appraisal Reduction                28  Numeric       1000.00   Total Cumulative Appraisal Reduction Allocated
Cummualtive Prepayment Penalty/Premium
  Allocation                                  29  Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated To Date
CummualtiveYield Maintenance Allocation       30  Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated To
                                                                            Date
Beginning Unpaid Interest Balance             31  Numeric       1000.00   Outstanding Interest Shortfall At The Beginning Of The
                                                                            Current Period
Ending Unpaid Interest Balance                32  Numeric       1000.00   Outstanding Interest Shortfall At The End Of The Current
                                                                            Period
DCR - Original Rating                         33     AN             AAA   The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating                      34     AN             AAA   The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from Rating Agency     35     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Duff & Phelps
Fitch - Orignal Rating                        36     AN             AAA   The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating                    37     AN             AAA   The Most Recent Rating Of The Class By Fitch
Fitch - Date Transmitted from Rating Agency   38     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Fitch
Moody's - Original Rating                     39     AN             AAA   The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating                  40     AN             AAA   The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from Rating
  Agency                                      41     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Moody's
Standard & Poors - Original Rating            42     AN             AAA   The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent Rating         43     AN             AAA   The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date Transmitted from
  Rating Agency                               44     AN        YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To
                                                                            The Trustee By Standard & Poors
-------------------------------------------  -------------  ------------  ----------------------------------------------------------

                                    EXHIBIT Z

                      FORM OF CMSA COLLATERAL SUMMARY FILE


                                                                          CSSA

                                                             COLLATERAL SUMMARY FILE LAYOUT
                                             COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE

                                                                 VERSION 1.0 (12/31/98)



---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
                                         PERIODIC
                                         FIELD                     FORMAT
             FIELD NAME                  REFERENCE # #   TYPE      EXAMPLE                       DESCRIPTION/COMMENTS
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
Character Set                                            ASCII
Field Delineation                                        Comma
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------
Transaction Id                                        1    AN      XXX97001    Unique Issue Identification Mnemonic
Group Id                                              2    AN      XXX97001    Unique Identification Number Assigned To Each Loan
                                                                                 Group Within An Issue
Distribution Date                                     3    AN      YYYYMMDD    Date Payments  Made To Certificateholders
Original Loan Count                                   4  Numeric     100       Number of loans at time of securitization
Ending current period loan count                      5  Numeric      99       Number of loans at end of current period
Ending current period collateral balance    7         6  Numeric  1000000.00   Aggregate scheduled balance of loans at end of
                                                                                 current period
1 month Delinquent - number                           7  Numeric      1        Number of loans one month delinquent
1 month Delinquent - scheduled balance                8  Numeric   1000.00     Scheduled principal balance of loans one month
                                                                                 delinquent
2 months Delinquent - number                          9  Numeric      1        Number of loans two months delinquent
2 months Delinquent - scheduled balance              10  Numeric   1000.00     Scheduled principal balance of loans two months
                                                                                 delinquent
3 months Delinquent - number                         11  Numeric      1        Number of loans three months delinquent
3 months Delinquent - scheduled balance              12  Numeric   1000.00     Scheduled principal balance of loans three months
                                                                                 delinquent
Foreclosure - number                                 13  Numeric      1        Number of loans in foreclosure - overrides loans in
                                                                                 delinquency
Foreclosure - scheduled balance                      14  Numeric   1000.00     Scheduled principal balance of loans in foreclosure -
                                                                                 overrides loans in delinquency
REO - number                                         15  Numeric      1        Number of REOs - overrides loans in delinquency or
                                                                                 foreclosure
REO - scheduled balance                              16  Numeric   1000.00     Book value of REOs - overrrides loans in delinquency
                                                                                 or foreclosure
Specially serviced - number                          17  Numeric      1        Number of specially serviced loans - includes loans
                                                                                 in delinquency, foreclosure, REO
Specially serviced - scheduled balance               18  Numeric   1000.00     Scheduled principal of Specially Serviced loans
In Bankruptcy - number                               19  Numeric      1        Number of loans in bankruptcy - included in
                                                                                 delinquency aging category
In Bankruptcy - scheduled balance                    20  Numeric   1000.00     Scheduled principal balance of loans in bankruptcy -
                                                                                 included in delinquency aging category
Prepaid loans - number                               21  Numeric      1        Number of prepayments in full for the current period
Prepaid loans - principal                            22  Numeric   1000.00     Principal balance of loans prepaid in full for the
                                                                                 current period.
Total unscheduled principal               27+28      23  Numeric   1000.00     Includes prepayments in full, partial pre-payments,
                                                                                 curtailments in the current period
Total Penalty for the period                         24  Numeric   1000.00     The aggregate prepayment or yield maintenance
                                                                                 penalties on the loans for the period.
Current realized losses (gains)            47        25  Numeric   1000.00     Realized losses (gain) in the current period
Cumulative realized losses                           26  Numeric   1000.00     Cumulative realized losses
Appraisal Reduction Amount                 33        27  Numeric   1000.00     Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction             35        28  Numeric   1000.00     Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding              37        29  Numeric   1000.00     Outstanding P&I Advances At The End Of The Current
                                                                                 Period
Total T&I Advance Outstanding              38        30  Numeric   1000.00     Outstanding Taxes & Insurance Advances At The End Of
                                                                                 The Current Period
Other Expense Advance Outstanding          39        31  Numeric   1000.00     Other Outstanding Advances At The End Of The Current
                                                                                 Period
Reserve Balances                                     32  Numeric   1000.00     Balance of cash or equivalent reserve accounts
                                                                                 pledged as credit enhancement
LOC Balances                                         33  Numeric   1000.00     Balance of letter of credit reserve accounts pledged
                                                                                 as credit enhancement
Amortization WAM                                     34  Numeric     333       Weighted average maturity based on amortization term
Maturity WAM                                         35  Numeric     333       Weighted average maturity based on term to maturity
Calculated WAC                                       36  Numeric    0.105      Weighted average coupon used to calculate gross
                                                                                 interest
---------------------------------------- ----------- ----------- ------------ ------------------------------------------------------

                                   EXHIBIT AA

                        FORM OF UPDATED COLLECTION REPORT

Servicer
First Union 2001-C1

                                     EXHIBIT

For the Collection Period Ending:
Master Servicer Remittance Date
UPDATED COLLECTION REPORT

----------------------------------------------------------------------------------------------------------------------------
Primary       Prospectus   Primary    Scheduled   Scheduled     Current     Current     Paid To         Updated    Primary
Servicer ID   Loan         Loan       Principal   Interest      Principal   Interest    Date at         Paid To    Servicer
              Number       Number     Amount      Amount        Advance     Advance     Determination   Date       Fees
----------------------------------------------------------------------------------------------------------------------------











TABLE (continued)
-----------------------------------------------------------
Primary        Sub        Master      Retained Net Advance
Servicer ID    Servicer   Servicer    Fees
               Fees       Fees
-----------------------------------------------------------

                                   EXHIBIT BB

                           FORM OF CMSA FINANCIAL FILE

                       CMSA FINANCIAL FILE SPECIFICATIONS

--------------------------------------------------------------------------------
                                  RECORD LAYOUT
--------------------------------------------------------------------------------

Fields:     Trans ID           From CMSA Loan Setup File, Field #1
            Loan #             From CMSA Property File, Field #2
            Property Seq #     001 - 999
            YYYYMM             Financial Statement Beginning Date
            YYYYMM             Financial Statement Ending Date
            Data Type          See attached values
            Stmt Type          See attached values
            Category Code      See attached values
            Amount             Example : 999999.99 (Enter as an Absolute Value)
--------------------------------------------------------------------------------
Key:        Trans ID
            Loan #
            Property Seq #
            YYYYMM             Financial Statement Ending Date
            Data Type
            Statement Type
            Category Code
--------------------------------------------------------------------------------

                      SAMPLE ASCII PRESENTATION (PREFERRED)

--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99

--------------------------------------------------------------------------------
                         SAMPLE SPREADSHEET PRESENTATION
--------------------------------------------------------------------------------
                          BEGIN     ENDING   DATA  STMT
TRANS ID  LOAN #  PROP #  YYYYMM    YYYYMM   TYPE  TYPE   CATEGORY    AMOUNT
--------------------------------------------------------------------------------

XX97D4    12768-34  001    199901    199903   YTD   NOR    010GROSRNT  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    020VACANCY  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    030BASERNT  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    160OTHERIN  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    310RETAXES  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    320PROPINS  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    330UTILITI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    340REPAIRS  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    350JANITOR  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    370MANAGEM  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    380PAYROLL  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    390MARKETI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    410GENERAL  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    440OTHEREX  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    500TENANTI  999999.99
XX97D4    12768-34  001    199901    199903   YTD   NOR    510CAPEX    999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    010GROSRNT  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    020VACANCY  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    030BASERNT  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    160OTHERIN  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    310RETAXES  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    320PROPINS  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    330UTILITI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    340REPAIRS  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    350JANITOR  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    370MANAGEM  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    380PAYROLL  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    390MARKETI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    410GENERAL  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    440OTHEREX  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    500TENANTI  999999.99
XX97D4    12768-34  002    199901    199903   YTD   NOR    510CAPEX    999999.99


                                              CMSA FINANCIAL FILE CATEGORY CODE MATRIX

            ------------------------------------------------------------------------------------------------------
                                                                                 Property Type
                                                                                 -------------

                Code/                                                         Multi-       Health
              Sort Order              Description             Commercial      family        Care        Lodging

            ------------------------------------------------------------------------------------------------------



  INCOME

           010GROSRNT       Gross Potential Rent                  o              o            o
           020VACANCY       Less: Vacancy/Collection Loss         o              o            o
           030BASERNT       Base Rent                             o              o
           040EXPREMB       Expense Reimbursement                 o
           050PCTRENT       Percentage Rent                       o
           060ROOMREV       Room Revenue                                                                    o
           070FOODBEV       Food & Beverage Revenues                                                        o
           080PHONE         Telephone Revenue                                                               o
           090OTHDREV       Other Departmental Revenue                                                      o
           100PVTPAY        Private Pay                                                       o
           110MEDCARE       Medicare/Medicaid                                                 o
           120NURSING       Nursing/Medical Income                                            o
           130MEALS         Meals Income                                                      o
           140LAUNDRY       Laundry/Vending Income                               o
           150PARKING       Parking Income                        o              o
           160OTHERIN       Other Income                          o              o            o             o

EXPENSES

           270ROOMS         Room (Department)                                                               o
           280FOODBEV       Food & Beverage (Departmental)                                                  o
           290PHONE         Telephone Expenses (Departmental)                                               o
           300OTHDEPT       Other Dept. Expenses                                                            o
           310RETAXES       Real Estate Taxes                     o              o            o             o
           320PROPINS       Property Insurance                    o              o            o             o
           330UTILITI       Utilities                             o              o            o             o
           340REPAIRS       Repairs and Maintenance               o              o            o             o
           350JANITOR       Janitorial                            o
           360FRANCHI       Franchise Fee                                                                   o
           370MANAGEM       Management Fees                       o              o            o             o
           380PAYROLL       Payroll & Benefits                    o              o            o             o
           390MARKETI       Advertising & Marketing               o              o            o             o
           400PROFESS       Professional Fees                     o              o            o             o
           410GENERAL       General and Administrative            o              o            o             o
           420ROOMS         Room Expense - Housekeeping                                        o
           430MEALS         Meal expense                                                      o
           440OTHEREX       Other Expenses                        o              o            o             o
           450GROUNDR       Ground Rent                           o              o            o             o

RESRV &
CAPEX

           490LEASING       Leasing Commissions                   o
           500TENANTI       Tenant Improvements                   o
           510CAPEX         Capital Expenditures                  o              o            o             o
           520EXCAPEX       Extraordinary Capital Expenditures    o              o            o             o


                 --------------------------------------------------------------
                                   DATA TYPES
                 --------------------------------------------------------------
                 YTD        Current Year - Year to Date
                  AN        Annual (prior 12 months' data fiscal year - audited)
                  TR        Trailing 12 months' data
                  UB        Underwriting Base Line

                 --------------------------------------------------------------
                                 STATEMENT TYPES
                 --------------------------------------------------------------
                 BOR        Borrower's Statement (as submitted)
                 ADJ        Adjustments to Borrower's Statement
                 NOR        Normalized Statement (to CMSA format)

                                   EXHIBIT CC

                          FORM OF CMSA LOAN SETUP FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                             CMSA "LOAN SETUP" FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

-----------------------------------      -------------------------------------------------------------------------------------------

SPECIFICATION                            DESCRIPTION/COMMENTS
-----------------------------------      -------------------------------------------------------------------------------------------

Acceptable Media Types                   Magnetic Tape, Diskette, Electronic Transfer
Character Set                            ASCII
Field Delineation                        Comma
Density (Bytes-Per-Inch)                 1600 or 6250
Magnetic Tape Label                      None (unlabeled)
Magnetic Tape Blocking Factor            10285 (17 records per block)
Physical Media Label                     Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                           Factor; Record Length
Return Address Label                     Required for return of physical media (magnetic tape or diskette)


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                              FIELD             FORMAT
       FIELD NAME             NUMBER  TYPE      EXAMPLE        DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                   1     AN       XXX97001      Unique Issue Identification Mnemonic
Group Id                         2     AN       XXX9701A      Unique Indentification Number Assigned To Each Loan Group Within
                                                                An Issue
Loan Id                          3     AN    00000000012345   Unique Servicer Loan Number Number Assigned To Each Collateral Item
                                                                In A Pool
Prospectus Loan Id               4     AN         123         Unique Identification Number Assigned To Each Collateral Item In
                                                                The Prospectus
Original Note Amount             5   Numeric   1000000.00     The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan            6   Numeric      240         Original Number Of Months Until Maturity Of Loan
Original Amortization Term       7   Numeric      360         Original Number Of Months Loan Amortized Over
Original Note Rate               8   Numeric     0.095        The Note Rate At Inception Of The Note
Original Payment Rate            9   Numeric     0.095        Original Rate Payment Calculated On
First Loan Payment Due Date     10     AN       YYYYMMDD      First Payment Date On The Mortgage Loan
Grace Days Allowed              11   Numeric      10          Number Of Days From Due Date Borrower Is Permitted To Remit Payment
Interest Only (Y/N)             12     AN          Y          Y=Yes, N=No
Balloon (Y/N)                   13     AN          Y          Y=Yes, N=No
Interest Rate Type              14   Numeric       1          1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code    15   Numeric       1          1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366,
                                                                6=Simple, 7=78's
Interest in Arrears (Y/N)       16     AN          Y          Y=Yes, N=No
Payment Type Code               17   Numeric       1          See Payment Type Code Legend
Prepayment Lock-out End Date    18     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid
Yield Maintenance End Date      19     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid Without Yield Maintenance
Prepayment Premium End Date     20     AN       YYYYMMDD      Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description    21     AN         Text        Should reflect the information in Annex A or use the format of LO(36),
                                                                YM(28), 7(12), O(3). If manually derived, the Cutoff Date should be the start date for period counting.
ARM Index Code                  22     AN          A          See Arm Index Code Legend
First Rate Adjustment Date      23     AN       YYYYMMDD      Date Note Rate Originally Changed
First Payment Adjustment Date   24     AN       YYYYMMDD      Date Payment Originally Changed
ARM Margin                      25   Numeric      0.025       Rate Added To Index Used In The Determination Of The Gross Interest
                                                                Rate
Lifetime Rate Cap               26   Numeric      0.15        Maximum Rate That The Borrower Must Pay On An Arm Loan Per The
                                                                Loan Agreement
Lifetime Rate Floor             27   Numeric      0.05        Minimum Rate That The Borrower Must Pay On An Arm Loan Per The
                                                                Loan Agreement
Periodic Rate Increase Limit    28   Numeric      0.02        Maximum Periodic Increase To The Note Rate Allowed Per The Loan
                                                                Agreement
Periodic Rate Decrease Limit    29   Numeric      0.02        Minimum Periodic Decrease To The Note Rate Allowed Per The Loan
                                                                Agreement
Periodic Pay Adjustment Max-%   30   Numeric      0.03        Max Periodic % Increase To The P&I Payment Allowed Per The Loan
                                                                Agreement
Periodic Pay Adjustment Max-$   31   Numeric     5000.00      Max Periodic Dollar Increase To The P&I Payment Allowed Per The Loan
                                                                Agreement
Payment Frequency               32   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency            33   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Pay Reset Frequency             34   Numeric       1          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Rounding Code                   35   Numeric       1          Rounding Method For Sum Of Index Plus Margin (See Rounding Code
                                                                Legend)
Rounding Increment              36   Numeric     0.00125      Used In Conjunction With Rounding Code
Index Look Back In Days         37   Numeric      45          Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization
  Allowed (Y/N)                 38     AN          Y          Y=Yes, N=No
Max Neg Allowed (% Of Orig Bal) 39   Numeric     0.075        Max Lifetime % Increase to the Original Balance Allowed Per The Loan
                                                                Agreement
Maximum Negate Allowed ($)      40   Numeric    25000.00      Max Lifetime Dollar Increase to the Original Balance Allowed Per
                                                                The Loan Agreement
Remaining Term At Contribution  41   Numeric      240         Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amort Term At
  Contribution                  42   Numeric      360         Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Contribution   43     AN       YYYYMMDD      The Scheduled Maturity Date Of The Mortgage Loan At Contribution
Scheduled Principal Balance
  At Contribution               44   Numeric   1000000.00     The Scheduled Principal Balance Of The Mortgage Loan At Contribution
Note Rate At Contribution       45   Numeric      0.095       Cutoff Annualized Gross Interest Rate Applicable To The Calculation
                                                                Of Scheduled Interest
Servicer And Trustee Fee Rate   46   Numeric     0.00025      Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1         47   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 2         48   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 3         49   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                               Net Rate
Fee Rate / Strip Rate 4         50   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Fee Rate / Strip Rate 5         51   Numeric     0.00001      Cutoff Annualized Fee/Strip Netted Against Current Note Rate =
                                                                Net Rate
Net Rate At Contribution        52   Numeric     0.0947       Cutoff Annualized Interest Rate Applicable To The Calculation Of
                                                                Remittance Interest
Periodic P&I Payment At
  Contribution                  53   Numeric     3000.00      The Periodic Scheduled Principal & Interest Payment at Contribution
# Of Properties at
  Contribution                  54   Numeric       13         L86 - The Number Of Properties Underlying The Mortgage Loan
Property Name                   55     AN         Text        P7 - If Multiple properties print "Various"
Property Address                56     AN         Text        P8 - If Multiple properties print "Various"
Property City                   57     AN         Text        P9 - If Multiple properties have the same city then print the city, otherwise print "Various".  Missing information print "Incomplete"
Property State                  58     AN         Text        P10 - If Multiple properties have the same state then print the state, otherwise print "XX" to represent various. Missing information print
                                                                "ZZ"
Property Zip Code               59     AN         Text        P11 - If Multiple properties have the same zip code then print the zip code, otherwise print "Various". Missing information print
                                                                "Incomplete"
Property County                 60     AN         Text        P12 - If Multiple properties have the same county then print the county, otherwise print "Various". Missing information print
                                                                "Incomplete"
Property Type Code              61     AN          MF         P13 -  If Multiple properties have the same property type code then print the property code, otherwise print "XX" to represent various.
                                                                Missing information print "ZZ"
Net Square Feet At Contribution 62   Numeric     25000        P16 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
# Of Units/Beds/Rooms At
  Contribution                  63   Numeric       75         P17 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
Year Built                      64     AN         YYYY        P14 - If Multiple properties have the same Year Built then print Year
                                                                Built else leave empty
NOI At Contribution             65   Numeric    100000.00     P47 - If Multiple properties sum the values, if missing any then
                                                                populate using the "DSCR Indicator Legend" rule.   Should match
                                                                the prospectus if available.
DSCR (NOI) At Contribution      66   Numeric      2.11        P48 - If Multiple properties populate using the "DSCR Indicator
                                                                Legend" rule. DSCR At Contribution using NOI.   Should match the
                                                                prospectus if available.
Appraisal Value At Contribution 67   Numeric   1000000.00     P49 -  If Multiple properties sum the values , if missing any then leave empty
Appraisal Date At Contribution  68     AN       YYYYMMDD      P50 - If Multiple properties and all the same then print the date, if missing any then leave empty
Physical Occupancy At
  Contribution                  69   Numeric      0.88        P51 -  If Multiple properties, Use weighted average by using the calculation [ Current Allocated % (Prop) * Occupancy (Oper) ] for
                                                                each Property, if missing one then leave empty
Revenue At Contribution         70   Numeric   100000.00      P45 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule.  Should match the prospectus if available.
Operating Expenses At
  Contribution                  71   Numeric   100000.00      P46 -  If Multiple properties then sum the value, if missing any then
                                                                populate using the "DSCR Indicator Legend" rule.   Should match
                                                                the prospectus if available.
Contribution Financials
  As Of Date                    72     AN       YYYYMMDD      P44 - If Multiple properties and all the same then print the date, if missing any then leave empty
Recourse (Y/N)                  73     AN          Y          Y=Yes,  N=No
Ground Lease (Y/S/N)            74     AN          Y          Y=Yes, S=Subordinate, N= No ground lease, P22 - If Multiple properties and any one property is "Y" or "S" print  "Y"
Cross-Collateralized Loan
  Grouping                      75     AN        Text         P6 - All Loans With The Same Value Are Crossed, For example : "X02-1"
                                                                would be populated in this field for all related loans, "X02-2"
                                                                would be populated for the next group of related loans.
Collection Of Escrows (Y/N)     76     AN          Y          Y=Yes,  N=No  -  Referring to Taxes and Insurance
Collection Of Other
  Reserves (Y/N)                77     AN          Y          Y=Yes,  N=No -  Referring to Reserves other than Taxes and Insurance.
                                                                If any property has a value > 0 in P23,  this field should be "Y"
Lien Position At Contribution   78   Numeric       1          1=First, 2=Second...
Hyper Amortizing Begin Date     79     AN       YYYYMMDD      L81 - Date used to track Anticipated Repayment Date Loans
Defeasance Option Start Date    80     AN       YYYYMMDD      Date loan can start defeasance
Defeasance Option End Date      81     AN       YYYYMMDD      Date that defeasance ends
Last Setup Change Date          82     AN       YYYYMMDD      L83 - Distribution Date that the information was last changed by loan
NCF At Contribution             83   Numeric    100000.00     P76 - If Multiple properties sum the values, if missing any then populate using the "DSCR Indicator Legend" rule.  Net Cash Flow At
                                                                Contribution.   Should match the prospectus if available.
DSCR (NCF) At Contribution      84   Numeric     2.11         P77 - If Multiple properties populate using the "DSCR Indicator
                                                                Legend" rule. DSCR At Contribution using NCF to calculate.  Should match the prospectus if available.
DSCR Indicator at Contribution  85     AN        Text         Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
Loan Contributor to
  Securitization                86     AN        Text         Name of entity ultimately responsible for the reps and warranties of the loan contributed
Credit Tenant Lease             87     AN          Y          L101 - Y=Yes,  N=No


                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION

                             CMSA "LOAN SETUP" FILE

                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"



---------------------------------------------------------------------     ----------------------------------------------------------
ROUNDING CODE                                                                                    ARM INDEX CODE
  LEGEND                                                                                             LEGEND
---------------------------------------------------------------------     ----------------------------------------------------------

    1                       Unrounded                                       A      11 FHLB COFI  (1 Month)
    2                       Nearest Percentage Increment                    B      11 FHLB COFI  (6 Month)
    3                       Up To Nearest Percentage Increment              C      1 Year CMT Weekly Average Treasury
    4                       Down To Nearest Percentage Increment            D      3 Year CMT Weekly Average Treasury
---------------------------------------------------------------------       E      5 Year CMT Weekly Average Treasury
                                                                            F      Wall Street Journal Prime Rate
---------------------------------------------------------------------       G      1 Month LIBOR
           PROPERTY TYPES CODE                                              H      3 Month LIBOR
                  LEGEND                                                    I      6 Month LIBOR
---------------------------------------------------------------------       J      National Mortgage Index Rate
    MF                      Multifamily                                            All Others Use Short Text Description
    RT                      Retail                                         ---------------------------------------------------------
    HC                      Health Care
    IN                      Industrial
    WH                      Warehouse                                      ---------------------------------------------------------
    MH                      Mobile Home Park                                                    PAYMENT TYPE CODE
    OF                      Office                                                                   LEGEND
    MU                      Mixed Use                                      ---------------------------------------------------------
    LO                      Lodging                                         1       Fully Amortizing
    SS                      Self Storage                                    2       Amortizing Balloon
    OT                      Other                                           3       Interest Only / Balloon
    SE                      Securities                                      4       Interest Only / Amortizing
                                                                            5       Interest Only / Amortizing / Balloon
                                                                            6       Principal Only
                                                                            7       Hyper-Amortization
                                                                            9       Other
                                                                           ---------------------------------------------------------


                                                                           ---------------------------------------------------------

                                                                                                 DSCR INDICATOR
                                                                                                     LEGEND
                                                                           ---------------------------------------------------------
                                                                            P      Partial - Not all properties received financials,
                                                                                     servicer to leave empty
                                                                            A      Average - Not all properties received financials,
                                                                                      servicer allocates Debt Service only to
                                                                                      properties where financials are received.
                                                                            F      Full - All Statements Collected for all
                                                                                     properties
                                                                            W      Worst Case - Not all properties received
                                                                                     financials, servicer allocates 100% of Debt
                                                                                     Service to all properties where financials are
                                                                                     received.
                                                                            N      None Collected - no financials were received
                                                                            C      Consolidated-All properties reported on 1
                                                                                     "rolled up" financial from the borrower